Exhibit 4.26

Dated 9 November 2018

US$180,500,000

TERM LOAN FACILITY

LAERTIS MARINE LLC

TELEMACHUS MARINE LLC

PENELOPE MARINE LLC

as joint and several Borrowers

and Hedge Guarantors

and

POSEIDON CONTAINERS HOLDINGS LLC

ODYSSIA CONTAINERS HOLDINGS LLC

K&T MARINE LLC

as Guarantors

and

DEUTSCHE BANK AG, LONDON BRANCH

as Arranger

and

WILMINGTON TRUST (LONDON) LIMITED

as Facility Agent

and

WILMINGTON TRUST (LONDON) LIMITED

as Security Agent

FACILITY AGREEMENT

relating to

the refinancing of certain existing indebtedness

secured on m.v. “UASC AL KHOR”, “ANTHEA Y” and “MAIRA XL”

Index

Clause		Page
Section 1 Interpretation		3
1	Definitions and Interpretation	3
Section 2 The Facility		34
2	The Facility	34
3	Purpose	35
4	Conditions of Utilisation	35
Section 3 Utilisation		37
5	Utilisation	37
Section 4 Repayment, Prepayment and Cancellation		39
6	Repayment	39
7	Prepayment and Cancellation	41
Section 5 Costs of Utilisation		46
8	Interest	46
9	Interest Periods	49
10	Changes to the Calculation of Interest	50
11	Fees	52
Section 6 Additional Payment Obligations		53
12	Tax Gross Up and Indemnities	53
13	Increased Costs	57
14	Other Indemnities	59
15	Mitigation by the Finance Parties	62
16	Costs and Expenses	63
Section 7 Guarantees and Joint and Several Liability of Borrowers		64
17	Guarantee and Indemnity	64
18	Joint and Several Liability of the Borrowers	67
19	Guarantee and Indemnity – Hedge Guarantors	68
Section 8 Representations, Undertakings and Events of Default		72
20	Representations	72
21	Information Undertakings	81
22	Financial Covenants	85
23	General Undertakings	88
24	Insurance Undertakings	98
25	General Ship Undertakings	104
26	Security Cover	110
27	Accounts, application of Earnings and Hedge Receipts	112
28	Events of Default	115
Section 9 Changes to Parties		121
29	Changes to the Lenders and hedge counterparties	121
30	Changes to the Obligors	126
Section 10 The Finance Parties		128
31	The Facility Agent, the Arranger and the Reference Banks	128
32	The Security Agent	139
33	Conduct of Business by the Finance Parties	154
34	Sharing among the Finance Parties	155
Section 11 Administration		157
35	Payment Mechanics	157

36	Set-Off	160
37	Bail-In and Brexit	161
38	Notices	161
39	Calculations and Certificates	164
40	Partial Invalidity	164
41	Remedies and Waivers	164
42	Settlement or Discharge Conditional	164
43	Irrevocable Payment	164
44	Amendments and Waivers	165
45	Confidential Information	168
46	Confidentiality of Funding Rates and Reference Bank Quotations	172
47	Counterparts	174
Section 12 Governing Law and Enforcement		175
48	Governing Law	175
49	Enforcement	175

Schedules

Schedule 1 The Parties		176
	Part A The Obligors	176
	Part B The Original Lenders	178
	Part C The Servicing Parties	179
Schedule 2 Conditions Precedent		180
	Part A Conditions Precedent to Initial Utilisation Request	180
	Part B Conditions Precedent to Utilisation	183
Schedule 3 Requests		185
	Part A Utilisation Request	185
	Part B Selection Notice	187
Schedule 4 Form of Transfer Certificate		188
Schedule 5 Form of Assignment Agreement		190
Schedule 6 Form of Compliance Certificate		193
Schedule 7 Details of the Ships		194
Schedule 8 Form of hedge counterparty accesion letter		195
Schedule 9 Timetables		196

Execution

Execution Pages		197

THIS AGREEMENT is made on 9 November 2018

PARTIES

(1)

LAERTIS MARINE LLC, a limited liability company formed in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands as a borrower (“Borrower A”)

(2)

TELEMACHUS MARINE LLC, a limited liability company formed in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands as a borrower (“Borrower B”)

(3)

PENELOPE MARINE LLC, a limited liability company formed in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands as a borrower (“Borrower C”)

(4)

POSEIDON CONTAINERS HOLDINGS LLC, a limited liability company formed in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Islands, Majuro, Marshall Islands, MH96960 each a guarantor (the “Guarantor A”)

(5)

ODYSSIA CONTAINERS HOLDINGS LLC, a limited liability company formed in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Islands, Majuro, Marshall Islands, MH96960 (the “Guarantor B”)

(6)

K&T MARINE LLC, a limited liability company formed in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Islands, Majuro, Marshall Islands, MH96960 (the “Guarantor C” and, together with Guarantor A and Guarantor B, the “Guarantors” and each a “Guarantor”)

(7)	THE COMPANIES listed in Part A of Schedule 1 (The Parties) as hedge guarantors (the “Hedge Guarantors”)

(8)	DEUTSCHE BANK AG, LONDON BRANCH as arranger (the “Arranger”)

(9)	THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as lenders (the “Original Lenders”)

(10)	THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as hedge counterparties (the “Hedge Counterparties”)

(11)	WILMINGTON TRUST (LONDON) LIMITED as agent of the other Finance Parties (the “Facility Agent”)

(12)	WILMINGTON TRUST (LONDON) LIMITED as security agent for the Secured Parties (the “Security Agent”)

BACKGROUND

(A)

The Lenders have agreed to make available to the Borrowers a secured term loan facility in an amount of up to the lesser of (a) $180,500,000 and (b) 75 per cent. of the aggregate Initial Market Value of the Ships, in three Tranches, to be drawn simultaneously, for the purpose of refinancing part of the Existing Indebtedness secured on the Ships.

(B)

The Hedge Counterparties may enter into interest rate swap transactions with the Borrowers from time to time to hedge the Borrowers’ exposure under this Agreement to interest rate fluctuations in accordance with the terms of this Agreement.

OPERATIVE PROVISIONS

SECTION 1

INTERPRETATION

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“2002 ISDA Master Agreement” means the 2002 Master Agreement as published by the International Swaps and Derivatives Association, Inc.

“Account Bank” means Deutsche Bank AG Filiale Deutschlandgeschäft acting through its office at Adolphsplatz 7, 20457 Hamburg, Germany or any replacement bank or other financial institution as may be approved by the Facility Agent acting with the authorisation of the Lenders.

“Account Security” means a document creating Security over any Account in agreed form.

“Accounts” means the Earnings Accounts, the Dry-Docking Accounts, the Retention Account and the Liquidity Accounts.

“Additional Guarantee” means a guarantee to be executed by the New Parent in favour of the Security Agent on such terms and in such form as may be agreed between the Facility Agent (acting on the instructions of the Lenders) and the New Parent.

“Additional Hedge Counterparty” means a bank or financial institution which becomes a Hedge Counterparty in accordance with Clause 29.8 (Additional Hedge Counterparties)

“Advance” means a borrowing of all or part of a Tranche under this Agreement.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“AIF” has the meaning given to the term under AIFMD Law.

“AIFM” has the meaning given to the term under AIFMD Law.

“AIFMD” means Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers and amending Directives 2003/41/EC and 2009/65/EC and Regulations (EC) No 1060/2009 and (EU) No 1095/2010, as the same may be amended, supplemented, superseded or re-adopted from time to time (whether with or without qualifications).

“AIFMD Law” means (a) the AIFMD, and (b) any applicable law of a member state of the European Union implementing the AIFMD.

“Anti-Bribery and Corruption Laws” means: (i) the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, 1997, (ii) the Foreign Corrupt Practices Act of 1977 of the United States of America, as amended by the Foreign Corrupt Practices Act Amendments of 1988 and 1998; and as may be further amended and supplemented from time to time, (iii) UKBA 2010 or (iv) any similar applicable law or regulation.

“Anti-Money Laundering Laws” means any applicable financial record keeping and reporting requirements and any law, guideline, official requirement or other regulatory measure or procedure implemented to combat money laundering (as defined in Article 1 of the Directive 2015/849/EC of the European Parliament and of the Council of the European Communities).

“Approved Brokers” means any firm or firms of insurance brokers approved in writing by the Facility Agent, acting with the authorisation of the Majority Lenders.

“Approved Classification” means, in relation to a Ship, as at the date of this Agreement, the classification in relation to that Ship specified in Schedule 7 (Details of the Ships) with the classification in relation to that Ship specified in Schedule 7 (Details of the Ships) or the equivalent classification available for vessels of the same age, type and specifications as the Ships with another Approved Classification Society which is a member of the International Association of Classification Societies.

“Approved Classification Society” means, in relation to a Ship, as at the date of this Agreement, the classification society in relation to that Ship specified in Schedule 7 (Details of the Ships) or any other classification society approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders (such approval not to be unreasonably withheld).

“Approved Commercial Manager” means, in relation to a Ship, as at the date of this Agreement, the manager specified as the approved commercial manager in relation to that Ship in Schedule 7 (Details of the Ships) or any other person approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders as the commercial manager of that Ship.

“Approved Flag” means, in relation to a Ship, as at the date of this Agreement, the flag in relation to that Ship specified in Schedule 7 (Details of the Ships) or Bahamas, Liberia, Cyprus, Germany, United Kingdom, Hong Kong, Isle of Man, Malta, the Netherlands, Norway, Singapore or such other flag approved in writing by the Facility Agent acting with the authorisation of the Lenders.

“Approved Manager” means, in relation to a Ship, the Approved Commercial Manager or the Approved Technical Manager of that Ship.

“Approved Technical Manager” means, in relation to a Ship, as at the date of this Agreement, the manager specified as the approved technical manager in relation to that Ship in Schedule 7 (Details of the Ships) or any other person approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders as the technical manager of that Ship.

“Approved Valuer” means Barry Rogliano Salles, Howe Robinson, Maersk Brokers, Maritime Strategies International (or any Affiliate of such person through which valuations are commonly issued) and any other firm or firms of independent sale and purchase shipbrokers to be mutually agreed between the Borrowers and the Facility Agent, acting with the authorisation of the Majority Lenders.

“Assignable Charter” means, in relation to a Ship, a Charter (other than the Initial Charter relative thereto) in respect of that Ship, the duration of which exceeds (or which is capable of exceeding, by virtue of any optional extensions or renewal) 12 months and which is entered into with a charterer acceptable to the Facility Agent.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor, the assignee and the Facility Agent (acting with the authorisation of the Majority Lenders.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, legalisation or registration.

“Availability Period” means the period commencing from and including the date of this Agreement to and including the earlier of (i) the date falling one month from the date of this Agreement and (ii) 30 November 2018.

“Available Commitment” means a Lender’s Commitment minus:

(a)	the amount of its participation in the outstanding Loan; and

(b)	in relation to any proposed Utilisation, the amount of its participation in the Loan that is due to be made on or before the proposed Utilisation Date.

“Available Facility” means the aggregate for the time being of each Lender’s Available Commitment.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a)

in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)	in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“Balloon Instalment” has the meaning given to it in Clause 6.1 (Repayment of Loan).

“Borrower” means Borrower A, Borrower B or Borrower C and, in the plural, means all of them.

“Break Costs” means the amount (if any) by which:

(a)

the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or an Unpaid Sum to the last day of the current Interest Period in relation to the Loan, the relevant part of the Loan or that Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds

(b)

the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York, Athens, Frankfurt-Main, Rotterdam, Paris, Hamburg and Luxembourg.

“Cash Flow” has the meaning given to it in Clause 6.2 (Cash Sweep Repayment),

“Cash Flow to Equity” means any freely available cash that appears in the cash flow statements in relation to the Borrowers.

“Charter” means, in relation to a Ship, any charter relating to that Ship, or other contract for its employment, whether or not already in existence.

“Charter Guarantee” means any guarantee, bond, letter of credit or other instrument (whether or not already issued) supporting a Charter.

“Charterparty Assignment” means, in respect of each Initial Charter and any other Assignable Charter, an assignment of the relevant Borrower’s rights, title and interests under that Initial Charter and/or Assignable Charter (and any Charter Guarantee thereto) in favour of the Security Agent in agreed form.

“Code” means the US Internal Revenue Code of 1986.

“Commercial Management Agreement” means, in relation to a Ship, the agreement entered or to be entered into between Guarantor A or, as the case may be, Guarantor B and the Approved Commercial Manager regarding the commercial management of that Ship.

“Commitment” means:

(a)

in relation to an Original Lender, the amount set opposite its name under the heading “Commitment” in Part B of Schedule 1 (The Parties) and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Compliance Certificate” means a certificate in the form set out in Schedule 6 (Form of Compliance Certificate) or in any other form agreed between Guarantor A and the Facility Agent (acting on the instructions of the Majority Lenders).

“Confidential Information” means all information relating to any Transaction Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility directly or indirectly from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 45 (Confidential Information); or

(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(C)

is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate or Reference Bank Quotation.

“Confidentiality Undertaking” means a confidentiality undertaking in substantially the appropriate form recommended by the LMA from time to time or in any other form agreed between the Borrowers and the Facility Agent (acting on the instructions of the Majority Lenders).

“Corresponding Debt” means any amount, other than any Parallel Debt, which an Obligor owes to a Secured Party under or in connection with the Finance Documents.

“Deed of Release” means, in relation to an Existing Facility Agreement, a deed releasing any Existing Security under that Existing Facility Agreement in a form acceptable to the Facility Agent (acting on the instructions of the Majority Lenders).

“Default” means an Event of Default or a Potential Event of Default.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Debt Service” means, at any given time, the aggregate payment obligations of the Borrowers pursuant to Clause 6.1 (Repayment of Loan) together with interest.

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties or, if applicable, any Transaction Obligor; or

(b)

the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party or, if applicable, any Transaction Obligor preventing that, or any other, Party or, if applicable, any Transaction Obligor:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties or, if applicable, any Transaction Obligor in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party or, if applicable, any Transaction Obligor whose operations are disrupted.

“Dry-Docking Reserve Account” means, in relation to a Borrower:

(a)	an account in the name of that Borrower with the Account Bank designated “Dry-Docking Reserve Account”;

(b)

any other account in the name of that Borrower with the Account Bank which may, with the prior written consent of the Facility Agent, be opened in the place of the account referred to in paragraph (a) above, irrespective of the number or designation of such replacement account; or

(c)	any sub-account of any account referred to in paragraphs (a) or (b) above.

“Dry-Docking Reserve Accrual” has the meaning given to it in 23.27 (Dry-Docking Reserves).

“Document of Compliance” has the meaning given to it in the ISM Code.

“dollars” and “$” mean the lawful currency, for the time being, of the United States of America.

“DSCR” has the meaning given to in Clause 6.2 (Cash Sweep Repayment).

“Earnings” means, in relation to a Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower owing that Ship or the Security Agent and which arise out of or in connection with or relate to the use or operation of that Ship, including (but not limited to):

(a)

the following, save to the extent that any of them is, with the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders), pooled or shared with any other person:

(i)	all freight, hire and passage moneys including, without limitation, all moneys payable under, arising out of or in connection with a Charter or a Charter Guarantee;

(ii)	the proceeds of the exercise of any lien on sub-freights;

(iii)	compensation payable to a Borrower or the Security Agent in the event of requisition of that Ship for hire or use;

(iv)	remuneration for salvage and towage services;

(v)	demurrage and detention moneys;

(vi)	without prejudice to the generality of sub-paragraph (i) above, damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of that Ship;

(vii)	all moneys which are at any time payable under any Insurances in relation to loss of hire;

(viii)	all monies which are at any time payable to the Borrower owing that Ship in relation to general average contribution; and

(b)

if and whenever that Ship is employed on terms whereby any moneys falling within sub-paragraphs (i) to (viii) of paragraph (a) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to that Ship.

“Earnings Account” means, in relation to a Borrower:

(a)	an account in the name of that Borrower with the Account Bank designated “Earnings Account”;

(b)

any other account in the name of that Borrower with the Account Bank which may, with the prior written consent of the Facility Agent, be opened in the place of the account referred to in paragraph (a) above, irrespective of the number or designation of such replacement account; or

(c)	any sub-account of any account referred to in paragraphs (a) or (b) above.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“Environmental Approval” means any present or future permit, ruling, variance or other Authorisation required under Environmental Laws.

“Environmental Claim” means any claim by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or which relates to any Environmental Law and, for this purpose, “claim” includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

“Environmental Incident” means:

(a)

any release, emission, spill or discharge of Environmentally Sensitive Material whether within a Ship or from a Ship into any other vessel or into or upon the air, water, land or soils (including the seabed) or surface water; or

(b)

any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, water, land or soils (including the seabed) or surface water from a vessel other than any Ship and which involves a collision between any Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Ship and/or any Transaction Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)

any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, water, land or soils (including the seabed) or surface water otherwise than from a Ship and in connection with which a Ship is actually or potentially liable to be arrested and/or where any Transaction Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action.

“Environmental Law” means any present or future law relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

“Environmentally Sensitive Material” means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor thereto.

“ERISA Affiliate” means each person (and defined in Section 3(9) of ERISA) which together with a Borrower would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“EU Bail-In Legislation Schedule” means the document described as such and published by the LMA from time to time.

“Event of Default” means any event or circumstance specified as such in Clause 28 (Events of Default).

“Existing Facility Agent” means the “Agent” as such term is defined in the relevant Existing Facility Agreement.

“Existing Facility Agreement” means the Existing Facility A or Existing Facility B.

“Existing Facility Agreement A” means a facility agreement dated 22 November 2013 (as amended, supplemented and/or restated from time to time) and made between (i) the Borrowers as joint and several borrowers, (ii) the banks and financial institutions listed in Schedule 1 therein as lenders, (iii) DVB Bank SE as agent, swap bank, K-Sure agent, and security trustee in connection with a loan facility of up to US$167,685,000.

“Existing Facility Agreement B” means a facility agreement dated 22 November 2013 (as amended, supplemented and/or restated from time to time) and made between, inter alios, (i) Argos Marine LLC as borrower, (ii) DVB Bank SE as lender in connection with a loan facility of up to US$133,500,000.

“Existing Indebtedness” means, in relation to an Existing Facility Agreement, at any date, the outstanding Financial Indebtedness of the Borrowers on that date under that Existing Facility Agreement.

“Existing Security” means any Security created to secure the Existing Indebtedness.

“Facility” means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).

“Facility Office” means, in respect of a Lender, the office or offices notified by that Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 5 Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)

in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means any letter or letters dated on or about the date of this Agreement between any of the Arranger, the Facility Agent and the Security Agent and any Obligor setting out any of the fees referred to in Clause 11 (Fees).

“Finance Document” means:

(a)	this Agreement;

(b)	any Additional Guarantee;

(c)	any Fee Letter;

(d)	the Utilisation Request;

(e)	any Security Document;

(f)	any Hedging Agreement;

(g)	any Subordination Agreement;

(h)	the Mandate Letter;

(i)	any other document which is executed for the purpose of establishing any priority or subordination arrangement in relation to the Secured Liabilities;

(j)

any Relevant Retranching Document or any other document, instrument or memorandum entered into for the purposes of any Relevant Retranching, including, but not limited to, any amendment or supplement to any other Finance Document; or

(k)	any other document designated as such by the Facility Agent (acting on the instructions of the Majority Lenders) and the Borrowers.

“Finance Party” means the Facility Agent, the Security Agent, the Arranger, a Lender or a Hedge Counterparty and, following a Relevant Retranching, any Retranching Lender.

“Financial Indebtedness” means any indebtedness for or in relation to:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in relation to any lease or hire purchase contract which would, in accordance with GAAP, be treated as a balance sheet liability;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)

any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(g)

any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)	any counter-indemnity obligation in relation to a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)	the amount of any liability in relation to any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

“Financial Statements” has the meaning given to it in Clause 22.4 (Definitions).

“Fleet Vessel” has the meaning given to it in Clause 22.4 (Definitions).

“Funding Rate” means any individual rate notified in writing by a Lender to the Facility Agent pursuant to sub-paragraph (ii) of paragraph (a) of Clause 10.4 (Cost of funds).

“GAAP” means generally accepted accounting principles in the United States of America, including IFRS.

“General Assignment” means, in relation to a Ship, the general assignment creating Security over:

(a)	that Ship’s Earnings, its Insurances and any Requisition Compensation in relation to that Ship; and

(b)	any Charter (other than an Assignable Charter) and any Charter Guarantee in relation to that Ship,

in agreed form.

“Group” means Guarantor A and its Subsidiaries at any given time (including, without limitation, Guarantor B and the Borrowers).

“Hedge Counterparty” means any Original Hedge Counterparty or any Additional Hedge Counterparty.

“Hedge Counterparty Accession Letter” means a document substantially in the form set out in Schedule 8 (Form of Hedge Counterparty Accession Letter)

“Hedging Close-Out Liabilities” means as at any relevant date the amount certified by the Hedge Counterparty as the net aggregate amount in dollars which would be payable by a Borrower under a Hedging Agreement at the relevant determination date as a result of termination or closing out under a Hedging Agreement.

“Hedge Counterparty Guarantee” means any guarantee in agreed form entered into or to be entered into in favour of a Borrower for the purpose of guaranteeing the obligations owed by a Hedge Counterparty to that Borrower under a Hedging Agreement.

“Hedge Counterparty Guarantor” means any person who provides a Hedge Counterparty Guarantee.

“Hedge Receipts” means all moneys whatsoever which are now, or later become, payable (actually or contingently) to a Borrower or the Security Agent by a Hedge Counterparty or a Hedge Counterparty Guarantor under a Hedging Agreement or a Hedge Counterparty Guarantee.

“Hedging Agreement” means any master agreement, confirmation, transaction, schedule or other agreement in agreed form entered into or to be entered into by a Borrower for the purpose of hedging interest payable under this Agreement and/or any other Finance Document.

“Hedging Agreement Security” means, in relation to a Borrower, a hedging agreement security creating Security over that Borrower’s rights and interests in any Hedging Agreement and any Hedge Counterparty Guarantee, in agreed form.

“Hedging Prepayment Proceeds” means any Hedge Receipts arising as a result of termination or closing out under a Hedging Agreement.

“Holding Company” means, in relation to a person, any other person in relation to which it is a Subsidiary.

“IFRS” means International Financial Reporting Standards promulgated by the International Accounting Standards Board, as amended from time to time, together with its pronouncements thereon from time to time.

“IHM” means, in respect of a Ship, an inventory of hazardous materials (“IHM”) classification in respect of that Ship from the applicable Approved Classification Society.

“Indemnified Person” means:

(a)	for the purpose of Clause 14.2 (Other Indemnities) each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate;

(b)

for the purpose of Clause 14.4 (Indemnity to the Facility Agent), the Facility Agent, each Affiliate of the Facility Agent and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor of the Facility Agent or its Affiliate; and

(c)

for the purpose of Clause 14.5 (Indemnity to the Security Agent), the Security Agent and every Receiver and Delegate, each Affiliate of the Security Agent, Receiver and Delegate and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor of the Security Agent, Receiver and Delegate or any of their Affiliate.

“Initial Market Value” means, in relation to a Ship, the Market Value of that Ship determined pursuant to paragraph 2.5 of Part B of Schedule 2 (Conditions Precedent).

“Initial Charter” means in relation to:

(a)

Ship A, the time charter dated 15 December 2014 (as amended and supplemented from time to time) and currently between Borrower A and Hapag Lloyd A.G., Hamburg in relation to the employment of Ship A for a charter rate of $40,000 per day until at least 15 March 2019;

(b)

Ship B, the time charter dated 27 February 2015 (as amended and supplemented from time to time) and made between Borrower B and Cosco Container Lines South East Asia (Singapore) Pte Ltd in relation to the employment of Ship B for a charter rate of $39,200 per day until at least 24 April 2020; and

(c)

Ship C, the time charter dated 27 February 2015 (as amended and supplemented from time to time) and made between Borrower C and Cosco Container Lines South East Asia (Singapore) Pte Ltd in relation to the employment of Ship C for a charter rate of $39,200 per day until at least 9 May 2020.

“Insurances” means, in relation to a Ship:

(a)

all policies and contracts of insurance, including entries of that Ship in any protection and indemnity or war risks association, effected in relation to that Ship, that Ship’s Earnings or otherwise in relation to that Ship whether before, on or after the date of this Agreement; and

(b)

all rights and other assets relating to, or derived from, any of such policies, contracts or entries, including any rights to a return of premium and any rights in relation to any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Agreement.

“Interest Payment Date” has the meaning given to it in paragraph (a) of Clause 8.2 (Payment of interest).

“Interest Period” means, in relation to the Loan or any part of the Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

“Interpolated Screen Rate” means, in relation to the Loan or any part of the Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of the Loan or that part of the Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of the Loan or that part of the Loan,

each as of the Specified Time for dollars.

“ISDA Master Agreement” means the 2002 Master Agreement as published by the International Swaps and Derivatives Association, Inc.

“ISM Code” means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention (including the guidelines on its implementation), adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time.

“ISPS Code” means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization’s (IMO) Diplomatic Conference of December 2002, as the same may be amended or supplemented from time to time.

“ISSC” means an International Ship Security Certificate issued under the ISPS Code.

“Legal Reservations” means any matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion delivered pursuant to Clause 5 of Part A of Schedule 2.

“Lender” means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with Clause 29 (Changes to the Lenders),

which in each case has not ceased to be a Party as such in accordance with this Agreement.

“LLC Shares”, means in respect of a Borrower, shall have the meaning ascribed thereto in that Borrower’s limited liability company agreement.

“LIBOR” means, in relation to the Loan or any part of the Loan:

(a)	the applicable Screen Rate as of the Specified Time for dollars and for a period equal in length to the Interest Period of the Loan or that part of the Loan; or

(b)	as otherwise determined pursuant to Clause 10.1 (Unavailability of Screen Rate),

and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero.

“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

“Liquidity Account” means, in relation to a Borrower:

(a)	an account in the name of that Borrower with the Account Bank designated “Liquidity Account”;

(b)

any other account in the name of that Borrower with the Account Bank which may, with the prior written consent of the Facility Agent, be opened in the place of the account referred to in paragraph (a) above, irrespective of the number or designation of such replacement account; or

(c)	any sub-account of any account referred to in paragraphs (a) or (b) above.

“LMA” means the Loan Market Association or any successor organisation.

“Loan” means the aggregate amount of Advances to be made available under the Facility or the aggregate principal amount outstanding for the time being of the borrowings under the Facility and a “part of the Loan” means an Advance, a Tranche, a part of a Tranche or any other part of the Loan as the context may require.

“Major Casualty” means, in relation to a Ship, any casualty to that Ship in relation to which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds 5 per cent. of the Market Value of that Ship (or the equivalent in any other currency).

“Majority Lenders” means:

(a)	if the Loan has not yet been made, a Lender or Lenders whose Commitments aggregate more than 66 2⁄3 per cent. of the Total Commitments; or

(b)

at any other time, a Lender or Lenders whose participations in the Loan aggregate more than 66 2⁄3 per cent. of the amount of the Loan then outstanding or, if the Loan has been repaid or prepaid in full, a Lender or Lenders whose participations in the Loan immediately before repayment or prepayment in full aggregate more than 66 2⁄3 per cent. of the Loan immediately before such repayment.

“Management Agreement” means a Technical Management Agreement or a Commercial Management Agreement.

“Manager’s Undertaking” means, in relation to a Ship, the letter of undertaking from its Approved Technical Manager and the letter of undertaking from its Approved Commercial Manager subordinating the rights of such Approved Technical Manager and such Approved Commercial Manager respectively against that Ship and the relevant Borrower to the rights of the Finance Parties in agreed form.

“Mandate Letter” means any mandate letter entered or to be entered between any of the Parties on or before the date of this Agreement.

“Mandatory Cost” has the meaning given to it in Clause 14.3 (Mandatory Cost).

“Margin” means 4.50 per cent. per annum.

“Market Value” means:

(a)	in relation to a Ship or any other vessel (and subject to paragraph (b) below, including a Fleet Vessel), at any date, an amount equal to:

(i)	the market value of that Ship or vessel shown by the arithmetic average of two valuations, addressed to the Facility Agent and prepared:

(A)	as at a date not more than 20 days previously;

(B)

by two Approved Valuers, one selected and appointed by the Facility Agent (acting on the instructions of the Majority Lenders) and one selected and appointed by the Borrowers Provided that if (1) the Borrowers fail to select an Approved Valuer within 10 days’ notice of the Facility Agent, the Facility Agent will select and appoint the second one and (2) any of such valuations sets the market value as ranging between a lower and a higher figure, the value to be used for such valuation will be the average of the higher and the lower figures;

(C)	with or without physical inspection of that Ship or vessel (as the Facility Agent may require (acting on the instructions of the Majority Lenders)); and

(D)	on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, free of any Charter.

provided that if (1) one such valuation in respect of a Ship obtained pursuant to sub-paragraph (ii) above differs by at least 10 per cent. from the lower valuation, then a third valuation for that Ship shall be obtained from an Approved Valuer, selected and appointed by the Facility Agent (acting on the instructions of the Majority Lenders) and such valuation shall be addressed to the Facility Agent and the Market Value of that Ship shall be the arithmetic average of all three such valuations and (2) any of such valuations sets the market value as ranging between a lower and a higher figure, the value to be used for such valuation will be the average of the higher and the lower figures.

(b)

in relation to any other Fleet Vessel (excluding, for the avoidance of doubt the Ships and any other vessel whose market value is determined under paragraph (a) above), the market value of that Fleet Vessel as determined by the valuation(s) provided under the relevant facility agreement financing that Fleet Vessel only if the market value under that credit facility agreement is determined (amongst others) free of any charter. In all other cases and if a Fleet Vessel is not subject to a facility agreement, the market value of that Fleet Vessel as determined under paragraph (a).

“Material Adverse Effect” means, in the opinion of the Lenders, a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) of any Obligor or the Group as a whole; or

(b)	the ability of any Obligor to perform its obligations under any Finance Document; or

(c)

the validity or enforceability of, or the effectiveness or ranking of any Security granted or intended to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents; or

(d)	if the Merger is completed, the business, operations, property, condition (financial or otherwise) or prospects of the New Parent.

“Merger” means a reverse triangular merger involving Guarantor A and the New Parent, as a result of which (a) Guarantor A would be the surviving entity and an indirect, wholly-owned Subsidiary of the New Parent and (b) the Poseidon Shareholders would receive shares of the New Parent.

“Minimum Liquidity Amount” has the meaning given to it in Clause 22.1 (Borrowers’ Minimum Liquidity Amount).

“Minimum Required Hedged Amount” means at any time during which 3 month LIBOR is:

(a)	less than 3.25%, zero;

(b)	greater than 3.25% but less than 3.50%, an amount equal to 50 per cent. of the principal amounts of the Loan outstanding (or projected to be outstanding) under this Agreement; or

(c)	greater than 3.50%, an amount equal to 100 per cent. of the principal amounts of the Loan outstanding (or projected to be outstanding) under this Agreement.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)

(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“Mortgage” means, in relation to a Ship, a first preferred or, as the case may be, priority ship mortgage on that Ship in agreed form and, if required pursuant to the laws of the relevant Approved Flag, a deed of covenant collateral thereto in agreed form.

“New Parent” means a company which will be the ultimate parent company of Guarantor A following the completion of the Merger during the Security Period.

“New Parent’s Cash” means, at any relevant time cash held with banks or financial institutions of the New Parent or any of its Subsidiaries in Dollars or another currency freely convertible in Dollars, which is free of any Security (other than (i) Security created by the Finance Documents; (ii) Security created in respect of any Permitted Financial Indebtedness; and (iii) any right of pledge and/or set off under and pursuant to the general banking conditions of the Account Bank), determined in accordance with GAAP.

“Obligor” means a Borrower, a Guarantor or a Hedge Guarantor.

“Odyssia NB” means Odyssia NB LLC, a limited liability company formed in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands.

“OFAC” means the Office of Foreign Assets Control of the US Department of Treasury.

“Original Financial Statements” means in relation to:

(a)

Guarantor A and Guarantor B, its audited financial statements for the financial year ended 31 December 2017 and, depending on whether they are actually available, the latest interim figures for the period ending on June 2018 or September 2018 (as applicable); and

(b)

a Borrower its unaudited financial statements for the financial year ended 31 December 2017 and, depending on whether they are actually available, the latest interim figures for the period ending on June 2018 or September 2018 (as applicable).

“Original Jurisdiction” means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated or formed as at the date of this Agreement.

“Overseas Regulations” means the Overseas Companies Regulations 2009 (SI 2009/1801).

“Parallel Debt” means any amount which an Obligor owes to the Security Agent under Clause 32.2 (Parallel Debt (Covenant to pay the Security Agent)) or under that clause as incorporated by reference or in full in any other Finance Document.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Perfection Requirements” means the making or procuring of filings, stampings, registrations, notarisations, endorsements, translations and/or notifications of any Finance Document (and/or any Security created under it) necessary for the validity, enforceability (as against the relevant Obligor or any relevant third party) and/or perfection of that Finance Document.

“Permitted Charter” means, in relation to a Ship:

(a)	the Initial Charter in respect of that Ship;

(b)	which is a time, voyage or consecutive voyage charter;

(c)	the duration of which does not exceed and is not capable of exceeding, by virtue of any optional extensions, 12 months;

(d)	which is entered into on bona fide arm’s length terms at the time at which that Ship is fixed; and

(e)	in relation to which not more than two months’ hire is payable in advance,

and any other Charter which is approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders.

“Permitted Financial Indebtedness” means:

(a)	until (and including) the Utilisation Date, the Existing Indebtedness;

(b)	any Financial Indebtedness incurred under the Finance Documents; and

(c)

any Financial Indebtedness that is subordinated to all Financial Indebtedness incurred under the Finance Documents pursuant to a Subordination Agreement or otherwise and which is, in the case of any such Financial Indebtedness of a Borrower, the subject of Subordinated Debt Security.

“Permitted Security” means:

(a)	until the Utilisation Date, any Existing Security;

(b)	Security created by the Finance Documents;

(c)	liens for unpaid master’s and crew’s wages in accordance with first class ship ownership and management practice and not being enforced through arrest;

(d)	liens for salvage;

(e)	liens for master’s disbursements incurred in the ordinary course of trading in accordance with first class ship ownership and management practice and not being enforced through arrest; and

(f)	any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of any Ship in accordance with usual reputable maritime practice:

(i)	not as a result of any default or omission by any Borrower;

(ii)	not being enforced through arrest; and

(iii)	subject, in the case of liens for repair or maintenance, to Clause 25.16 (Restrictions on use, chartering, appointment of managers etc.),

and provided such lien does not secure amounts more than 30 days overdue (unless the overdue amount is being contested in good faith by appropriate steps and for the payment of which adequate reserves are held and provided further that such proceedings do not give rise to a material risk of the relevant Ship or any interest in it being seized, sold, forfeited or lost).

“Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title IV of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed to by any Obligor or any of their respective ERISA Affiliates.

“Poseidon Shareholder” means each of:

(a)	KEP VI (Newco Marine), Ltd, a company incorporated in the Cayman Islands;

(b)	KIA VIII (Newco Marine), Ltd, a company incorporated in the Cayman Islands;

(c)	MAAS Capital Investments B.V., a company incorporated in the Netherlands; and

(d)	Management Investor Co, a corporation incorporated in the Marshall Islands.

“Potential Event of Default” means any event or circumstance specified in Clause 28 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Prohibited Person” means any person (whether designated by name or by reason of being included in a class of persons) against whom Sanctions are directed.

“Protected Party” has the meaning given to it in Clause 12.1 (Definitions).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market in which case the Quotation Day will be determined by the Facility Agent (acting on the instructions of the Majority Lenders which will act in accordance with market practice in the Relevant Interbank Market) (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Security Assets.

“Reference Bank Quotation” means any quotation supplied to the Facility Agent (acting on the instructions of the Majority Lenders) by a Reference Bank.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent (acting on the instructions of the Majority Lenders) at its request by the Reference Banks:

(a)	if:

(i)	the Reference Bank is a contributor to the Screen Rate; and

(ii)	it consists of a single figure,

as the rate (applied to the relevant Reference Bank and the relevant currency and period) which contributors to the Screen Rate are asked to submit to the relevant administrator; or

(b)	in any other case, as the rate at which the relevant Reference Bank could fund itself in dollars for the relevant period with reference to the unsecured wholesale funding market.

“Reference Banks” means the principal London offices of Barclays Bank, Lloyds Bank, HSBC Bank plc or of such entities as may be appointed by the Facility Agent in consultation with the Borrowers.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Interbank Market” means the London interbank market.

“Relevant Jurisdiction” means, in relation to a Transaction Obligor:

(a)	its Original Jurisdiction;

(b)	any jurisdiction where any asset subject to, or intended to be subject to, any of the Transaction Security created, or intended to be created, by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

“Relevant Retranching” means any transfer, refinancing or other restructuring of the Loan, including any change of pricing, terms and tranching of the Loan into senior and junior loans implemented in connection with any syndication of the Loan pursuant to the terms of the Mandate Letter and documented pursuant to the terms of the Relevant Retranching Documents.

“Relevant Retranching Documents” means, in respect of a Relevant Retranching:

(a)	any loan agreement (whether senior or junior in priority) entered into by, inter alios, the Borrower with Retranching Lenders;

(b)	any intercreditor agreement establishing priorities between this Agreement and any other agreement entered into in connection with a Relevant Retranching;

(c)	any Security Documents as set out in limb (j) of the definition thereof; and

(d)	any other document which may be entered into in connection with a Relevant Retranching.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Replacement Benchmark” means a benchmark rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Screen Rate by:

(i)	the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Lenders, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate; or

(c)	in the opinion of the Lenders, an appropriate successor to a Screen Rate.

“Repayment Date” means each date on which a Repayment Instalment is required to be paid under Clause 6.1 (Repayment of Loan).

“Repayment Instalment” has the meaning given to it in Clause 6.1 (Repayment of Loan).

“Repeating Representation” means each of the representations set out in Clause 20 (Representations) except Clause 20.10 (Insolvency), Clause 20.11 (No filing or stamp taxes) and Clause 20.12 (Deduction of Tax) and any representation of any Transaction Obligor made in any other Finance Document that is expressed to be a “Repeating Representation” or is otherwise expressed to be repeated.

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Requisition” means in relation to a Ship:

(a)

any expropriation, confiscation, requisition (excluding a requisition for hire or use which does not involve a requisition for title) or acquisition of that Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected (whether de jure or de facto) by any government or official authority or by any person or persons claiming to be or to represent a government or official authority, unless it is within 30 days (or such other longer period as the Facility Agent may agree) redelivered to the full control of the relevant Borrower; and

(b)

any capture or seizure of that Ship (including any hijacking or theft) by any person whatsoever unless it is within 60 days (or such other longer period as the Facility Agent may agree) redelivered to the full control of the relevant Borrower.

“Requisition Compensation” includes all compensation or other moneys payable to a Borrower by reason of any Requisition or any arrest or detention of a Ship in the exercise or purported exercise of any lien or claim.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Retention Account” means:

(a)	an account in the name of the Borrowers with the Account Bank designated “Laertis Marine LLC, Penelope Marine LLC and Telemachus Marine LLC—Retention Account”;

(b)

any other account in the name of the Borrowers with the Account Bank which may, with the prior written consent of the Facility Agent, be opened in the place of the account referred to in paragraph (a) above, irrespective of the number or designation of such replacement account; or

any sub-account of any account referred to in paragraphs (a) or (b) above.

“Retranching Lenders” means, at any time, any party which is a lender or other creditor under a Relevant Retranching Document.

“Safety Management Certificate” has the meaning given to it in the ISM Code.

“Safety Management System” has the meaning given to it in the ISM Code.

“Sanctions” means any sanctions, embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):

(a)

imposed by law or regulation of OFAC, the US Department of State, the US Department of Commerce, the United Nations Security Council, the European Union, or Her Majesty’s Treasury, regardless of whether the same is or is not binding on any Transaction Obligor; or

(b)

otherwise imposed by any law or regulation binding on a Transaction Obligor or to which a Transaction Obligor is subject (which shall include without limitation, any extra-territorial sanctions imposed by law or regulation of the United States of America).

“Sanctioned Country” means a country which is the subject or the target of Sanctions (currently, Cuba, Iran, North Korea, Sudan, the Crimea region and Syria).

“Screen Rate” means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for dollars for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Facility Agent may (acting on the instructions of the Majority Lenders) specify another page or service displaying the relevant rate after consultation with the Borrowers.

“Screen Rate Replacement Event” means, in relation to a Screen Rate:

(a)	the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Majority Lenders materially changed;

(b)

(i)

(A)	the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)

information is published in any order, decree, notice, petition or filing, however described, or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate;

(ii)

the administrator of that Screen Rate publicly announces that it has ceased or will cease, to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate;

(iii)	the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued; or

(iv)	the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used; or

(c)	in the opinion of the Majority Lenders, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

“Scheduled Dry-Docking” means, in relation to a Ship, the dry-docking which will take place on the Scheduled Dry-Docking Date relevant to that Ship.

“Scheduled Dry-Docking Dates” means, in relation to:

(a)	Ship A, a day falling during June 2020;

(b)	Ship B, a day falling during September 2020; and

(c)	Ship C, a day falling during September 2020.

“Secured Liabilities” means all present and future obligations and liabilities, (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Transaction Obligor to any Secured Party under or in connection with each Finance Document (including, for the avoidance of doubt, any Relevant Retranching Document or other document referenced in paragraph (j) of the definition of “Finance Documents” in connection with a Relevant Retranching).

“Secured Party” means each Finance Party from time to time party to this Agreement (including, for the avoidance of doubt, any Retranching Lender following a Relevant Retranching), a Receiver or any Delegate.

“Security” means a mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

“Security Assets” means all of the assets of the Transaction Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Security Document” means:

(a)	any Shares Security;

(b)	any Mortgage;

(c)	any General Assignment;

(d)	any Account Security;

(e)	any Manager’s Undertaking;

(f)	any Charterparty Assignment;

(g)	any Hedging Agreement Security;

(h)	any Subordinated Debt Security;

(i)	any other document (whether or not it creates Security) which is executed as security for the Secured Liabilities; or

(j)	any Security, or a supplement or amendment to any Security, made for the purposes of a Relevant Retranching; or

(k)	any other document designated as such by the Facility Agent (acting on the instructions of the Majority Lenders) and the Borrowers.

“Security Period” means the period starting on the date of this Agreement and ending on the date on which the Facility Agent (acting on the instructions of the Lenders) is satisfied that there is no outstanding Commitment in force and that the Secured Liabilities (including, for the avoidance of doubt, any Secured Liabilities under any Relevant Retranching Document) have been irrevocably and unconditionally paid and discharged in full.

“Security Property” means:

(a)	the Transaction Security expressed to be granted in favour of the Security Agent as trustee for the Secured Parties and all proceeds of that Transaction Security;

(b)

all obligations expressed to be undertaken by a Transaction Obligor to pay amounts in relation to the Secured Liabilities to the Security Agent as trustee for the Secured Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by a Transaction Obligor or any other person in favour of the Security Agent as trustee for the Secured Parties;

(c)	the Security Agent’s interest in any turnover trust created under the Finance Documents;

(d)

any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as trustee on trust for the Secured Parties, except:

(i)	rights intended for the sole benefit of the Security Agent; and

(ii)

any moneys or other assets which the Security Agent has transferred to the Facility Agent or (being entitled to do so) has retained in accordance with the provisions of this Agreement or any other Finance Document.

“Selection Notice” means a notice substantially in the form set out in Part B of Schedule 3 (Requests) given in accordance with Clause 9 (Interest Periods).

“Servicing Party” means the Facility Agent or the Security Agent.

“Shares Security” means, in relation to a Borrower, a document creating Security over the LLC Shares in that Borrower in agreed form.

“Ship” means Ship A, Ship B or Ship C.

“Ship A” means m.v. “UASC AL KHOR” and registered in the ownership of Borrower A, details of which are set out opposite its name in Schedule 7 (Details of the Ships).

“Ship B” means m.v. “ANTHEA Y” and registered in the ownership of Borrower B, details of which are set out opposite its name in Schedule 7 (Details of the Ships).

“Ship C” means m.v. “MAIRA XL” and registered in the ownership of Borrower C, details of which are set out opposite its name in Schedule 7 (Details of the Ships).

“Specified Time” means a day or time determined in accordance with Schedule 9 (Timetables).

“Subordinated Creditor” means:

(a)	a Transaction Obligor; or

(b)	any other person who becomes a Subordinated Creditor in accordance with this Agreement.

“Subordinated Debt Security” means a Security over Subordinated Liabilities entered into or to be entered into by a Subordinated Creditor in favour of the Security Agent in an agreed form.

“Subordinated Finance Document” means:

(a)	a Subordinated Loan Agreement; and

(b)	any other document relating to or evidencing Subordinated Liabilities.

“Subordinated Liabilities” means all indebtedness owed or expressed to be owed by the Borrowers to a Subordinated Creditor whether under the Subordinated Finance Documents or otherwise.

“Subordinated Loan Agreement” means any loan agreement made between (i) a Borrower and (ii) a Subordinated Creditor.

“Subordination Agreement” means a subordination agreement entered into or to be entered into by a Subordinated Creditor and the Security Agent in agreed form.

“Subsidiary” means a subsidiary within the meaning of section 1159 of the Companies Act 2006.

“Substitute Initial Charter” has the meaning given to it in Clause 22.1 (Borrowers’ minimum liquidity).

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Credit” has the meaning given to it in Clause 12.1 (Definitions).

“Tax Deduction” has the meaning given to it in Clause 12.1 (Definitions).

“Tax Payment” has the meaning given to it in Clause 12.1 (Definitions).

“Technical Management Agreement” means the agreement entered or to be entered into between a Borrower and the Approved Technical Manager regarding the technical management of a Ship.

“Termination Date” means 30 June 2022.

“Third Parties Act” has the meaning given to it in Clause 1.5 (Third party rights).

“Total Commitments” means the aggregate of the Commitments, being $180,500,000 at the date of this Agreement.

“Total Hedged Amount” means, at any time, the aggregate principal amount of the Loans hedged by the Borrowers pursuant to all outstanding transactions under the Hedging Agreements at that time.

“Total Hedged Amount” means, at any time, the aggregate principal amount of the Loans hedged by the Borrowers pursuant to all outstanding transactions under the Hedging Agreements at that time.

“Total Loss” means, in relation to a Ship:

(a)	actual, constructive, compromised, agreed or arranged total loss of that Ship; or

(b)	any Requisition of that Ship.

“Total Loss Date” means, in relation to the Total Loss of a Ship:

(a)	in the case of an actual loss of that Ship, the date on which it occurred or, if that is unknown, the date when that Ship was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of that Ship, the earlier of:

(i)	the date on which a notice of abandonment is given (or deemed or agreed to be given) to the insurers; and

(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the relevant Borrower with that Ship’s insurers in which the insurers agree to treat that Ship as a total loss; and

(c)

in the case of any other type of total loss, the date (or the most likely date) on which it appears to the Facility Agent (acting on the instructions of the Majority Lenders) that the event constituting the total loss occurred.

“Tranche” means Tranche A, Tranche B or Tranche C.

“Tranche A” means an amount of $60,166,666.66 or, as the context may require, the aggregate principal amount outstanding thereof at that time.

“Tranche B” means an amount of $60,166,666.67 or, as the context may require, the aggregate principal amount outstanding thereof at that time.

“Tranche C” means an amount of $60,166,666.67 or, as the context may require, the aggregate principal amount outstanding thereof at that time.

“Transaction Document” means:

(a)	a Finance Document;

(b)	a Subordinated Finance Document;

(c)	any Charter (including, without limitation, any Assignable Charter);

(d)	any Hedge Counterparty Guarantee; or

(e)	any other document designated as such by the Facility Agent (acting on the instructions of the Majority Lenders) and a Borrower.

“Transaction Obligor” means an Obligor, Odyssia NB, any Approved Manager or any other member of the Group who executes a Finance Document.

“Transaction Security” means the Security created or evidenced or expressed to be created or evidenced under the Security Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Facility Agent (acting on the instructions of the Majority Lenders) and the Borrowers.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.

“UK Establishment” means a UK establishment as defined in the Overseas Regulations.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US” means the United States of America.

“US Tax Obligor” means:

(a)	a person which is resident for tax purposes in the US; or

(b)	a person some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

“Utilisation” means a utilisation of the Facility.

“Utilisation Date” means the date of the Utilisation, being the date on which the Loan is to be advanced.

“Utilisation Request” means a notice substantially in the form set out in Part A of Schedule 3 (Requests).

“VAT” means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)

any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

“Write-down and Conversion Powers” means:

(a)

in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)	in relation to any other applicable Bail-In Legislation:

(i)

any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(ii)

the “Account Bank”, the “Arranger”, the “Facility Agent”, any “Finance Party”, any “Hedge Counterparty”, any “Lender”, any “Obligor”, any “Party”, any “Secured Party”, the “Security Agent”, any “Transaction Obligor” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(iii)	“assets” includes present and future properties, revenues and rights of every description;

(iv)	a liability which is “contingent” means a liability which is not certain to arise and/or the amount of which remains unascertained;

(v)	“document” includes a deed and also a letter, fax, email or telex;

(vi)	“expense” means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable Tax including VAT;

(vii)

a “Finance Document”, a “Security Document”, “Transaction Document” or Relevant Retranching Document or any other agreement or instrument is a reference to that Finance Document, Security Document or Transaction Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(viii)	a “group of Lenders” includes all the Lenders;

(ix)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(x)

“law” includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

(xi)	“proceedings” means, in relation to any enforcement provision of a Finance Document, proceedings of any kind, including an application for a provisional or protective measure;

(xii)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xiii)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xiv)	a provision of law is a reference to that provision as amended or re-enacted;

(xv)	a time of day is a reference to London time;

(xvi)

any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of a jurisdiction other than England, be deemed to include that which most nearly approximates in that jurisdiction to the English legal term;

(xvii)	words denoting the singular number shall include the plural and vice versa; and

(xviii)	“including” and “in particular” (and other similar expressions) shall be construed as not limiting any general words or expressions in connection with which they are used.

(b)

The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only and are not to be used for the purposes of construction or interpretation of the Finance Documents.

(d)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under, or in connection with, any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)	A Potential Event of Default is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

1.3	Construction of insurance terms

In this Agreement:

“approved” means, for the purposes of Clause 24 (Insurance Undertakings), approved in writing by the Facility Agent (acting on the instructions of the Majority Lenders).

“excess risks” means, in respect of a Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of that Ship in consequence of its insured value being less than the value at which that Ship is assessed for the purpose of such claims.

“obligatory insurances” means all insurances effected, or which any Borrower is obliged to effect, under Clause 24 (Insurance Undertakings) or any other provision of this Agreement or of another Finance Document.

“policy” includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms.

“protection and indemnity risks” means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02) (1/11/03), clause 8 of the Institute Time Clauses (Hulls) (1/10/83) (1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision.

“war risks” includes the risk of mines and all risks excluded by clause 29 of the International Hull Clauses (1/11/02 or 1/11/03), clause 24 of the Institute Time Clauses (Hulls) (1/11/95) or clause 23 of the Institute Time Clauses (Hulls) (1/10/83) or any equivalent provision.

1.4	Agreed forms of Finance Documents

References in Clause 1.1 (Definitions) to any Finance Document being in “agreed form” are to that Finance Document:

(a)	in a form attached to a certificate dated the same date as this Agreement (and signed by each Borrower and the Facility Agent); or

(b)

in any other form agreed in writing between each Borrower and the Facility Agent acting with the authorisation of the Majority Lenders or, where Clause 44.2 (All Lender matters) applies, all the Lenders.

1.5	Third party rights

(a)

Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)

Subject to Clause 44.3 (Other exceptions) but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)

Any Affiliate, Receiver, Delegate or for the purposes of Clause 14.2 (Other indemnities), Clause 14.4 (Indemnity to the Facility Agent), Clause 14.5 (Indemnity to the Security Agent), any Indemnified Person, or any other person described in paragraph (b) of Clause 31.11 (Exclusion of liability), Clause 31.21 (Role of Reference Banks), Clause 31.22 (Third Party Reference Banks) or paragraph (b) of Clause 32.11 (Exclusion of liability) may, subject to this Clause 1.5 (Third party rights) and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

SECTION 2

THE FACILITY

2	THE FACILITY

2.1	The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrowers a dollar term loan facility in three Tranches in an aggregate amount not exceeding the Total Commitments.

2.2	Finance Parties’ rights and obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from a Transaction Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of the Loan or any other amount owed by a Transaction Obligor which relates to a Finance Party’s participation in the Facility or its role under a Finance Document (including any such amount payable to the Facility Agent on its behalf) is a debt owing to that Finance Party by that Transaction Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.3	Borrowers’ Agent

(a)	Each Borrower by its execution of this Agreement irrevocably appoints Guarantor A to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)

Guarantor A on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including the Utilisation Request), to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Borrower notwithstanding that they may affect the Borrowers, without further reference to or the consent of that Borrower; and

(ii)	each Finance Party to give any notice, demand or other communication to that Borrower pursuant to the Finance Documents to Guarantor A,

and in each case the Borrowers shall be bound as though that Borrower itself had given the notices and instructions (including, without limitation, the Utilisation Request) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)

Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by Guarantor A or given to Guarantor A under any Finance Document on behalf of a Borrower or in connection with any Finance Document (whether or not known to any Borrower) shall be binding for all purposes on that Borrower as if that Borrower had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of Guarantor A and any Borrower, those of Guarantor A shall prevail.

3	PURPOSE

3.1	Purpose

Each Borrower shall apply all amounts borrowed by it under the Facility only for the purpose of refinancing the Existing Indebtedness.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

The Borrowers may not deliver the Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Part A of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent (acting on the instructions of the Lenders).

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if:

(a)	on the date of the Utilisation Request and on the proposed Utilisation Date and before the Loan is made available:

(i)	no Default is continuing or would result from the proposed Loan;

(ii)	the Repeating Representations to be made by each Obligor are true;

(iii)	no event described in paragraph (a) of Clause 7.2 (Change of control) has occurred; and

(iv)	no Ship has either been sold nor become a Total Loss; and

(v)	the provisions of paragraph (b) of Clause 10.3 (Market disruption) do not apply.

(b)

the Facility Agent has received on or before the Utilisation Date, the Lenders are satisfied that the Facility Agent will receive when the Loan is made available, all of the documents and other evidence listed in Part B of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent (acting on the instructions of the Lenders).

4.3	Notification of satisfaction of conditions precedent

(a)

The Facility Agent shall promptly send to the Lenders all of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent) which it has received.

(b)

Each Lender shall promptly confirm to the Facility Agent in writing that it is satisfied as to the satisfaction of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent).

(c)	The Facility Agent shall notify the Borrowers and the Lenders promptly upon receipt of those confirmations referred to it sub-paragraph (b) above from all of the Lenders.

(d)

Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.4	Waiver of conditions precedent

If the Lenders, at their discretion, permit the Loan to be borrowed before any of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) or Clause 4.2 (Further conditions precedent) has been satisfied, the Borrowers shall ensure that that condition is satisfied within five Business Days after the Utilisation Date or such later date as the Facility Agent, acting with the authorisation of the Majority Lenders, may agree in writing with the Borrowers.

SECTION 3

UTILISATION

5	UTILISATION

5.1	Delivery of Utilisation Request

(a)	The Borrowers may utilise the Facility by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.

(b)	The Borrowers may only deliver one Utilisation Request for all three Tranches.

5.2	Completion of Utilisation Request

The Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period; and

(ii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount).

5.3	Currency and amount

(a)	The currency specified in the Utilisation Request must be dollars.

(b)	The amount of the proposed Advance must be an amount which is not more than:

(i)	in respect of the Advance under Tranche A, the lower of (i) $60,166,666.66 and (ii) 75 per cent. of the Initial Market Value of Ship A;

(ii)	in respect of the Advance under Tranche B, the lower of (i) $60,166,666.67 and (ii) 75 per cent. of the Initial Market Value of Ship B; and

(iii)	in respect of the Advance under Tranche C the lower of (i) $60,166,666.67 and (ii) 75 per cent. of the Initial Market Value of Ship C.

(c)	Subject to paragraph (d) below, the amount of the proposed Advance must be an amount which, when aggregated with the other Advances to be drawn, is not more than the Available Facility.

(d)

The aggregate amount of the proposed Advances must be an amount which would not oblige the Borrowers to provide additional security or prepay part of the Advance if the ratio set out in Clause 26 (Security Cover) were applied and notice was given by the Facility Agent under Clause 26.1 (Minimum required security cover) immediately after the Advances were made.

5.4	Lenders’ participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Advance available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in each Advance will be equal to the proportion borne by its Available Commitment to the Available Facility immediately before making that Advance.

(c)	Subject to receiving the Utilisation Request, the Facility Agent shall notify each Lender of the amount of each Advance and the amount of its participation in that Advance by the Specified Time.

5.5	Cancellation of Commitments

The Commitments which are unutilised at the end of the Availability Period shall then be cancelled.

5.6	Retentions and payment to third parties

The Borrowers irrevocably authorise the Facility Agent on the Utilisation Date, to pay to, or for the account of, the Borrower which is to utilise the relevant Advance the amounts which the Facility Agent receives from the Lenders in respect of the relevant Advance. That payment shall be made in like funds as the Facility Agent received from the Lenders in respect of the relevant Advance to the account which the Borrowers specify in the Utilisation Request.

5.7	Disbursement of Advance to third party

Payment by the Facility Agent under Clause 5.6 (Retentions and payment to third parties) to a person other than a Borrower shall constitute the making of the relevant Advance and the Borrowers shall at that time become indebted, as principal and direct obligors, to each Lender in an amount equal to that Lender’s participation in that Advance.

5.8	Prepositioning of funds

If, in respect of any proposed Advance under any Tranche, the Lenders, at the request of the Borrowers and on terms acceptable to all the Lenders and in their absolute discretion, preposition funds with any bank, each Borrower and Guarantor A:

(a)

agree to pay interest on the amount of the funds so prepositioned at the rate described in Clause 8.1 (Calculation of interest) on the basis of successive interest periods of one day and so that interest shall be paid together with the first payment of interest on such Advance after the Utilisation Date or, if such Utilisation Date does not occur, within three Business Days of demand by the Facility Agent (acting on the instructions of the Majority Lenders); and

(b)	shall, without duplication, indemnify each Finance Party against any costs, loss or liability it may incur in connection with such arrangement.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6	REPAYMENT

6.1	Repayment of Loan

The Borrowers shall, subject to Clause 6.2 (Cash Sweep Repayment) repay each Tranche by 15 consecutive quarterly instalments (each a “Repayment Instalment” and together, the “Repayment Instalments”), the first of which shall be repaid on the date falling three months after the Utilisation Date and the last on the Termination Date, each Repayment Instalment in the following amounts:

(a)

in respect of Tranche A, the first 14 (1st – 14th) each such instalments in an amount of $1,104,669.68 with the 15th and final such instalment in the amount of up to $44,701,291.14, comprising of an instalment in the amount of $363,179.07 and a balloon amount of up to $44,338,112.07 (the “Balloon Instalment A”);

(b)

in respect of Tranche B, the first 14 (1st – 14th) each such instalments in an amount of $1,098,041.67 with the 15th and final such instalment in the amount of up to $44,794,083.29, comprising of an instalment in the amount of $361,000 and a balloon amount of up to $44,433,083.29 (the “Balloon Instalment B”); and

(c)

in respect of Tranche C, the first 14 (1st – 14th) each such instalments in an amount of $1,091,275.76 with the 15th and final such instalment in the amount of up to $44,888,806.03, comprising of an instalment in the amount of $358,775.59 and a balloon amount of up to $44,530,030.44 (the “Balloon Instalment C” and together with the Balloon Instalment A and the Balloon Instalment B, the “Balloon Instalments”).

6.2	Cash Sweep Repayment

(a)

In addition to the repayments under Clause 6.1 (Repayment of Loan) above, if the DSCR at the end of a Cash Sweep Period is higher than 1.10:1, the Borrowers shall transfer to the Retention Account on the Determination Date an amount equal to the Cash Sweep Amount, to be applied against the Loan in the manner set out in paragraph (b) below, on the Repayment Date falling due after the Cash Flow Certificate has been provided. The DSCR and the Cash Sweep Amount (if any) shall be evidenced by a Cash Flow Certificate which the Borrowers shall provide to the Facility Agent 45 days after the end of relevant Cash Sweep Period. For the avoidance of doubt, if the Facility Agent does not receive the Cash Flow Certificate at least 3 Business Days prior to the relevant Repayment Date it shall not be obliged to make the relevant application under Clause 27.6 (Application of retentions).

(b)

Any repayment made under paragraph (a) above shall be applied between the Tranches on a pro rata basis and as against each individual Tranche against the then outstanding Repayment Instalments in inverse order of maturity (commencing, for the avoidance of doubt, with the Balloon Instalment applicable to that Tranche).

(c)	For the purposes of this Clause 6.2:

“Cash Flow” means, in relation to a Cash Sweep Period, the amount (if any) by which the Revenues exceed the aggregate of (i) OpEx, (ii) Dry-Docking Reserve Accrual and (iii) any other amount as may be required to be transferred to the Liquidity Account in order to ensure compliance with the liquidity requirements set out in Clause 22.1 (Borrowers’ minimum liquidity).

“Cash Flow Certificate” means, in relation to a Cash Sweep Period, a certificate signed by the chief financial officer of Guarantor A and addressed to the Facility Agent, setting out (in reasonable detail) the computations of the DSCR and the Cash Sweep Amount (if any) as at the last day of that Cash Sweep Period.

“Cash Flow Debt Service” means in relation to:

(a)	the First Cash Sweep Period, an amount equal to the sum of:

(i)	the product of (A) the number of days between the Utilisation Date and 31 December 2018 and (B) the first Repayment Instalment, divided by 90; and

(ii)	the accrued interest from the Utilisation Date until 31 December 2018; and

(b)	a Subsequent Cash Sweep Period, means the Debt Service payable during that Subsequent Cash Sweep Period.

“Cash Sweep Amount” means an amount which when applied in repayment of the Loan pursuant to paragraph (b) of this Clause 6.2 would result in the DSCR being equal to 1.10:1.

“Cash Sweep Period” means the First Cash Sweep Period or a Subsequent Cash Sweep Period.

“Determination Date” means the date on which the Facility Agent determines (acting on the instructions of the Majority Lenders), on the basis of the Cash Flow Certificate and any information provided to the Facility Agent pursuant to Clause 21.5 (Information: miscellaneous), the Cash Sweep Amount.

“DSCR” means, in relation to a Cash Sweep Period, the ratio of:

(a)	the Cash Flow; to

(b)	the Cash Flow Debt Service,

as at the last day of that Cash Sweep Period.

“First Cash Sweep Period” means the period commencing on the Utilisation Date and ending on 31 December 2018.

“Revenues” means, in relation to a Cash Sweep Period, the aggregate Earnings of the Ships minus any commissions in relation to the chartering of the Ships for that Cash Sweep Period.

“OpEx” means, in relation to a Cash Sweep Period, the aggregate costs and expenses appropriately and properly incurred in operating the Ships (and proven if so requested by the Facility Agent), including expenses for crewing, victualling, insuring, maintenance, spares, management, operation, voyage (if payable by the Borrowers (or any of them)) and general administrative expenses of the Ships for that Cash Sweep Period.

“Subsequent Cash Sweep Period” means each 3-month period ending on 31 March, 30 June, 30 September and 31 December.

6.3	Effect of cancellation and prepayment on scheduled repayments

(a)

If the Borrowers cancel the whole or any part of any Available Commitment in accordance with Clause 7.7 (Right of repayment and cancellation in relation to a single Lender) or if the Available Commitment of any Lender is cancelled under Clause 7.1 (Illegality) then the Repayment Instalments and the Balloon Instalment in relation to the relevant Tranche falling after that cancellation will be reduced in inverse order of maturity by the amount of the Available Commitments so cancelled.

(b)

If the Borrowers cancel the whole or any part of any Available Commitment in accordance with Clause 7.2 (Voluntary and automatic cancellation) or if the whole or part of any Commitment is cancelled pursuant to Clause 5.5 (Cancellation of Commitments), the Repayment Instalments and the Balloon Instalment in relation to the relevant Tranche falling after that cancellation will be reduced in inverse order of maturity by the amount of the Commitments so cancelled.

(c)

If any part of the Loan is repaid or prepaid in accordance with Clause 7.7 (Right of repayment and cancellation in relation to a single Lender) or Clause 7.1 (Illegality), such partial prepayment shall be applied between the Tranches on a pro rata basis and as against each individual Tranche against the then outstanding Repayment Instalments in inverse chronological order of maturity (commencing, for the avoidance of doubt, with the Balloon Instalment applicable to that Tranche).

(d)

If any part of the Loan is prepaid in accordance with Clause 7.5 (Mandatory prepayment on sale or Total Loss) or Clause 7.6 (Mandatory prepayment of Hedging Prepayment Proceeds), such partial prepayment shall be applied between the Tranches on a pro rata basis and as against each individual Tranche against the then outstanding Repayment Instalments in inverse chronological order of maturity (commencing, for the avoidance of doubt, with the Balloon Instalment applicable to that Tranche).

(e)

If any part of the Loan is prepaid in accordance with Clause 7.4 (Voluntary prepayment of Loan), such partial prepayment shall be applied against the Tranche being prepaid and within that Tranche it shall reduce the Repayment Instalments falling due after that date in inverse chronological order of maturity (commencing, for the avoidance of doubt, with the Balloon Instalment relevant to that Tranche).

6.4	Termination Date

On the Termination Date, the Borrowers shall additionally pay to the Facility Agent for the account of the Finance Parties all other sums then accrued and owing under the Finance Documents.

6.5	Reborrowing

No Borrower may reborrow any part of the Facility which is repaid.

7	PREPAYMENT AND CANCELLATION

7.1	Illegality

If it is or becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in an Advance or the Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(a)	that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

(b)	upon the Facility Agent notifying the Borrowers, the Available Commitment of that Lender will be immediately cancelled; and

(c)

the Borrowers shall prepay that Lender’s participation in the Loan on the last day of the Interest Period for the Loan occurring after the Facility Agent has notified the Borrowers or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment shall be cancelled in the amount of the participation prepaid.

7.2	Change of control

If a Change of Control occurs the Borrowers and the Guarantors shall promptly notify the Facility Agent upon becoming aware of that event and if the Lenders so require, the Facility Agent shall (acting on the instructions of the Lenders), by not less than 30 days’ notice to the Borrowers, cancel the Facility and declare the Loan, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facility will be cancelled and the Loan and interest and other amounts will become immediately due and payable.

For the purpose of this Clause, a “Change of Control” occurs if:

(i)	during the Security Period (and should no Merger be completed):

(A)	a change occurs in the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(1)	cast, or control the casting of, all of the votes that might be cast at a general meeting of any Guarantor; or

(2)	appoint or remove all, or the majority, of the directors or other equivalent officers of any Guarantor; or

(3)	give directions with respect to the operating and financial policies of any Guarantor with which the directors or other equivalent officers of that Guarantor are obliged to comply; and/or

(B)

a change occurs in the beneficial holding of any part of the issued share capital or equity interests of any Guarantor (excluding any part of that issued share capital or equity interests that carries no right to participate beyond a specified amount in a distribution of either profits or capital) and/or, from that disclosed to the Facility Agent prior to the execution of this Agreement; and

(C)	any change in the direct or indirect legal or beneficial ownership or control of any of the Borrowers.

(ii)	if the Merger is completed (and at any time after its completion):

(A)

at any time during the six-month period commencing from the date on which the Merger is completed, the non-floating shareholders that hold voting rights in the New Parent (as disclosed to the Facility Agent on the date of such Merger) immediately following such Merger cease to own (either directly or through one or more of their affiliates) collectively an amount that is more than 100 per cent. of the voting rights in the New Parent (or its successor) owned by them as on the date on which the Merger is completed; or

(B)

Mr George Giouroukos ceases to be the Executive Chairman (or to maintain an equivalent executive officer position) of the New Parent other than by reason of death or other incapacity in managing his affairs; or

(C)	any change in the direct legal ownership of any of the Borrowers; or

(D)

Mr George Giouroukos ceases to own at least 50 per cent. of the number of shares of the New Parent (either directly or through one or more affiliates) held by him on the date of the completion of the Merger (excluding any share split or reverse split) other than by reason of death or other incapacity in managing his affairs; or

(E)	any person(s) owns more than 35 per cent. of the shares in the New Parent, unless such person(s) owned such shares on the date of the completion of the Merger.

7.3	Voluntary and automatic cancellation

(a)

The Borrowers may, if they give the Facility Agent not less than ten Business Days’ (or such shorter period as the Majority Lenders and the Facility Agent may agree) prior written notice, cancel the whole or any part (being a minimum amount of $1,000,000 or a multiple of that amount (or such other amount as the Majority Lenders may agree in their sole discretion)) of the Available Facility. Any cancellation under this Clause 7.2 (Voluntary and automatic cancellation) shall reduce the Commitments of the Lenders rateably and the amount of the relevant Tranche(s).

(b)	The unutilised Commitment (if any) of each Lender shall be automatically cancelled at close of business on the date on which the Advance under a Tranche is made available.

7.4	Voluntary prepayment of Loan

The Borrowers may, if they give the Facility Agent not less than ten Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of the Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount equal to $1,000,000 or a multiple of that amount (or such other amount as the Majority Lenders may agree in their sole discretion)).

7.5	Mandatory prepayment on sale or Total Loss

(a)	If a Ship is sold (without prejudice to paragraph (a) of Clause 23.13 (Disposals)) or becomes a Total Loss, the Borrowers shall on the Relevant Date prepay the Relevant Amount.

(b)	In this Clause 7.5 (Mandatory prepayment on sale or Total Loss):

“Relevant Amount” means an amount equal to:

(i)	the outstanding amount of the Tranche relevant to the Ship which is sold or has become a Total Loss; and

(ii)

an amount (if any) which, after the application of the prepayment to be made pursuant to this Clause 7.5 (Mandatory prepayment on sale or Total Loss) results in the minimum required security cover set out in Clause 26.1 (Minimum required security cover) being complied with.

“Relevant Date” means:

(A)	in the case of a sale of a Ship, on the earlier of:

(A)	the date on which the sale is completed by delivery of that Ship to the buyer of that Ship; and

(B)	the date of receipt by the Security Agent of the proceeds of the sale;

(B)	in the case of a Total Loss of a Ship, on the earlier of:

(A)	the date falling 120 days after the Total Loss Date; and

(B)	the date of receipt by the Security Agent of the proceeds of insurance relating to such Total Loss.

7.6	Mandatory prepayment of Hedging Prepayment Proceeds

Any Hedging Prepayment Proceeds arising as a result of any cancellation or prepayment under this Agreement shall, following payment into the Retention Account in accordance with Clause 27.2 (Payment of Earnings), be applied rateably on the last day of each Interest Period which ends after such payment in prepayment of the Loan.

7.7	Right of repayment and cancellation in relation to a single Lender

(a)	If:

(i)

any sum payable to any Lender by a Transaction Obligor is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up) or under that clause as incorporated by reference or in full in any other Finance Document; or

(ii)	any Lender claims indemnification from a Borrower under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs),

the Borrowers may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Loan.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)

On the last day of each Interest Period which ends after the Borrowers have given notice of cancellation under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Borrowers in that notice), the Borrowers shall repay that Lender’s participation in the Loan.

7.8	Restrictions

(a)

Any notice of cancellation or prepayment given by any Party under this Clause 7 (Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made, the amount of that cancellation or prepayment and, if relevant, the part of the Loan to be prepaid or cancelled.

(b)

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and amounts (if any) payable under the Hedging Agreements in connection with that prepayment and, subject to the fee provided for in Clause 11.2 (Prepayment fee) and any Break Costs, without premium or penalty.

(c)	No Borrower may reborrow any part of the Facility which is prepaid.

(d)	No Borrower shall repay or prepay all or any part of the Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)

If the Facility Agent receives a notice under this Clause 7 (Prepayment and Cancellation) it shall promptly forward a copy of that notice to either the Borrowers or the affected Lenders and/or Hedge Counterparties, as appropriate.

(g)

If all or part of any Lender’s participation in the Loan is repaid or prepaid, an amount of that Lender’s Commitment (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

7.9	Application of prepayments

Any prepayment of any part of the Loan (other than a prepayment pursuant to Clause 7.1 (Illegality), Clause 7.4 (Voluntary prepayment of Loan) or Clause 7.7 (Right of repayment and cancellation in relation to a single Lender)) shall be applied pro rata to each Lender’s participation in that part of the Loan.

SECTION 5

COSTS OF UTILISATION

8	INTEREST

8.1	Calculation of interest

The rate of interest on the Loan or any part of the Loan for each Interest Period is the percentage rate per annum which is the aggregate of:

(a)	the Margin; and

(b)	LIBOR.

8.2	Payment of interest

(a)	The Borrowers shall pay accrued interest on the Loan or any part of the Loan on the last day of each Interest Period (each an “Interest Payment Date”).

(b)

If an Interest Period is longer than three Months, the Borrowers shall also pay interest then accrued on the Loan or the relevant part of the Loan on the dates falling at three Monthly intervals after the first day of the Interest Period.

8.3	Default interest

(a)

If an Obligor fails to pay any amount payable by it under a Finance Document other than a Hedging Agreement on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 2 per cent. per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted part of the Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Facility Agent (acting on the instructions of the Majority Lenders). Any interest accruing under this Clause 8.3 (Default interest) shall be immediately payable by the Obligor on demand by the Facility Agent (acting on the instructions of the Majority Lenders).

(b)	If an Unpaid Sum consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period relating to the Loan or that part of the Loan:

(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan or that part of the Loan; and

(ii)	the rate of interest applying to that Unpaid Sum during that first Interest Period shall be 2 per cent. per annum higher than the rate which would have applied if that Unpaid Sum had not become due.

(c)

Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

8.4	Notification of rates of interest

(a)	The Facility Agent shall promptly notify the Lenders and the Borrowers of the determination of a rate of interest under this Agreement.

(b)	The Facility Agent shall promptly notify the Borrowers of each Funding Rate relating to the Loan, any part of the Loan or any Unpaid Sum.

8.5	Hedging

(a)

The Borrowers may from time to time enter into Hedging Agreements for the purposes of hedging interest payable under this Agreement and in accordance with the other provisions of this Agreement, provided always that the Borrowers shall (i) not enter into or maintain any Hedging Agreements which are speculative in nature and (ii) ensure that at all times it shall enter into and maintain Hedging Agreements in relation to which the Total Hedged Amount is not less than the Minimum Required Hedged Amount.

(b)	Each Hedging Agreement shall:

(i)	be with a Hedge Counterparty;

(ii)	be for a term ending on the Termination Date or such other date or dates as the Majority Lenders may agree;

(iii)	have settlement dates coinciding with the Interest Payment Dates;

(iv)	be based on an ISDA Master Agreement and otherwise in form and substance satisfactory to the Facility Agent; and

(v)	provide that the Termination Currency (as defined in the relevant Hedging Agreement) shall be dollars.

(c)	The rights of each Borrower under the Hedging Agreements and any Hedge Counterparty Guarantee shall be charged or assigned by way of security under a Hedging Agreement Security.

(d)	The parties to each Hedging Agreement must comply with the terms of that Hedging Agreement.

(e)	Neither a Hedge Counterparty nor a Borrower may amend, supplement, extend or waive the terms of any Hedging Agreement or Hedge Counterparty Guarantee without the consent of the Security Agent.

(f)

Paragraph (e) above shall not apply to an amendment, supplement or waiver that is administrative and mechanical in nature and does not give rise to a conflict with any provision of this Agreement or the Hedging Agreement Security.

(g)

If, at any time, the aggregate notional amount of the transactions in respect of the Hedging Agreements exceeds or, as a result of any repayment or prepayment under this Agreement, will exceed the Loan at that time, the Borrowers must promptly notify the Facility Agent and must, at the request of the Facility Agent, reduce the aggregate notional amount of those transactions by an amount and in a manner satisfactory to the Facility Agent so that it no longer exceeds or will not exceed the Loan then or that will be outstanding.

(h)

Any reductions in the aggregate notional amount of the transactions in respect of the Hedging Agreements in accordance with paragraph (g) above will be apportioned as between those transactions pro rata.

(i)	Paragraph (g) above shall not apply to any transactions in respect of any Hedging Agreement under which no Borrower has any actual or contingent indebtedness.

(j)	The Facility Agent must make a request under paragraph (g) above if so required by a Hedge Counterparty.

(k)	Neither a Hedge Counterparty nor a Borrower may terminate or close out any transactions in respect of any Hedging Agreement (in whole or in part) except:

(i)	in accordance with paragraphs (g)-(j) above;

(ii)	on the occurrence of an Illegality, (as such expression is defined in the relevant Hedging Agreement);

(iii)

in the case of termination or closing out by a Hedge Counterparty, if the Facility Agent serves notice under paragraph (ii) of Clause 28.19 (Acceleration) or, having served notice under paragraph (iii) of Clause 28.19 (Acceleration), makes a demand;

(iv)	in the case of any other termination or closing out by a Hedge Counterparty or a Borrower, with the consent of the Facility Agent; or

(v)	if the Secured Liabilities (other than in respect of the Hedging Agreements) have been irrevocably and unconditionally paid and discharged in full;

(l)

If a Hedge Counterparty or a Borrower terminates or closes out a transaction in respect of a Hedging Agreement (in whole or in part) in accordance with sub-paragraphs (ii) or (in the case of a Hedge Counterparty only) (iv) of paragraph (k) above, it shall promptly notify the Facility Agent of that termination or close out.

(m)

If a Hedge Counterparty is entitled to terminate or close out any transaction in respect of any Hedging Agreement under sub-paragraph (iii) of paragraph (k) above, such Hedge Counterparty shall promptly terminate or close out such transaction following a request to do so by the Security Agent.

(n)

A Hedge Counterparty may only suspend making payments under a transaction in respect of a Hedging Agreement if a Borrower is in breach of its payment obligations under any transaction in respect of that Hedging Agreement.

(o)

Each Hedge Counterparty consents to, and acknowledges notices of, the charging or assigning by way of security by each Borrower pursuant to the relevant Hedging Agreement Security of its rights under the Hedging Agreements to which it is party in favour of the Security Agent.

(p)

Any such charging or assigning by way of security is without prejudice to, and after giving effect to, the operation of any payment or close-out netting in respect of any amounts owing under any Hedging Agreement.

(q)	The Security Agent shall not be liable for the performance of any of a Borrower’s obligations under a Hedging Agreement.

(r)

No Borrower or Hedge Counterparty shall assign any of its rights or transfer any of its rights or obligations under a Hedging Agreement or permit a change of Hedge Counterparty Guarantor without the consent of the Security Agent.

9	INTEREST PERIODS

9.1	Selection of Interest Periods

(a)

The Borrowers may select the Interest Period for the Loan in the Utilisation Request. Subject to paragraphs (f) and (h) below and Clause 9.2 (Changes to Interest Periods), the Borrowers may select each subsequent Interest Period in respect of the Loan in a Selection Notice.

(b)	Each Selection Notice is irrevocable and must be delivered to the Facility Agent by the Borrowers not later than the Specified Time.

(c)

If the Borrowers fail to select an Interest Period in the first Utilisation Request or fail to deliver a Selection Notice to the Facility Agent in accordance with paragraphs (a) and (b) above, the relevant Interest Period will, subject to paragraphs (f) and (h) below and Clause 9.2 (Changes to Interest Periods), be three Months.

(d)

Subject to this Clause 9 (Interest Periods), the Borrowers may select an Interest Period of three Months or any other period agreed between the Borrowers and the Facility Agent (acting on the instructions of all the Lenders).

(e)	An Interest Period in respect of the Loan or any part of the Loan shall not extend beyond the Termination Date.

(f)

In respect of a Repayment Instalment, the Borrowers may request in the relevant Selection Notice that an Interest Period for a part of the Loan equal to such Repayment Instalment shall end on the Repayment Date relating to it and, subject to paragraph (d) above, select a longer Interest Period for the remaining part of the Loan.

(g)

The first Interest Period for the Loan shall start on the Utilisation Date and, subject to paragraph (h) below, each subsequent Interest Period shall start on the last day of its preceding Interest Period.

(h)	Except for the purposes of paragraph (f) above and Clause 9.2 (Changes to Interest Periods), the Loan shall have one Interest Period only at any time.

9.2	Changes to Interest Periods

(a)

In respect of a Repayment Instalment, prior to determining the interest rate for the Loan, the Facility Agent may establish an Interest Period for a part of the Loan equal to such Repayment Instalment to end on the Repayment Date relating to it and the remaining part of the Loan shall have the Interest Period selected in the relevant Selection Notice, subject to paragraph (d) of Clause 9.1 (Selection of Interest Periods).

(b)	If the Facility Agent makes any change to an Interest Period referred to in this Clause 9.2 (Changes to Interest Periods), it shall promptly notify the Borrowers and the Lenders.

9.3	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10	CHANGES TO THE CALCULATION OF INTEREST

10.1	Unavailability of Screen Rate

(a)

Interpolated Screen Rate: If no Screen Rate is available for LIBOR for the Interest Period of the Loan or any part of the Loan, the applicable LIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of the Loan or that part of the Loan.

(b)	Reference Bank Rate: If no Screen Rate is available for LIBOR for:

(i)	dollars; or

(ii)	the Interest Period of the Loan or any part of the Loan and it is not possible to calculate the Interpolated Screen Rate,

(iii)	the applicable LIBOR shall be the Reference Bank Rate as of the Specified Time and for a period equal in length to the Interest Period of the Loan or that part of the Loan.

(c)

Cost of funds: If paragraph (b) above applies but no Reference Bank Rate is available for dollars or the relevant Interest Period there shall be no LIBOR for the Loan or that part of the Loan (as applicable) and Clause 10.4 (Cost of funds) shall apply to the Loan or that part of the Loan for that Interest Period.

10.2	Calculation of Reference Bank Rate

(a)

Subject to paragraph (b) below, if LIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

(b)	If at or about noon on the Quotation Day none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.

10.3	Market disruption

(a)

If before close of business in London on the Quotation Day for the relevant Interest Period the Facility Agent receives notification from a Lender or Lenders (whose participations in the Loan or the relevant part of the Loan exceed 66 per cent. of the Loan or the relevant part of the Loan as appropriate) that the cost to it of funding its participation in the Loan or that part of the Loan from whatever source it may reasonably select for dollars would be in excess of LIBOR then Clause 10.4 (Cost of funds) shall apply to the Loan or that part of the Loan (as applicable) for the relevant Interest Period.

(b)

If, at least one Business Day before the Utilisation Date, the Facility Agent receives notification from a Lender (the “Affected Lender”) that for any reason it is unable to obtain dollars in the Relevant Interbank Market in order to fund its participation in an Advance, the Affected Lender’s obligation to participate in that Advance shall be suspended while that situation continues, provided however that the Affected Lender and/or the Facility Agent shall use reasonable endeavours to find an alternative method to fund the Loan.

10.4	Cost of funds

(a)

If this Clause 10.4 (Cost of funds) applies, the rate of interest on each Lender’s share of the Loan or the relevant part of the Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin;

(ii)

the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in the Loan or that part of the Loan from whatever source it may reasonably select; and

(iii)	the Mandatory Cost, if any, applicable to that Lender’s participation in the Loan or that part of the Loan.

(b)

If this Clause 10.4 (Cost of funds) applies and the Facility Agent (acting on the instructions of the Lenders) or the Borrowers so require, the Facility Agent and the Borrowers shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest or (as the case may be) an alternative basis for funding.

(c)

Subject to Clause44.4 (Replacement of Screen Rate), any substitute or alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders, the Facility Agent and the Borrowers, be binding on all Parties.

(d)	If paragraph (e) below does not apply and any rate notified to the Facility Agent under sub-paragraph (ii) of paragraph (a) above is less than zero, the relevant rate shall be deemed to be zero.

(e)	If this Clause 10.4 (Cost of funds) applies pursuant to Clause 10.3 (Market disruption) and:

(i)	a Lender’s Funding Rate is less than LIBOR; or

(ii)	a Lender does not supply a quotation by the time specified in sub-paragraph (ii) of paragraph (a) above,

the cost to that Lender of funding its participation in the Loan or the relevant part of the Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR.

10.5	Break Costs

(a)

The Borrowers shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of the Loan or Unpaid Sum being paid by a Borrower on a day other than the last day of an Interest Period for the Loan, the relevant part of the Loan or that Unpaid Sum.

(b)

Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent (acting on the instructions of the Lenders), provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11	FEES

11.1	Commitment fee

(a)

The Borrowers shall pay to the Facility Agent (for the account of each Lender) a non-refundable commitment fee computed at 40 per cent. of the Margin on that Lender’s Available Commitment from time to time commencing on the date of this Agreement and ending on the earlier of (i) last day of the Availability Period, (ii) the Utilisation Date and (iii) the date on which the Available Commitments are cancelled in full or no longer available for drawing for any other reason whatsoever.

(b)

The accrued commitment fee is payable on the earlier of (i) the Utilisation Date and (ii) the last day of the Availability Period (and on the last day of such period), or, in relation to any Available Commitment which is cancelled, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

11.2	Prepayment fee

(a)	Subject to paragraph (c) below, the Borrowers must pay to the Facility Agent for each Lender a prepayment fee on the date of prepayment of all or any part of the Loan.

(b)	The amount of the prepayment fee is:

(i)	if the prepayment occurs on or before the date falling on the first anniversary of the Utilisation Date, 3 per cent. of the amount prepaid;

(ii)	if the prepayment occurs after the date falling on the first but on or before the date falling on the second anniversary of the Utilisation Date, 2 per cent. of the amount prepaid;

(iii)	if the prepayment occurs after the date falling on the second but on or before the date falling on the third anniversary of the Utilisation Date, 1 per cent. of the amount prepaid; and

(iv)	if the prepayment occurs after the date falling on the third anniversary of the Utilisation Date, no prepayment fee shall be payable.

(c)

No prepayment fee shall be payable under this Clause if the prepayment is made under Clause 7.1 (Illegality), Clause 7.7 (Right of replacement or repayment and cancellation in relation to a single Lender) or, only in the event of a Total Loss of a Ship, Clause 7.5 (Mandatory prepayment on sale or Total loss).

11.3	Other Fees

Certain other non-refundable fee(s) to the Secured Parties referred to, and in the amount and at the times agreed in the Fee Letter and/or the Mandate Letter.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

12	TAX GROSS UP AND INDEMNITIES

12.1	Definitions

(a)	In this Agreement:

“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

(b)

Unless a contrary indication appears, in this Clause 12 (Tax Gross Up and Indemnities) reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

(c)	This Clause 12 (Tax Gross Up and Indemnities) shall not apply to any Hedging Agreement.

12.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)

The Borrowers shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Borrowers and that Obligor.

(c)

If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)

If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)

Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3	Tax indemnity

(a)

The Obligors shall (within three Business Days of demand by the Facility Agent (acting on the instructions of a Protected Party or claiming on its own behalf)) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)

under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or

(B)	relates to a FATCA Deduction required to be made by a Party.

(c)

A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Obligors.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 12.3 (Tax indemnity), notify the Facility Agent.

12.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was received; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

12.5	Stamp taxes

The Obligors shall pay and, within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability which that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.6	VAT

(a)

All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)

If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)

(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this sub-paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)

(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)

Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part of it as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)

Any reference in this Clause 12.6 (VAT) to any Party shall, at any time when that Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union)) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or representative or head) of that group or unity at the relevant time (as the case may be).

(e)

In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

12.7	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to sub-paragraph (i) of paragraph (a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)

Paragraph (a) above shall not oblige any Finance Party to do anything and sub-paragraph (iii) of paragraph (a) above shall not oblige any other Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with sub-paragraphs (i) or (ii) of paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)

If a Borrower is a US Tax Obligor, or the Facility Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:

(iii) where a Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

(iv)	where a Borrower is a US Tax Obligor on a Transfer Date and the relevant Lender is a New Lender, the relevant Transfer Date; or

(v)	where a Borrower is not a US Tax Obligor, the date of a request from the Facility Agent,

supply	to the Facility Agent:

(i)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

(ii)	any withholding statement or other document, authorisation or waiver as the Facility Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)	The Facility Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (d) above to the Borrowers.

(g)

If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Facility Agent by a Lender pursuant to paragraph (d) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Facility Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Facility Agent). The Facility Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrowers.

(h)

The Facility Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (d) or (f) above without further verification. The Facility Agent shall not be liable for any action taken by it under or in connection with paragraphs (d), (f) or (f) above.

12.8	FATCA Deduction

(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify each Obligor and the Facility Agent and the Facility Agent shall notify the other Finance Parties.

13	INCREASED COSTS

13.1	Increased costs

(a)

Subject to Clause 13.3 (Exceptions), the Borrowers shall, within three Business Days of a demand by the Facility Agent (acting on the instructions of a Lender or claiming on its own behalf), pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

(ii)	compliance with any law or regulation made,

in each case after the date of this Agreement; or

(iii)	the implementation, application of or compliance with Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV.

(b)	In this Agreement:

(i)	“Basel III” means:

(A)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)

the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement—Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

(ii)	“CRD IV” means:

(A)

Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012;

(B)

Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC; and

(C)	any other law or regulation which implements Basel III.

(iii)	“Increased Costs” means:

(A)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(B)	an additional or increased cost; or

(C)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2	Increased cost claims

(a)

A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim together with the amount of such claim, following which the Facility Agent shall promptly notify the Borrowers.

(b)

Each Finance Party shall, as soon as practicable after a demand by the Facility Agent (acting on the instructions of the Majority Lenders), provide a certificate confirming the amount of its Increased Costs.

13.3	Exceptions

Clause	13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by an Obligor;

(b)	attributable to a FATCA Deduction required to be made by a Party;

(c)

compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);

(d)	compensated for by any payment made pursuant to Clause 14.3 (Mandatory Cost);

(e)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(f)	incurred by a Hedge Counterparty in its capacity as such.

14	OTHER INDEMNITIES

14.1	Currency indemnity

(a)

If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall, as an independent obligation, on demand, indemnify each Secured Party to which that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

(c)	This Clause 14.1 (Currency indemnity) does not apply to any sum due to a Hedge Counterparty in its capacity as such.

14.2	Other indemnities

(a)	Each Obligor shall, on demand, indemnify each Secured Party against any cost, loss or liability incurred by it (acting reasonably) as a result of:

(i)	the occurrence of any Event of Default;

(ii)

a failure by a Transaction Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 34 (Sharing among the Finance Parties);

(iii)

funding, or making arrangements to fund, its participation in an Advance requested by the Borrowers in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Secured Party alone); or

(iv)	the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrowers.

(b)

Each Obligor shall, on demand, indemnify each Finance Party, each Indemnified Person, against any cost, loss or liability incurred by that Indemnified Person pursuant to or in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry, in connection with or arising out of the entry into and the transactions contemplated by the Finance Documents, having the benefit of any Security constituted by the Finance Documents or which relates to the condition or operation of, or any incident occurring in relation to, any Ship unless such cost, loss or liability is caused by the gross negligence or wilful misconduct of that Indemnified Person.

(c)

Without limiting, but subject to any limitations set out in paragraph (b) above, the indemnity in paragraph (b) above shall cover any cost, loss or liability incurred by each Indemnified Person in any jurisdiction:

(i)	arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions; or

(ii)	in connection with any Environmental Claim.

(d)

Any Affiliate or any officer or employee of a Finance Party or of any of its Affiliates may rely on this Clause 14.2 (Other indemnities) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

14.3	Mandatory Cost

Each Borrower shall, on demand by the Facility Agent (acting on the instructions of the Majority Lenders), pay to the Facility Agent for the account of the relevant Lender, such amount which any Lender certifies in a notice to the Facility Agent to be its good faith determination of the amount necessary to compensate it for complying with:

(a)

in the case of a Lender lending from a Facility Office in a Participating Member State, the minimum reserve requirements (or other requirements having the same or similar purpose) of the European Central Bank or any other authority or agency which replaces all or any of its functions in respect of loans made from that Facility Office; and

(b)

in the case of any Lender lending from a Facility Office in the United Kingdom, any reserve asset, special deposit or liquidity requirements (or other requirements having the same or similar purpose) of the Bank of England (or any other governmental authority or agency) and/or paying any fees to the Financial Conduct Authority and/or the Prudential Regulation Authority (or any other governmental authority or agency which replaces all or any of their functions), which, in each case, is referable to that Lender’s participation in the Loan.

14.4	Indemnity to the Facility Agent

Each Obligor shall, on demand, indemnify each Indemnified Person against:

(a)	any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:

(i)	investigating (acting on the instructions of the Majority Lenders) any event which the Majority Lenders reasonably believe is a Default; or

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents or as may be required by the Majority Lenders; and

(b)

any cost, loss or liability incurred by the Indemnified Person (otherwise than by reason of the Indemnified Person’s gross negligence or wilful misconduct) or, in the case of any cost, loss or liability pursuant to Clause 35.11 (Disruption to Payment Systems etc.) notwithstanding the Indemnified Person’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent in acting as Facility Agent under the Finance Documents.

14.5	Indemnity to the Security Agent

(a)	Each Obligor shall, on demand, indemnify each Indemnified Person against any cost, loss or liability incurred by any of them:

(i)	in relation to or as a result of:

(A)	any failure by a Borrower to comply with its obligations under Clause 16 (Costs and Expenses);

(B)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(C)	the taking, holding, protection or enforcement of the Finance Documents and the Transaction Security;

(D)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in that Indemnified Person by the Finance Documents or by law;

(E)	any default by any Transaction Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

(F)	any action by any Transaction Obligor which vitiates, reduces the value of, or is otherwise prejudicial to, the Transaction Security; and

(G)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents.

(ii)

acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Security Property or the performance of the terms of this Agreement or the other Finance Documents (otherwise, in each case, than by reason of the relevant Indemnified Person’s gross negligence or wilful misconduct).

(b)

The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Security Assets in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 14.5 (Indemnity to the Security Agent) and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it.

15	MITIGATION BY THE FINANCE PARTIES

15.1	Mitigation

(a)

Each Finance Party shall, in consultation with the Borrowers, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax Gross Up and Indemnities), Clause 13 (Increased Costs) or paragraph (a) of Clause 14.3 (Mandatory Cost) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Transaction Obligor under the Finance Documents.

15.2	Limitation of liability

(a)	Each Obligor shall, on demand, indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if either:

(i)	a Default has occurred and is continuing; or

(ii)	in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16	COSTS AND EXPENSES

16.1	Transaction expenses

The Obligors shall, promptly on demand, pay the Facility Agent, the Security Agent and the Arranger the amount of all costs and expenses (including legal fees) reasonably incurred and documented by any Secured Party in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement or in a Security Document; and

(b)	any other Finance Documents executed after the date of this Agreement, including any Relevant Retranching Document.

16.2	Amendment costs

If:

(a)	a Transaction Obligor requests an amendment, waiver or consent; or

(b)	an amendment is required either pursuant to Clause 35.9 (Change of currency) or as contemplated in Clause44.4 (Replacement of Screen Rate);

(c)	an amendment is required in connection with a Relevant Retranching; or

(d)

a Transaction Obligor requests, and the Security Agent (acting on the instructions of the Majority Lenders) agrees to, the release of all or any part of the Security Assets from the Transaction Security, the Obligors shall, on demand, reimburse each of the Facility Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred and documented by each Secured Party in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Enforcement and preservation costs

The Obligors shall, on demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by that Secured Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document and/or the Transaction Security and with any proceedings instituted by or against that Secured Party as a consequence of it entering into a Finance Document, taking or holding the Transaction Security, or enforcing those rights.

SECTION 7

GUARANTEES AND JOINT AND SEVERAL LIABILITY OF BORROWERS

17	GUARANTEE AND INDEMNITY

17.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally:

(a)	guarantees to each Finance Party punctual performance by each other Transaction Obligor of all such other Transaction Obligor’s obligations under the Finance Documents;

(b)

undertakes with each Finance Party that whenever another Transaction Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it were the principal obligor; and

(c)

agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of another Transaction Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 17 (Guarantee and Indemnity) if the amount claimed had been recoverable on the basis of a guarantee.

17.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Transaction Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Transaction Obligor or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of a Guarantor under this Clause 17 (Guarantee and Indemnity) will continue or be reinstated as if the discharge, release or arrangement had not occurred.

17.4	Waiver of defences

The obligations of the Guarantors under this Clause 17 (Guarantee and Indemnity) and in respect of any Transaction Security will not be affected or discharged by an act, omission, matter or thing which, but for this Clause 17.4 (Waiver of defences), would reduce, release or prejudice any of its obligations under this Clause 17 (Guarantee and Indemnity) or in respect of any Transaction Security (without limitation and whether or not known to it or any Secured Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Transaction Obligor or other person;

(b)	the release of any other Transaction Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Transaction Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Transaction Obligor or any other person;

(e)

any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

17.5	Immediate recourse

(a)

Each of the Guarantors waives any right they may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person (including without limitation to commence any proceedings under any Finance Document or to enforce any Transaction Security) before claiming or commencing proceedings under this Clause 17 (Guarantee and Indemnity). This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

(b)

Each of the Guarantors acknowledges the right of the Security Agent pursuant to Clause 28.19 (Acceleration) to enforce or exercise any or all of its rights, remedies powers or discretions under any guarantee or indemnity contained in this Agreement.

17.6	Appropriations

Until all amounts which may be or become payable by the Transaction Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Secured Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantors shall not be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from the Guarantors or on account of any Guarantor’s liability under this Clause 17 (Guarantee and Indemnity).

17.7	Deferral of Guarantors’ rights

All rights which the Guarantors at any time have (whether in respect of this guarantee, a mortgage or any other transaction) against any Borrower, any other Transaction Obligor or their respective assets shall be fully subordinated to the rights of the Secured Parties under the Finance Documents and until the end of the Security Period and unless the Facility Agent (acting on the instructions of the Lenders) otherwise directs, the Guarantors will not exercise any rights which they may have (whether in respect of any Finance Document to which they are a Party or any other transaction) by reason of performance by the Guarantors of their obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 17 (Guarantee and Indemnity):

(a)	to be indemnified by a Transaction Obligor;

(b)	to claim any contribution from any third party providing security for, or any other guarantor of, any Transaction Obligor’s obligations under the Finance Documents;

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Secured Party;

(d)

to bring legal or other proceedings for an order requiring any Transaction Obligor to make any payment, or perform any obligation, in respect of which the Guarantors have given a guarantee, undertaking or indemnity under Clause 17.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Transaction Obligor; and/or

(f)	to claim or prove as a creditor of any Transaction Obligor in competition with any Secured Party.

If the Guarantors receive any benefit, payment or distribution in relation to such rights they shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by the Transaction Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Secured Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent (acting on the instructions of the Lenders) may direct for application in accordance with Clause 35 (Payment Mechanics).

17.8	Additional security

This guarantee and any other Security given by the Guarantors is in addition to and is not in any way prejudiced by, and shall not prejudice, any other guarantee or Security or any other right of recourse now or subsequently held by any Secured Party or any right of set-off or netting or right to combine accounts in connection with the Finance Documents.

17.9	Applicability of provisions of Guarantee to other Security

Clauses 17.2 (Continuing guarantee), 17.3 (Reinstatement), 17.4 (Waiver of defences), 17.5 (Immediate recourse), 17.6 (Appropriations), 17.7 (Deferral of Guarantors’ rights) and 17.8 (Additional security) shall apply, with any necessary modifications, to any Security which a Guarantor creates (whether at the time at which it signs this Agreement or at any later time) to secure the Secured Liabilities or any part of them.

18	JOINT AND SEVERAL LIABILITY OF THE BORROWERS

18.1	Joint and several liability

All liabilities and obligations of the Borrowers under this Agreement shall, whether expressed to be so or not, be joint and several.

18.2	Waiver of defences

The liabilities and obligations of a Borrower shall not be impaired by:

(a)	this Agreement being or later becoming void, unenforceable or illegal as regards any other Borrower;

(b)	any Lender or the Security Agent entering into any rescheduling, refinancing or other arrangement of any kind with any other Borrower;

(c)	any Lender or the Security Agent releasing any other Borrower or any Security created by a Finance Document; or

(d)	any time, waiver or consent granted to, or composition with any other Borrower or other person;

(e)	the release of any other Borrower or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(f)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any other Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(g)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any other Borrower or any other person;

(h)

any amendment, novation, supplement, extension, restatement (however fundamental, and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(i)	any unenforceability, illegality or invalidity of any obligation or any person under any Finance Document or any other document or security; or

(j)	any insolvency or similar proceedings.

18.3	Principal Debtor

Each Borrower declares that it is and will, throughout the Security Period, remain a principal debtor for all amounts owing under this Agreement and the Finance Documents and no Borrower shall, in any circumstances, be construed to be a surety for the obligations of any other Borrower under this Agreement.

18.4	Borrower restrictions

(a)	Subject to paragraph (b) below, during the Security Period no Borrower shall:

(i)

claim any amount which may be due to it from any other Borrower whether in respect of a payment made under, or matter arising out of, this Agreement or any Finance Document, or any matter unconnected with this Agreement or any Finance Document; or

(ii)	take or enforce any form of security from any other Borrower for such an amount, or in any way seek to have recourse in respect of such an amount against any asset of any other Borrower; or

(iii)	set off such an amount against any sum due from it to any other Borrower; or

(iv)	prove or claim for such an amount in any liquidation, administration, arrangement or similar procedure involving any other Borrower; or

(v)	exercise or assert any combination of the foregoing.

(b)

If during the Security Period, the Facility Agent, by notice to a Borrower, requires it to take any action referred to in paragraph (a) above in relation to any other Borrower, that Borrower shall take that action as soon as practicable after receiving the Facility Agent’s notice.

18.5	Deferral of Borrowers’ rights

Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, no Borrower will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)	to be indemnified by any other Borrower; or

(b)	to claim any contribution from any other Borrower in relation to any payment made by it under the Finance Documents.

19	GUARANTEE AND INDEMNITY – HEDGE GUARANTORS

19.1	Guarantee and indemnity

Each Hedge Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Hedge Counterparty punctual performance by each Borrower of all that Borrower’s obligations under the Hedging Agreements;

(b)

undertakes with each Hedge Counterparty that whenever a Borrower does not pay any amount when due under or in connection with any Hedging Agreement, that Hedge Guarantor shall immediately on demand pay that amount as if it were the principal obligor; and

(c)

agrees with each Hedge Counterparty that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Hedge Counterparty immediately on demand against any cost, loss or liability it incurs as a result of a Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Hedging Agreement on the date when it would have been due. The amount payable by a Hedge Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 19 (Guarantee and Indemnity – Hedge Guarantors) if the amount claimed had been recoverable on the basis of a guarantee.

19.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Borrower under the Hedging Agreements, regardless of any intermediate payment or discharge in whole or in part.

19.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Borrower or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Hedge Guarantor under this Clause 19 (Guarantee and Indemnity – Hedge Guarantors) will continue or be reinstated as if the discharge, release or arrangement had not occurred.

19.4	Waiver of defences

The obligations of each Hedge Guarantor under this Clause 19 (Guarantee and Indemnity – Hedge Guarantors) and in respect of any Transaction Security will not be affected or discharged by an act, omission, matter or thing which, but for this Clause 19.4 (Waiver of defences), would reduce, release or prejudice any of its obligations under this Clause 19 (Guarantee and Indemnity – Hedge Guarantors) or in respect of any Transaction Security (without limitation and whether or not known to it or any Secured Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Transaction Obligor or other person;

(b)	the release of any other Transaction Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Transaction Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Transaction Obligor or any other person;

(e)

any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

19.5	Immediate recourse

Each Hedge Guarantor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person (including without limitation to commence any proceedings under any Finance Document or to enforce any Transaction Security) before claiming or commencing proceedings under this Clause 19 (Guarantee and Indemnity – Hedge Guarantors). This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

19.6	Appropriations

Until all amounts which may be or become payable by the Borrowers under or in connection with the Hedging Agreements have been irrevocably paid in full, each Secured Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Hedge Guarantor shall be entitled to the benefit of the same; and

(b)

hold in an interest-bearing suspense account any moneys received from any Hedge Guarantor or on account of any Hedge Guarantor’s liability under this Clause 19 (Guarantee and Indemnity – Hedge Guarantors).

19.7	Deferral of Hedge Guarantors’ rights

All rights which each Hedge Guarantor at any time has (whether in respect of this guarantee, a mortgage or any other transaction) against any Borrower, any other Transaction Obligor or their respective assets shall be fully subordinated to the rights of the Secured Parties under the Finance Documents and until the end of the Security Period and unless the Facility Agent otherwise directs, no Hedge Guarantor will exercise any rights which it may have (whether in respect of any Finance Document to which it is a Party or any other transaction) by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 19 (Guarantee and Indemnity – Hedge Guarantors):

(a)	to be indemnified by a Transaction Obligor;

(b)	to claim any contribution from any third party providing security for, or any other guarantor of, any Transaction Obligor’s obligations under the Finance Documents;

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Secured Party;

(d)

to bring legal or other proceedings for an order requiring any Transaction Obligor to make any payment, or perform any obligation, in respect of which any Hedge Guarantor has given a guarantee, undertaking or indemnity under Clause 19 (Guarantee and Indemnity – Hedge Guarantors);

(e)	to exercise any right of set-off against any Transaction Obligor; and/or

(f)	to claim or prove as a creditor of any Transaction Obligor in competition with any Secured Party.

If a Hedge Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by the Transaction Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Secured Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 35 (Payment Mechanics).

19.8	Additional security

This guarantee and any other Security given by a Hedge Guarantor is in addition to and is not in any way prejudiced by, and shall not prejudice, any other guarantee or Security or any other right of recourse now or subsequently held by any Secured Party or any right of set-off or netting or right to combine accounts in connection with the Finance Documents.

19.9	Applicability of provisions of Guarantee to other Security

Clauses 19.2 (Continuing guarantee), 19.3 (Reinstatement), 19.4 (Waiver of defences), 19.5 (Immediate recourse), 19.6 (Appropriations), 19.7 (Deferral of Hedge Guarantors’ rights) and 19.8 (Additional security) shall apply, with any necessary modifications, to any Security which a Hedge Guarantor creates (whether at the time at which it signs this Agreement or at any later time) to secure the Secured Liabilities or any part of them.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

20	REPRESENTATIONS

20.1	General

Each Obligor makes the representations and warranties set out in this Clause 20 (Representations) to each Finance Party on the date of this Agreement.

20.2	Status

(a)	It is a limited liability company, duly formed and validly existing in good standing under the law of its Original Jurisdiction.

(b)	It and each Transaction Obligor has the power to own its assets and carry on its business as it is being conducted.

20.3	LLC Shares and ownership

(a)

In the case of Borrower A, the aggregate number of limited liability company interests that it is authorised to issue is 500 LLC Shares, all of which (being 100 per cent. of its limited liability company interests) have been issued to Odyssia NB.

(b)

In the case of Borrower B, the aggregate number of limited liability company interests that it is authorised to issue is 500 LLC Shares, all of which (being 100 per cent. of its limited liability company interests) have been issued to Odyssia NB.

(c)

In the case of Borrower C, the aggregate number of limited liability company interests that it is authorised to issue is 500 LLC Shares (being 100 per cent. of its issued limited liability company interests), all of which have been issued to Odyssia NB.

(d)	In the case of Odyssia NB, the aggregate number of limited liability company interests that it is authorised to issue is 500 LLC Shares, all of which have been issued to Guarantor B.

(e)	In the case of the Guarantor A, its limited liability company interests are unitized and there is no limitation on the number of units established within its limited liability company agreement.

(f)

In the case of the Guarantor B, the aggregate number of limited liability company interests that it is authorised to issue is 100, consisting of 75 Class A common limited liability company interests and 25 Class B preferential limited liability company interests.

(g)	In the case of the Guarantor C, its limited liability company interests are unitized and there is no limitation on the number of units established within its limited liability company agreement.

(h)

Prior to the completion of the Merger, the ultimate beneficial ownership and control of each Obligor is maintained by those person(s) advised to the Facility Agent in writing prior to the date of this Agreement.

(i)	None of the LLC Shares in any Borrower are subject to any option to purchase, pre-emption rights or similar rights.

20.4	Binding obligations

Subject to the Legal Reservations, the obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations.

20.5	Validity, effectiveness and ranking of Security

(a)

Each Finance Document to which it is a party does now or, as the case may be, will upon execution and delivery create, subject to the Legal Reservations and the Perfection Requirements, the Security it purports to create over any assets to which such Security, by its terms, relates, and such Security will, when created or intended to be created, be valid and effective.

(b)	No third party has or will have any Security (except for Permitted Security) over any assets that are the subject of any Transaction Security granted by it.

(c)

Subject to the Legal Reservations and the Perfection Requirements, the Transaction Security granted by it to the Security Agent or any other Secured Party has or will when created or intended to be created have first ranking priority or such other priority it is expressed to have in the Finance Documents and is not subject to any prior ranking or pari passu ranking security.

(d)	No concurrence, consent or authorisation of any person is required for the creation of or otherwise in connection with any Transaction Security.

20.6	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, each Transaction Document to which it is a party do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument.

20.7	Power and authority

(a)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorise:

(i)	its entry into, performance and delivery of, each Transaction Document to which it is or will be a party and the transactions contemplated by those Transaction Documents; and

(ii)	in the case of a Borrower, its registration of its Ship under an Approved Flag;

(b)	No limit on its powers will be exceeded as a result of the borrowing, granting of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.

20.8	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

(b)	to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect.

20.9	Governing law and enforcement

(a)	Subject to the Legal Reservations, the choice of governing law of each Transaction Document to which it is a party will be recognised and enforced in its Relevant Jurisdictions.

(b)

Subject to the Legal Reservations, any judgment obtained in relation to a Transaction Document to which it is a party in the jurisdiction of the governing law of that Transaction Document will be recognised and enforced in its Relevant Jurisdictions.

20.10	Insolvency

No:

(a)	corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 28.8 (Insolvency proceedings); or

(b)	creditors’ process described in Clause 28.9 (Creditors’ process),

has been taken or, to its knowledge, threatened in relation to a member of the Group or an Approved Manager; and none of the circumstances described in Clause 28.7 (Insolvency) applies to a member of the Group or an Approved Manager.

20.11	No filing or stamp taxes

Under the laws of its Relevant Jurisdictions it is not necessary that the Finance Documents to which it is a party be registered, filed, recorded, notarised or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents to which it is a party or the transactions contemplated by those Finance Documents.

20.12	Deduction of Tax

It is not required to make any Tax Deduction from any payment it may make under any Finance Document to which it is a party.

20.13	No default

(a)

No Event of Default and, on the date of this Agreement and on the Utilisation Date, no Default is continuing or might reasonably be expected to result from the making of the Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)

No other event or circumstance is outstanding which constitutes a default or a termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject.

20.14	No misleading information

(a)

Any factual information provided by any member of the Group for the purposes of this Agreement was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)	The financial projections contained in any such information have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)	Nothing has occurred or been omitted from any such information and no information has been given or withheld that results in any such information being untrue or misleading in any material respect.

20.15	Financial Statements

(a)	Each Obligor’s (excluding Guarantor C) Original Financial Statements were prepared in accordance with GAAP consistently applied.

(b)

Each Obligor’s (excluding Guarantor C) Original Financial Statements fairly present its financial condition as at the end of the relevant financial year and results of operations during the relevant financial year (consolidated in the case of the Guarantors).

(c)	There has been no material adverse change in its assets, business or financial condition or the assets, business or consolidated financial condition of the Group since 31 December 2017.

(d)	Each Obligor’s (excluding Guarantor C) most recent financial statements delivered pursuant to Clause 21.2 (Financial statements):

(i)	have been prepared in accordance with Clause 21.4 (Requirements as to financial statements); and

(ii)	fairly represent its financial condition as at the end of the relevant financial year and operations during the relevant financial year (consolidated in the case of the Guarantors).

(e)

Since the date of the most recent financial statements delivered pursuant to Clause 21.2 (Financial statements) there has been no material adverse change in its business, assets or financial condition (or the business or consolidated financial condition of the Group, in the case of the Guarantors).

20.16	Pari passu ranking

Its payment obligations under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

20.17	No proceedings pending or threatened

(a)

No litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) of or before any court, arbitral body or agency, which, if adversely determined, might reasonably be expected to have a Material Adverse Effect, have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it, any other Transaction Obligor or any member of the Group.

(b)

No judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against it, any other Transaction Obligor or any member of the Group.

20.18	Valuations

(a)

All written information supplied by it or on its behalf to an Approved Valuer for the purposes of a valuation delivered to the Facility Agent in accordance with this Agreement was true and accurate as at the date it was supplied or (if appropriate) as at the date (if any) at which it is stated to be given.

(b)	It has not omitted to supply any information to an Approved Valuer which, if disclosed, would adversely affect any valuation prepared by such Approved Valuer.

(c)

There has been no change to the written factual information provided pursuant to paragraph (a) above in relation to any valuation between the date such information was provided and the date of that valuation which, in either case, renders that information untrue or misleading in any material respect.

20.19	No breach of laws

(a)	It and any other Transaction Obligor has not (and no other member of the Group has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

(b)

No Transaction Obligor is in violation of and nor shall it violate any of the country or list based economic and trade sanctions administered and enforced by OFAC that are described or referenced at http://ustreas.gov/offices/enforcement/ofac or as otherwise published from time to time, in each case, as applicable to it.

20.20	No Charter

Except as disclosed by a Borrower to the Facility Agent in writing on or before the date of this Agreement, no Ship is subject to any Charter other than a Permitted Charter.

20.21	Compliance with Environmental Laws

All Environmental Laws relating to the ownership, operation and management of each Ship and the business of each member of the Group and any Approved Manager (as now conducted and as reasonably anticipated to be conducted in the future) and the terms of all Environmental Approvals have been complied with.

20.22	No Environmental Claim

No Environmental Claim has been made or threatened against any member of the Group or any Ship.

20.23	No Environmental Incident

No Environmental Incident has occurred and no person has claimed that an Environmental Incident has occurred.

20.24	ISM and ISPS Code compliance

All requirements of the ISM Code and the ISPS Code as they relate to each Borrower, the Approved Technical Manager and each Ship have been complied with.

20.25	Taxes paid

(a)	It is not materially overdue in the filing of any Tax returns and it is not overdue in the payment of any amount in respect of Tax.

(b)	No claims or investigations are being, or are reasonably likely to be, made or conducted against it with respect to Taxes.

20.26	Financial Indebtedness

No Borrower has any Financial Indebtedness outstanding other than Permitted Financial Indebtedness.

20.27	Overseas companies

No Transaction Obligor has delivered particulars, whether in its name stated in the Finance Documents or any other name, of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or, if it has so registered, it has provided to the Facility Agent sufficient details to enable an accurate search against it to be undertaken by the Lenders at the Companies Registry.

20.28	Good title to assets

It has good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

20.29	Ownership

(a)	Each Borrower is the sole legal and beneficial owner of the Ship owned by it, its Earnings and its Insurances.

(b)

With effect on and from the date of its creation or intended creation, each Transaction Obligor will be the sole legal and beneficial owner of any asset that is the subject of any Transaction Security created or intended to be created by such Transaction Obligor.

(c)

The constitutional documents of each Transaction Obligor do not and could not restrict or inhibit any transfer of limited liability company interests of any Borrower on creation or enforcement of the security conferred by the Security Documents.

20.30	Centre of main interests and establishments

For the purposes of The Council of the European Union Regulation No. 2015/848 on Insolvency Proceedings (recast) (the “Regulation”), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in Greece and it has no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

20.31	Place of business

No Transaction Obligor has a place of business in any country other than Greece or, in respect of the Guarantors, the United States of America Provided that if the Merger is completed the place of business of the Guarantors may cease to be the United States of America in which case the Obligors undertake to inform the Facility Agent immediately upon such change occurring.

20.32	No employee or pension arrangements

No Obligor has any employees or any liabilities under any pension scheme.

20.33	Sanctions

(a)	No Transaction Obligor:

(i)	is a Prohibited Person;

(ii)	is owned or controlled by or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person;

(iii)	owns or controls a Prohibited Person;

(iv)	has a Prohibited Person serving as a director, officer or, to the best of its knowledge, employee;

(v)	is located, organised or resides in a Sanctioned Country;

(vi)	has or intends to have any business operations or other dealings:

(A)	in a Sanctioned Country;

(B)	with any Specially Designated National (“SDN”) on OFAC’s SDN list or with a designated person targeted by asset freeze sanctions imposed by the United Nations, European Union or Her Majesty’s Treasury

(C)

involving commodities or services of a Sanctioned Country origin or shipped to, though, or from a Sanctioned Country, or on Sanctioned Country owned or registered vessels or aircraft, or finance or subsidize any of the foregoing exceeding 5% aggregated in comparison to any Obligor’s total assets or revenues.

(b)	No proceeds of any Advance or the Loan shall be made available, directly or indirectly:

(i)	to or for the benefit of a Prohibited Person;

(ii)	applied in a manner or for a purpose prohibited by Sanctions; or

(iii)	to fund or facilitate any activity of or a business in any Sanctioned Country.

20.34	Charterer compliance with Sanctions

No Borrower has granted or agreed to grant any Charter of its Ship where that Ship will be conducting business or transactions in connection with a UHRC without including a provision in the Charter requiring the relevant charterer to comply with all applicable Sanctions with regards the operation of that Ship.

20.35	US Tax Obligor

No Transaction Obligor is a US Tax Obligor.

20.36	Margin Regulations; Investment Company Act

(a)

No Borrower is engaged, nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System of the United States; and

(b)	No Borrower is, or is it required to be, registered as an “investment company” under the United States of America Investment Company Act of 1940.

20.37	Patriot Act

To the extent applicable each Borrower is in compliance with (i) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto and (ii) the PATRIOT Act. No part of the proceeds of the Loan will be used, directly or indirectly, for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

20.38	Anti-Bribery and Corruption Laws

(a)

It and each other member of the Group has not nor, to the best of its knowledge, any director, officer, employee, associated party or person acting on behalf of any Obligor or any member of the Group has engaged in any activity which would breach the Anti-Bribery and Corruption Laws.

(b)

To the best of its knowledge and belief, no actions or investigations by any governmental or regulatory agency are ongoing or threatened against it or any member of the Group, or any of their directors, officers, employee, associated party or person acting on their behalf in relation to a breach of the Anti-Bribery and Corruption Laws.

(c)	It and any member of the Group has instituted and will maintain and enforce policies and procedures designed to ensure compliance with the Anti-Bribery and Corruption Laws.

(d)	It will not directly or indirectly use, lend or contribute the proceeds raised under the Agreement for any purpose that would breach the Anti-Bribery and Corruption Laws.

20.39	Anti-Money Laundering Laws

(a)	It has conducted its business and operations at all times in compliance Anti-Money Laundering Laws.

(b)

No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving an Obligor including any of their existing or previous officers, directors, employees, agents, affiliates, associated parties and persons acting on behalf of the Obligors with respect to Anti-Money Laundering Laws is pending and, to the best of that Obligor’s knowledge, no such actions, suits or proceedings are threatened or contemplated;

(c)

No Obligor, including any of their respective existing or previous officers, directors, employees, agents, affiliates, associated parties and persons acting on behalf of the Obligors shall not directly or indirectly use the transaction proceeds for any purpose that would breach Anti-Money Laundering Laws

(d)

It is acting for its own account in relation to the Loan and in relation to the performance and the discharge of its obligations and liabilities under the Finance Documents and the transactions and other arrangements effected or contemplated by the Finance Documents to which an Obligor is a party, and the foregoing will not involve or lead to contravention of any law, official requirement or other regulatory measure or procedure implemented to combat money laundering (as defined in Article 1 of the Directive 2015/849/EC of the European Parliament and of the Council of the European Communities).

20.40	No immunity

No Obligor nor any of its assets is entitled to immunity on grounds of sovereignty or otherwise from any legal action or proceeding (including, without limitation, suit, attachment prior to judgement, execution or other enforcement).

20.41	AIF and AIFM

No Obligor is an AIF or an AIFM.

20.42	Sanctions policies and procedures

The Obligors have instituted and maintain policies and procedures designed to prevent Sanction violations by the Obligors and any other member of the Group.

20.43	Sanctions Proceedings

No Obligor knows nor has a reason to believe that any of them is or may become a Prohibited Person or the subject of Sanctions-related investigations or juridical proceedings.

20.44	Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of the Utilisation Request and the first day of each Interest Period and upon the date of occurrence of a Relevant Retranching.

21	INFORMATION UNDERTAKINGS

21.1	General

The undertakings in this Clause 21 (Information Undertakings) remain in force throughout the Security Period unless the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders), may otherwise permit.

21.2	Financial statements

(a)	The Guarantors shall supply to the Facility Agent in sufficient copies for all the Lenders:

(i)

subject to paragraph (b) below, as soon as they become available, but in any event within 180 days after the end of each of Guarantor A’s and Guarantor B’s financial years the audited consolidated financial statements for that financial year of Guarantor A and Guarantor B;

(ii)

as soon as the same become available, but in any event within 120 days after the end of each 6-month period ending on 30 June and 31 December of each of Guarantor A’s and Guarantor B’s financial years the unaudited consolidated financial statements of Guarantor A and Guarantor B for that 6-month period;

(iii)

as soon as the same become available, but in any event within 90 days after the end of each 3-month period ending on 31 March and 30 September of each of Guarantor A’s and Guarantor B’s financial years the unaudited consolidated financial statements of Guarantor A and Guarantor B for that 3-month period;

(iv)

as soon as the same become available, but in any event within 90 days after the end of each 3-month period of each of the Borrowers’ financial years the unaudited financial statements of each Borrower for that 3-month period;

(v)

as soon as the same become available, but in any event within 180 days after the end of each of the Borrower’s financial years, the annual unaudited financial statements of that financial year of each Borrower certified for its correctness by an officer of Guarantor A; and

(vi)

as soon as possible, but in no event later than 30 days after the end of each financial year of Guarantor A and Guarantor B, a three year financial forecast, including assumptions and commentary of reasonable substance, acceptable to the Facility Agent (acting on the instructions of the Majority Lenders), of Guarantor A and Guarantor B;

(b)	If the Merger is completed and at all times thereafter, the Guarantors shall:

(i)	not be obliged to provide the audited consolidated financial statements referred to in paragraph (a)(i) above unless the New Parent ceases to be listed in NYSE at any time during the Security Period;

(ii)

as soon as they become available, but in any event within 120 days after the end of each of the New Parent’s financial years the publicly available annual audited consolidated financial statements for that financial year of the New Parent, prepared in accordance with NYSE rules, as such statements are published on the New Parent’s website;

(iii)

provide, on a quarterly basis, any financial information reasonably required by the Facility Agent in relation to the New Parent which is not publicly available and may not be accessed by the Facility Agent;

21.3	Compliance Certificate

(a)

Guarantor A and Guarantor B shall supply to the Facility Agent, with each set of Financial Statements a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 22 (Financial Covenants) as at the date as at which those Financial Statements were drawn up.

(b)	Each Compliance Certificate shall be signed by an officer of Guarantor A.

21.4	Requirements as to financial statements

(a)

Each set of financial statements delivered pursuant to Clause 21.2 (Financial statements) shall be certified by an officer of Guarantor A, as fairly presenting the financial condition and operations of the company to which those statements relate as at the date as at which those financial statements were drawn up.

(b)

Each Borrower shall procure that each set of financial statements of an Obligor delivered pursuant to Clause 21.2 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, it notifies the Facility Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the Obligor) deliver to the Facility Agent:

(i)

a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which that Obligor’s Original Financial Statements were prepared; and

(ii)

sufficient information, in form and substance as may be reasonably required by the Facility Agent (acting on the instructions of the Lenders), to enable the Lenders to determine whether Clause 22 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor’s Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

21.5	Information: miscellaneous

Each Obligor shall and shall procure that each other Transaction Obligor (other than the Approved Managers) shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent (acting on the instructions of the Majority Lenders) so requests):

(a)

promptly after the Facility Agent’s demand (acting on the instructions of the Majority Lenders), all documents dispatched by it to its equity holders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)

promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect;

(c)

promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against any member of the Group and which might have a Material Adverse Effect;

(d)	promptly, its constitutional documents where these have been amended or varied;

(e)	promptly, such further information and/or documents regarding:

(i)	each Ship, goods transported on each Ship, its Earnings (including any Charter) and its Insurances;

(ii)	the Security Assets;

(iii)	compliance of the Transaction Obligors with the terms of the Finance Documents;

(iv)	the financial condition, business and operations of any member of the Group;

(v)	the DSCR calculation,

as any Finance Party (through the Facility Agent) may reasonably request; and

(f)

promptly, such further information and/or documents as any Finance Party (through the Facility Agent) may reasonably request so as to enable such Finance Party to comply with any laws applicable to it or as may be required by any regulatory authority.

21.6	Notification of Default

(a)

Each Obligor shall, and shall procure that each other Transaction Obligor shall, notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)

if the Merger is completed, each Obligor shall, and shall procure that each other Transaction Obligor shall, notify the Facility Agent of any default under any financing agreement of the New Parent (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(c)

Promptly upon a request by the Facility Agent (acting on the instructions of the Majority Lenders), each Borrower shall supply to the Facility Agent a certificate signed by an officer on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

(d)

Each Obligor shall notify the Facility Agent if it anticipates that on the next Testing Date it will be in breach of Clause 22 (Financial Covenants) (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

21.7	Use of websites

(a)

Each Obligor may satisfy its obligation under the Finance Documents to which it is a party to deliver any information in relation to those Lenders (the “Website Lenders”) which accept this method of communication by posting this information onto an electronic website designated by the Borrowers and the Facility Agent (the “Designated Website”) if:

(i)	the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the relevant Obligor and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the relevant Obligor and the Facility Agent (acting on the instructions of the Majority Lenders).

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Facility Agent shall notify the Obligors accordingly and each Obligor shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event each Obligor shall supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.

(b)

The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Obligors or any of them and the Facility Agent.

(c)	An Obligor shall promptly upon becoming aware of its occurrence notify the Facility Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	if that Obligor becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If an Obligor notifies the Facility Agent under sub-paragraph (i) or (v) of paragraph (c) above, all information to be provided by the Obligors under this Agreement after the date of that notice shall be supplied in paper form.

(d)

Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Obligors shall comply with any such request within 10 Business Days.

21.8	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)

any change in the status of a Transaction Obligor (or of a Holding Company of a Transaction Obligor) (including, without limitation, a change of ownership of a Transaction Obligor or of a Holding Company of a Transaction Obligor) after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges a Finance Party (or, in the case of sub-paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of any Finance Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by a Servicing Party (for itself or on behalf of any other Finance Party) or any Lender (for itself or, in the case of the event described in sub-paragraph (iii) above, on behalf of any prospective new Lender) in order for such Finance Party or, in the case of the event described in sub-paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)

Each Lender shall promptly upon the request of a Servicing Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Servicing Party (for itself) in order for that Servicing Party to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

22	FINANCIAL COVENANTS

22.1	Borrowers’ minimum liquidity

(a)

Each Borrower shall maintain on and from the Utilisation Date and at all times throughout the Security Period an amount equal to at least $1,730,000 (each a “Minimum Liquidity Amount”) in its respective Liquidity Account.

(b)	Each Borrower shall further maintain in its respective Liquidity Account the following additional amounts subject to the terms and at the times specified below:

(i)

if the duration of any of the Initial Charters is not extended pursuant to a Qualifying Extension, or substituted by a new charter, on terms similar to those set out in the relevant Initial Charter and with a charterer acceptable to the Lenders (in their sole discretion) (the “Substitute Initial Charter”), the Borrower owning that Ship shall further deposit on the date falling one month prior to the expiry of the initial duration of that Initial Charter (excluding any extension options) and maintain at all times thereafter throughout the Security Period in its Liquidity Account an amount (each a “Charter-Extension Liquidity Amount”) equal to the difference between (1) Debt Service (calculated on a trailing six-months basis) for the 6-month period ending on the date on which the Debt Service is determined and (2) the Minimum Liquidity Amount in respect of that Borrower Provided that if any of the Initial Charters is extended or substituted by a Substitute Initial Charter for a duration going beyond the Termination Date, the relevant Borrower shall not be required to deposit a Charter-

Extension Liquidity Amount Provided further that if at any time after the deposit of any Charter-Extension Liquidity Amount in a Liquidity Account pursuant to this sub-paragraph (b)(i), the relevant Borrower, enters into a Substitute Initial Charter, that Borrower shall not, for the duration of the Substitute Initial Charter, be obliged to maintain a Charter-Extension Liquidity Amount which shall be released to the order of that Borrower on or after the date on which the Facility Agent (acting on behalf of the Majority Lenders) confirms to the relevant Borrower its approval of the Substitute Initial Charter and the charterer thereunder;

In this Clause 22.1(b)(i), “Qualifying Extension” means, (a) in relation to an Initial Charter and (b) in relation to a Substitute Initial Charter, a charter:

(A)	for an additional period (excluding optional extensions) equal to no less than 24 months;

(B)	on terms similar (as determined by the Facility Agent in its discretion, acting on the instructions of the Majority Lenders) to those set out in the relevant Initial Charter;

(C)	which is effected at least one month prior to the expiry of the then applicable expiry date of that Initial Charter (excluding any extension options); and

(D)

which is effected once during the Security Period in relation to each of Ship B and Ship C and twice during the Security Period in relation to Ship A Provided that if the Initial Charter in respect of Ship A is extended for a period ending on a date falling after the Termination Date, only one such extension will be required;

(ii)

if any of the Initial Charters becoming the subject of Qualifying Extension or a Substitute Initial Charter (as applicable), has a net daily rate (the “New Charter Rate”) which is lower than $32,000 per day (the “Minimum Charter Rate”), then the Borrower owning the Ship to which that Initial Charter or Substitute Initial Charter relates (as the case may be) shall further deposit and maintain thereafter throughout the Security Period in its Liquidity Account an amount equal to the amount by which the Minimum Charter Rate exceeds the New Charter Rate multiplied by 720 days.

(iii)	if:

(A)	the Merger is completed; and

(B)

the consolidated New Parent’s Cash falls below in aggregate (i) $50,000,000 or (ii) the product of (1) $1,250,000 and (2) the number of vessels directly or indirectly owned by the New Parent and any of its Subsidiaries, then each of the Borrowers which has not previously deposited a Charter-Extension Liquidity Amount in its Liquidity Account, shall further deposit in its Liquidity Account on the relevant date and for so long as the afore-mentioned conditions under (A) and (B) above apply, an amount equal to the difference between (1) Debt Service (calculated on a trailing six-months basis) for the 6-month period ending on the date on which the Debt Service is determined and (2) the Minimum Liquidity Amount in respect of that Borrower.

(iv)

If any Ship is not subject to loss of Earnings cover, which satisfies the requirements of Clause 24.6 (Voluntary Insurances), then the Borrower owning such Ship, shall further deposit in its Liquidity Account an additional amount of $100,000 on and from the date on which, and for so long as, that Ship is not covered by a loss of Earnings insurances policy, satisfying the requirements of Clause 24.6 (Voluntary Insurances).

22.2	Guarantor A’s financial covenants

Guarantor	A shall ensure that from the Utilisation Date and at all times during the Security Period:

(a)	the Value Adjusted Leverage Ratio shall not exceed 75 per cent.;

(b)	the minimum Net Worth shall not be less than $50,000,000; and

(c)	the Book Leverage Ratio shall not exceed during the period commencing on:

(i)	the Utilisation Date and ending on 31 December 2018 (inclusive), 85 per cent.; and

(ii)	at all times thereafter, 75 per cent.

22.3	Compliance Check

Compliance with the undertakings contained in Clauses 22.1 (Borrowers’ minimum liquidity) and 22.1(a) (Guarantor A’s financial covenants) shall be determined on each Testing Date and evidenced by the Compliance Certificate.

22.4	Definitions

The expressions used in this Clause 22 (Financial Covenants) shall be construed in accordance with GAAP, and for purposes of this Agreement:

“Book Leverage Ratio” means the ratio of Total Consolidated Long Term Debt to Total Assets, as shown in the applicable Financial Statements for Guarantor A for any accounting period and determined in accordance with GAAP.

“Financial	Statements” means:

(a)

the annual financial statements provided pursuant to sub-paragraph (i) of paragraph (a) of Clause 21.2 (Financial statements) or, if the Merger is completed, sub-paragraph (ii) of paragraph (b) of Clause 21.2 (Financial statements) (as applicable);

(b)	the semi-annual financial statements provided pursuant to sub-paragraph (ii) of paragraph (a) of Clause 21.2 (Financial statements) or; and

(c)	the quarterly financial statements provided pursuant to sub-paragraph (iii) of paragraph (a) of Clause 21.2 (Financial statements).

“Fleet Market Value” means in relation to a Fleet Vessel, the Market Value of such Fleet Vessel.

“Fleet Vessels” means any vessel (including the Ships) from time to time wholly owned by Guarantor A (directly or indirectly) (each a “Fleet Vessel”).

“Net Worth” means equity payments already advanced in respect of the Fleet Vessels less the aggregate of (a) accumulated dividends and (b) retained earnings of the Fleet Vessels, as each such term is defined in the applicable Financial Statements for Guarantor A determined in accordance with GAAP.

“Testing Date” means any yearly, semi-annual and quarterly period (as applicable) to the end of which the Financial Statements are prepared (commencing with the yearly financial period ending on 31 December 2018).

“Total Assets” means the amount of the total assets of Guarantor A at any time on a consolidated basis which would be included in the applicable Financial Statements as total assets determined in accordance with GAAP.

“Total Consolidated Long Term Debt” means the amount of the total liabilities of the Guarantor A (as such term is defined in the applicable Financial Statements) at any time on a consolidated basis which would be included in the applicable Financial Statements of Guarantor A as total long term debt in accordance with GAAP including the current portion of long term debt (as such term is defined in the applicable Financial Statements for Guarantor A).

“Value Adjusted Leverage Ratio” means the ratio of Total Consolidated Long Term Debt to Value Adjusted Total Assets.

“Value Adjusted Total Assets” means the Total Assets of Guarantor A adjusted in each case for the difference of the book value of the Fleet Vessels (as evidenced in the most recent Financial Statements) and the Fleet Market Value.

23	GENERAL UNDERTAKINGS

23.1	General

The undertakings in this Clause 23 (General Undertakings) remain in force throughout the Security Period except as the Facility Agent, acting with the authorisation of the Lenders (or, where specified, all the Lenders) may otherwise permit.

23.2	Authorisations

Each Obligor shall, and shall procure that each other Transaction Obligor will, promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Facility Agent of,

any Authorisation required under any law or regulation of a Relevant Jurisdiction or the state of the Approved Flag at any time of each Ship to enable it to:

(i)	perform its obligations under the Transaction Documents to which it is a party;

(ii)

ensure the legality, validity, enforceability or admissibility in evidence in any Relevant Jurisdiction or in the state of the Approved Flag at any time of each Ship, of any Transaction Document to which it is a party; and

(iii)	own and operate each Ship (in the case of the Borrowers).

23.3	Corporate Existence

Each Obligor shall maintain its separate corporate existence, remain in goodstanding under the law of its jurisdiction of incorporation or formation and duly observe and conform to all requirements of any governmental authorities relating to the conduct of its business or to its properties or assets.

23.4	Compliance with laws

Each Obligor shall, and shall procure that each other Transaction Obligor will, comply in all respects with all laws and regulations to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect, including without limitation (i) the Trading with the Enemy Act and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) and any other enabling legislation or executive order thereto) and (ii) the PATRIOT Act.

23.5	Environmental compliance

Each Obligor shall, and shall procure that each other Transaction Obligor will, and Guarantor A shall ensure that each other member of the Group will:

(a)	comply with all Environmental Laws;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Approvals;

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

23.6	Environmental Claims

Each Obligor shall, and shall procure that each other Transaction Obligor will, (through Guarantor A) promptly upon becoming aware of the same, inform the Facility Agent in writing of:

(a)	any Environmental Claim against any member of the Group which is current, pending or threatened; and

(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

where the claim, if determined against that member of the Group, has or is reasonably likely to have a Material Adverse Effect.

23.7	Taxation

(a)

Each Obligor shall, and Guarantor A shall procure that Odyssia NB will, pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)

adequate reserves are maintained for those Taxes and the costs required to contest them and both have been disclosed in its latest financial statements delivered to the Facility Agent under Clause 21.2 (Financial statements); and

(iii)	such payment can be lawfully withheld.

(b)	No Obligors shall, and Guarantor A shall procure that Odysisia NB will not, change its residence for Tax purposes.

23.8	Overseas companies

Each Obligor shall, and Guarantor A shall procure that Odyssia NB, promptly inform the Facility Agent if it delivers to the Registrar particulars required under the Overseas Regulations of any UK Establishment and it shall comply with any directions given to it by the Facility Agent regarding the recording of any Transaction Security on the register which it is required to maintain under The Overseas Companies (Execution of Documents and Registration of Charges) Regulations 2009.

23.9	No change to centre of main interests

No Obligor shall, and Guarantor A shall procure that Odyssia NB shall not, change the location of its centre of main interest (as that term is used in Article 3(1) of the Regulation) from that stated in relation to it in Clause 20.30 (Centre of main interests and establishments) and it will create no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

23.10	Pari passu ranking

Each Obligor shall, and shall procure that Odyssia NB shall, ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

23.11	Title

(a)	Each Borrower shall hold the legal title to, and own the entire beneficial interest in the Ship owned by it, its Earnings and its Insurances;

(b)

With effect on and from its creation or intended creation, each Obligor shall hold the legal title to, and own the entire beneficial interest in any other assets the subject of any Transaction Security created or intended to be created by such Obligor.

23.12	Negative pledge

(a)

(i)	No Borrower shall create any form of Security over any of its assets or revenues other than Permitted Security; and

(ii)

No Guarantor shall create any form of Security (other than Permitted Security), over any of its assets or revenues unless it is reasonably incurred in the normal course of its business (without limitation) of acquiring and financing vessels to be owned by that Guarantor or any of its present or future Subsidiaries.

(b)	No Obligor shall:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by a Transaction Obligor or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (i) and (b) above do not apply to any Permitted Security.

23.13	Disposals

(a)

No Borrower shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset (including without limitation any Ship, its Earnings or its Insurances) other than as may be permitted under the terms of this Agreement or any other Finance Document.

(b)	Paragraph (a) above does not apply to any Charter as all Charters are subject to Clause 25.16 (Restrictions on use, chartering, appointment of managers etc.).

23.14	Change of business

(a)	Each Guarantor shall procure that no substantial change is made to the general nature of its business from that carried on at the date of this Agreement.

(b)	Guarantor A shall procure that no substantial change is made to the general nature of the business of the Group from that carried on at the date of this Agreement.

(c)	No Borrower shall engage in any business other than the ownership and operation of its Ship.

23.15	Financial Indebtedness

No Obligor shall:

(a)

in the case of a Borrower, incur or permit to be outstanding any Financial Indebtedness except (i) Financial Indebtedness incurred in the normal course of its business of trading, chartering, managing, insuring, maintaining and operating its Ship (including, for the avoidance of doubt, any trade debt) Provided that the aggregate of such Financial Indebtedness at any time shall not exceed $750,000 (or the equivalent in any other currency) for each Ship, including any Financial Indebtedness created under paragraph (b) of Clause 23.19 (Other transactions) but excluding any Financial Indebtedness created (A) for the purposes of any of the Scheduled Dry-Dockings and (B) by any unforeseen capitalised expenses that would be covered by the Insurances and only until such Insurances are paid out to the Borrowers, relating to maintenance or repairs on any Ship, which would require dry-docking repairs or maintenance and (ii) Permitted Financial Indebtedness; and

(b)

in the case of a Guarantor, incur or permit to be outstanding Financial Indebtedness except for (i) Financial Indebtedness incurred in the ordinary course of its business (including, without limitation, the issuance of guarantees securing the obligations of any of its future or present Subsidiaries and any guarantee previously granted by that Guarantor as at the date of this Agreement and disclosed to the Facility Agent) and (ii) Permitted Financial Indebtedness.

23.16	Expenditure

No Borrower shall incur any expenditure, except for expenditure reasonably incurred in the ordinary course of owning, operating, maintaining, insuring and repairing its Ship. For the avoidance of doubt, no Borrower shall incur any expenditure for retrofitting the Ships with scrubbers unless the commercial terms of such retrofitting costs have been discussed between the Borrowers and the Facility Agent (acting with the authorisation of the Majority Lenders) in good faith and the Facility Agent (acting on the instructions of the Majority Lenders) has granted its permission in writing.

23.17	Limited liability company interests

No Borrower shall:

(a)	purchase, cancel or redeem any of its LLC shares;

(b)	increase or reduce its LLC shares; and

(c)

issue any further LLC Shares except to Odyssia NB provided such new LLC Shares are made subject to the terms of the relevant Shares Security applicable to that Borrower immediately upon the issue of such new LLC Shares in a manner satisfactory to the Facility Agent (acting on the instructions of the Lenders) and the terms of the relevant Shares Security are complied with.

23.18	Dividends

Each Borrower shall be entitled to declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its equity interests (or any class of its equity interests) of up to 50 per cent. of the Cash Flow to Equity in respect of the relevant financial year, if the following conditions are met at the time of such distribution:

(a)

the aggregate Market Value of the Ships then subject to a Mortgage plus the net realisable value of any additional Security previously provided under this Clause 26 (Security Cover) is equal to at least 140 per cent. of the Loan;

(b)

each of the Initial Charters or a Substitute Initial Charter has been extended by a minimum period of 24 months without taking into account any extension option (once during the Security Period in relation to each of Ship B and Ship C and twice during the Security Period in relation to Ship A Provided that if the Initial Charter in respect of Ship A is extended for a period ending on a date falling after the Termination Date, one such extension will be required);

(c)	the Borrowers have complied with their obligations pursuant to Clause 22.1 (Borrowers’ minimum liquidity);

(d)	no Default has occurred or is continuing; and

(e)	the making or payment of such dividend or distribution would not result in the occurrence of a Default.

23.19	Other transactions

No Borrower shall:

(a)	be the creditor in respect of any loan or any form of credit to any person other than another Obligor and where such loan or form of credit is Permitted Financial Indebtedness;

(b)

give or allow to be outstanding any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which that Borrower assumes any liability of any other person other than (i) any guarantee or indemnity given under the Finance Documents or (ii) any guarantee and indemnity issued in the ordinary course of its business of trading, chartering and operating the Ship owned by it having an aggregate maximum value of $500,000 in respect of that Borrower or such higher value as may be requested by that Borrower and approved in writing by the Facility Agent (acting on the instructions of the Majority Lenders;

(c)	enter into any material agreement other than:

(i)	the Transaction Documents;

(ii)	any other agreement expressly allowed under any other term of this Agreement or in the ordinary course of that Borrower’s business of trading, operating and chartering the relevant Ship; and

(d)	enter into any transaction on terms which are, in any respect, less favourable to that Transaction Obligor than those which it could obtain in a bargain made at arms’ length;

(e)	acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks; or

(f)	enter into any Charters of any Ships in a chartering capacity.

23.20	Unlawfulness, invalidity and ranking; Security imperilled

No Obligor shall, and the Obligors shall procure that no other Transaction Obligor will do (or fail to do) or cause or permit another person to do (or omit to do) anything which is likely to:

(a)	make it unlawful for a Transaction Obligor to perform any of its obligations under the Transaction Documents;

(b)	cause any obligation of a Transaction Obligor under the Transaction Documents to cease to be legal, valid, binding or enforceable;

(c)	cause any Transaction Document to cease to be in full force and effect;

(d)	cause any Transaction Security to rank after, or lose its priority to, any other Security; and

(e)	imperil or jeopardise the Transaction Security.

23.21	Further assurance

(a)

Each Obligor shall, and shall procure that each other Transaction Obligor will promptly, and in any event within the time period specified by the Security Agent (acting on the instructions of the Majority Lenders) do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgments, proxies and powers of attorney), as the Security Agent may specify (acting on the instructions of the Majority Lenders) (and in such form as the Security Agent may require (acting on the instructions of the Facility Agent which is acting on the instructions of the Majority Lenders) in favour of the Security Agent or its nominee(s)):

(i)

to create, perfect, vest in favour of the Security Agent or protect the priority of the Security or any right of any kind created or intended to be created under or evidenced by the Finance Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of any of the Secured Parties provided by or pursuant to the Finance Documents or by law;

(ii)

to confer on the Security Agent or confer on the Secured Parties Security over any property and assets of that Transaction Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Finance Documents;

(iii)

to facilitate or expedite the realisation and/or sale of, the transfer of title to or the grant of, any interest in or right relating to the assets which are, or are intended to be, the subject of the Transaction Security or to exercise any power specified in any Finance Document in respect of which the Security has become enforceable; and/or

(iv)	to enable or assist the Security Agent to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to any item of the Security Property.

(b)

Each Obligor shall, and shall procure that each other Transaction Obligor will take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Secured Parties by or pursuant to the Finance Documents.

(c)

At the same time as an Obligor delivers to the Security Agent any document executed by itself or another Transaction Obligor pursuant to this Clause 23.21 (Further assurance), that Obligor shall deliver, or shall procure that such other Transaction Obligor will deliver, to the Security Agent a certificate signed by one of that Obligor’s or Transaction Obligor’s officers which shall:

(i)

set out the text of a resolution of that Obligor’s or Transaction Obligor’s directors or members, as applicable, specifically authorising the execution of the document specified by the Security Agent; and

(ii)

state that either the resolution was duly passed at a meeting of the directors or members, as applicable, validly convened and held, throughout which a quorum of directors or members, as applicable, entitled to vote on the resolution was present, or that the resolution has been signed by all the directors or members and is valid under that Obligor’s or Transaction Obligor’s articles of association or other constitutional documents.

23.22	No Subsidiaries

No Borrower shall form or acquire any Subsidiaries.

23.23	Employees and ERISA Compliance

No Borrower shall employ any individual nor sponsor, maintain or become obligated to contribute to any Plan. However, without prejudice to the foregoing, each Borrower shall provide prompt written notice to the Facility Agent in the event that that Borrower becomes aware that it has incurred or is reasonably likely to incur any liability with respect to any Plan, that, individually or in the aggregate with any other such liability, would be reasonably expected to have a Material Adverse Effect.

23.24	Books and records

The Borrowers will keep proper books of record and account which will be accurate in all material respects and in which full, true and correct entries in accordance with GAAP will be made of all dealings or transactions in relation to its business and activities.

23.25	Merger

Save for the Merger, no Obligor shall, without prior consultation with the Facility Agent (acting with the authorisation of the Lenders), enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction, Provided that such amalgamation, demerger, merger, consolidation or corporate reconstruction is permitted without restrictions so long as:

(i)	the New Parent remains the surviving entity of any such process;

(ii)	no Default has occurred at the relevant time or would be triggered as a result of such process; and

(iii)	the process of any such further amalgamation, demerger, merger, consolidation or corporate reconstruction does not have a Material Adverse Effect.

23.26	Additional Guarantee

The Guarantors shall use their best endeavours to procure that any New Parent provides an Additional Guarantee upon the request of the Facility Agent (acting on the instructions of the Lenders) Provided that the Guarantors shall have no such obligation if:

(a)	the Merger is not consummated; or

(b)

(i)

the New Parent is restricted from granting the Additional Guarantee by virtue of any law or any debt or financing agreement or other form of agreement to which it is a party as at the date of this Agreement; and

(ii)	the New Parent existing major financing agreements have not been refinanced.

23.27	Dry-Docking Reserves

(a)

Each Borrower shall, on monthly basis (commencing on the date falling one month after the Utilisation Date), deposit and maintain thereafter in its respective Dry-Docking Reserve Account an amount equal to a fraction whose numerator is $1,300,000 and denominator is the number of whole months falling between the Utilisation Date and the Scheduled Dry-Docking Date applicable to the Ship owned by it so as to ensure that the balance standing to the credit of its Dry-Docking Reserve Account on the Scheduled Dry-Docking Date applicable to its Ship is at least $1,300,000 (the “Initial Dry-Docking Reserve Accrual”). Any balance standing to the credit of a Dry-Docking Reserve Account, following completion of the Scheduled Dry-Docking of the Ship owned by the Borrower relating to that Dry-Dock Reserve Account and payment of all amounts in connection with the Scheduled Dry-Docking shall be remitted to the Earnings Account of that Borrower and shall be treated for the purposes of Clause 6.2 (Cash Sweep Repayment) as Cash Flow.

(b)

Following the completion of the Scheduled Dry-Dockings in respect of its Ship (the “Scheduled Dry-Docking Completion Date”), each Borrower shall, on a monthly basis (commencing on the date falling one month after such Scheduled Dry-Docking Completion Date), deposit and maintain thereafter in its respective Dry-Docking Reserve Account, an amount equal to a fraction whose numerator is $800,000 and denominator is the number of whole months from the Scheduled Dry-Docking Completion Date to the date of the next scheduled dry-docking in respect of its Ship so that the amount standing to the credit of Dry-Dock Reserve Account immediately prior to such subsequent dry-docking applicable to its Ship would be at least $800,000 (the “Additional Dry-Docking Reserve Accrual” and together with the Initial Dry-Docking Reserve Accrual, the “Dry-Docking Reserve Accrual”), irrespective of whether such subsequent dry-docking will take place after the Termination Date. Any balance standing to the credit of the Dry-Docking Reserve Account on the Termination Date shall be released to the Borrowers.

23.28	Most favoured nations – Guarantor A

(a)

The Obligors undertake to procure that, throughout the duration of the Security Period, the Finance Parties shall receive no less favourable treatment under this Agreement in relation to any financial covenant relating to Guarantor A (including, without limitation, the covenants set out in Clauses 22 (Financial covenants) and/or change of control provisions (including, without limitation, the provisions set out in Clauses 7.2 (Change of Control)) than that provided or to be provided under any financing agreement of any member of the Group (by way of amendment or supplement to that financing agreement of that member of the Group) or any agreement refinancing or otherwise substituting any financing agreement of any member of the Group.

(b)

Notwithstanding paragraph (a) above, the Obligors shall promptly advise the Facility Agent of those arrangements and covenants in advance and shall, upon the Facility Agent’s request (acting on the instructions of the Majority Lenders), enter into such documentation which amends and supplements this Agreement and any other Finance Document, as the Lenders may require in order to achieve parity with the creditors under the relevant financing of that member of the Group.

23.29	Most favoured nations – New Parent

(a)

if the Merger is completed and the Additional Guarantee is provided pursuant to Clause 23.26 (Additional Guarantee), the Obligors undertake to procure that, throughout the duration of the Security Period, the Finance Parties shall receive no less favourable treatment under this Agreement and/or the Additional Guarantee in relation to any financial covenant relating to the New Parent or dividend distribution provision relating to the New Parent than that provided or to be provided under any financing agreement of the New Parent (by way of amendment or supplement to that financing agreement) or any agreement refinancing or otherwise substituting any financing agreement of the New Parent.

(b)

Notwithstanding paragraph (a) above, the Obligors shall promptly advise the Facility Agent of those arrangements and covenants in advance and shall, upon the Facility Agent’s request (acting on the instructions of the Majority Lenders), enter into such documentation which amends and supplements the Additional Guarantee, this Agreement and the other Finance Documents, as the Lenders may require in order to achieve parity with the creditors under the relevant financing of the New Parent.

23.30	AIF and AIFM

No Obligor will take (or omit to take) any action to the extent that doing so will, or is reasonably likely to, result in it being an AIF or an AIFM.

23.31	Anti-Bribery and Corruption Laws

(a)	No Obligor shall (and shall procure that no member of the Group shall) directly or indirectly use the proceeds of the Loan for any purpose which would breach Anti-Bribery and Corruption Laws; and

(b)	Each Obligor shall (and shall procure that no member of the Group shall):

(i)	conduct its business and operations at all times in compliance with Anti-Bribery and Corruption Laws; and

(ii)	maintain policies and procedures designed to promote and achieve compliance with Anti-Bribery and Corruption Laws.

23.32	Financial year

No Obligor shall (and Guarantor A shall ensure that no other member of the Group shall) change its financial year end date.

23.33	Anti-Money Laundering Laws.

Each Obligor shall (and shall procure that no member of the Group shall):

(a)	not use the transaction proceeds for any purpose that would breach Anti-Money Laundering Laws;

(b)	conduct its business and operations at all times in compliance Anti-Money Laundering Laws; and

(c)	maintain policies and procedures designed to promote and achieve compliance with Anti-Money Laundering Laws.

24	INSURANCE UNDERTAKINGS

24.1	General

The undertakings in this Clause 24 (Insurance Undertakings) remain in force on and from the date of this Agreement and throughout the rest of the Security Period except as the Facility Agent, acting with the authorisation of the Lenders (or, where specified, all the Lenders) may otherwise permit.

24.2	Maintenance of obligatory insurances

Each Borrower shall keep the Ship owned by it insured at its expense against:

(a)	fire and usual marine risks (including hull and machinery and/or increased value and excess risks);

(b)	war risks;

(c)	freight, demurrage and defence;

(d)

protection and indemnity risks (including liability for oil pollution for an amount of no less than $1,000,000,000 and excess war risk P&I cover) on standard Club Rules, covered by a Protection and Indemnity association which is a member of the International Group of Protection and Indemnity Associations (or, if the International Group ceases to exist, any other leading protection and indemnity association or other leading provider of protection and indemnity insurance) (including, without limitation, the proportion (if any) of any collision liability not covered under the terms of the hull cover); and

(e)

any other risks against which the Facility Agent acting on the instructions of the Majority Lenders considers, having regard to practices and other circumstances prevailing at the relevant time, it would be reasonable for that Borrower to insure and which are specified by the Facility Agent (acting on the instructions of the Majority Lenders) by notice to that Borrower.

24.3	Terms of obligatory insurances

Each Borrower shall effect such insurances:

(a)	in dollars;

(b)	in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of:

(i)	120 per cent. of the Tranche relating to the Ship owned by it; and

(ii)	the Market Value of the Ship owned by it;

(c)

in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry (for the time being $1,000,000,000 for oil pollution);

(d)	hull and machinery plus freight interest and hull interest and/or increased value and any other usual marine risks (including excess risks);

(e)	in the case of protection and indemnity risks, in respect of the full tonnage of its Ship;

(f)	on approved terms customary in major marine insurance markets;

(g)

through Approved Brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations; and

(h)	in relation to war risks insurance, extended to cover piracy and terrorism where piracy or, as the case may be, terrorism, are excluded under the fire and usual marine risks insurance.

24.4	Further protections for the Finance Parties

In addition to the terms set out in Clause 24.3 (Terms of obligatory insurances), each Borrower shall procure that the obligatory insurances effected by it shall:

(a)	subject always to paragraph (b), name that Borrower as the sole named insured unless the interest of every other named insured is limited:

(i)	in respect of any obligatory insurances for hull and machinery and war risks;

(A)	to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on underwriters; and

(B)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and

(ii)

in respect of any obligatory insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against it;

and every other named insured has undertaken in writing to the Security Agent (in such form as it requires, acting on the instructions of the Majority Lenders) that any deductible shall be apportioned between that Borrower and every other named insured in proportion to the gross claims made or paid by each of them and that it shall do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;

(b)

whenever the Facility Agent (acting on the instructions of the Majority Lenders) requires, name (or be amended to name) the Security Agent as additional named insured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Agent, but without the Security Agent being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(c)	name the Security Agent as loss payee with such directions for payment as the Facility Agent (acting on the instructions of the Majority Lenders) may specify;

(d)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Agent shall be made without set off, counterclaim or deductions or condition whatsoever;

(e)	provide that the obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Agent or any other Finance Party; and

(f)	provide that the Security Agent may make proof of loss if that Borrower fails to do so.

24.5	Renewal of obligatory insurances

Each Borrower shall:

(a)	at least 7 days before the expiry of any obligatory insurance effected by it:

(i)

notify the Facility Agent of the Approved Brokers (or other insurers) and any protection and indemnity or war risks association through or with which it proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)	obtain the Facility Agents’ (acting on the instructions of the Majority Lenders) approval to the matters referred to in sub-paragraph (i) above;

(b)	at least 3 days before the expiry of any obligatory insurance, renew that obligatory insurance in accordance with the Facility Agent’s approval pursuant to paragraph (a) above; and

(c)

procure that the Approved Brokers and/or the approved war risks and protection and indemnity associations with which such a renewal is effected latest at the renewal date provide the Facility Agent in writing of the terms and conditions of the renewal.

24.6	Voluntary insurances

Each Borrower may, at its own option and expense, effect insurances on the Ship owned by it against risk of loss of Earnings on the following terms:

(a)	in dollars;

(b)	on approved terms customary in major marine insurance markets;

(c)	through Approved Brokers and with approved insurance companies and/or underwriters;

(d)	in an amount equal to at least 180 days of hire payable under the Initial Charter applicable to that Ship for the relevant policy year;

(e)	with an upper limit per claim of 180 days of hire (always in excess of any applicable deductible) payable under the Initial Charter applicable to that Ship; and

(f)	subject to market conditions, with a deductible of no more than 14 days of hire payable under the Initial Charter applicable to that Ship for the relevant policy year.

24.7	Copies of policies; letters of undertaking

Each Borrower shall ensure that the Approved Brokers provide the Security Agent upon its request with:

(a)	pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew; and

(b)

a letter or letters or undertaking in standard market form/wording required by the Facility Agent (acting on the instructions of the Majority Lenders) and including undertakings by the Approved Brokers that:

(i)

they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 24.4 (Further protections for the Finance Parties);

(ii)	they will hold such policies, and the benefit of such insurances, to the order of the Security Agent in accordance with such loss payable clause;

(iii)	they will advise the Security Agent immediately of any material change to the terms of the obligatory insurances;

(iv)

they will, if they have not received notice of renewal instructions from the relevant Borrower or its agents, notify the Security Agent not less than 14 days before the expiry of the obligatory insurances;

(v)	if they receive instructions to renew the obligatory insurances, they will promptly notify the Facility Agent of the terms of the instructions;

(vi)

they will not set off against any sum recoverable in respect of a claim relating to the Ship owned by that Borrower under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts; and

(vii)	they will arrange for a separate policy to be issued in respect of the Ship owned by that Borrower forthwith upon being so requested by the Facility Agent.

24.8	Copies of certificates of entry

Each Borrower shall ensure that any protection and indemnity and/or war risks associations in which the Ship owned by it is entered provide the Security Agent with:

(a)	a certified copy of the certificate of entry for that Ship;

(b)	a letter or letters of undertaking in such form as may be required by the Facility Agent acting on the instructions of Majority Lenders; and

(c)	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to that Ship.

24.9	Deposit of original policies

Each Borrower shall ensure that all policies relating to obligatory insurances effected by it are deposited with the Approved Brokers through which the insurances are effected or renewed.

24.10	Payment of premiums

Each Borrower shall punctually pay all premiums or other sums payable in respect of the obligatory insurances effected by it and produce all relevant receipts when so required by the Facility Agent (acting on the instructions of the Majority Lenders) or the Security Agent (acting on the instructions of the Facility Agent (acting on the instructions of the Majority Lenders).

24.11	Guarantees

Each Borrower shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and shall procure that such guarantee(s) remain(s) in full force and effect.

24.12	Compliance with terms of insurances

(a)

No Borrower shall do or omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part.

(b)

Without limiting paragraph (a) above, each Borrower shall unless otherwise approved by the Security Agent (acting on the instructions of the Facility Agent which is acting on the instructions of the Majority Lenders) (such approval not to be unreasonably withheld):

(i)

take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in sub-paragraph (iii) of paragraph (b) of Clause 24.6 (Copies of policies; letters of undertaking)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Facility Agent has not given its prior approval (acting on the instructions of the Lenders);

(ii)	not make any changes relating to the classification or classification society or manager or operator of the Ship owned by it approved by the underwriters of the obligatory insurances;

(iii)

make (and promptly supply copies to the Facility Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship owned by it is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(iv)

not employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

24.13	Alteration to terms of insurances

No Borrower shall make or agree to any alteration to the terms of any obligatory insurance or waive any right relating to any obligatory insurance.

24.14	Settlement of claims

Each Borrower shall:

(a)	not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty; and

(b)

do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

24.15	Provision of copies of communications

Each Borrower shall promptly, after the Security Agent’s request (acting on the instructions of the Facility Agent which is acting on the instructions of the Majority Lenders), provide the Security Agent with copies of all written communications between that Borrower and:

(a)	the Approved Brokers;

(b)	the approved protection and indemnity and/or war risks associations; and

(c)	the approved insurance companies and/or underwriters,

which relate directly or indirectly to:

(i)	that Borrower’s obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)

any credit arrangements made between that Borrower and any of the persons referred to in paragraphs (a) or (b) above relating wholly or partly to the effecting or maintenance of the obligatory insurances.

24.16	Provision of information

Each Borrower shall promptly provide the Facility Agent (or any persons which it may designate) with any information which the Facility Agent (or any such Prohibited Person) (acting on the instructions of the Majority Lenders) requests for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)

effecting, maintaining or renewing any such insurances as are referred to in Clause 24.17 (Mortgagee’s interest, additional perils insurances) or dealing with or considering any matters relating to any such insurances, and the Borrowers shall, forthwith upon demand, indemnify the Security Agent in respect of all fees and other expenses reasonably incurred by or for the account of the Security Agent in connection with any such report as is referred to in paragraph (a) above.

24.17	Mortgagee’s interest and additional perils insurances

(a)

The Security Agent shall be entitled from time to time to effect, maintain and renew a mortgagee’s interest marine insurance and a mortgagee’s interest additional perils insurance each in an amount of not less than 110 per cent. of the Loan, on such terms, through such insurers and generally in such manner as the Security Agent acting on the instructions of the Majority Lenders may from time to time consider appropriate.

(b)

The Borrowers shall upon demand fully indemnify the Security Agent in respect of all premiums and other expenses which are reasonably incurred in connection with or with a view to effecting, maintaining or renewing any insurance referred to in paragraph (a) above or dealing with, or considering, any matter arising out of any such insurance.

25	GENERAL SHIP UNDERTAKINGS

25.1	General

The undertakings in this Clause 25 (General Ship Undertakings) remain in force on and from the date of this Agreement and throughout the rest of the Security Period except as the Facility Agent, acting with the authorisation of the Lenders (or, where specified, all the Lenders) may otherwise permit.

25.2	Ships’ names and registration

Each Borrower shall, in respect of the Ship owned by it:

(a)	(subject to sub-clause (c) below) keep that Ship registered in its name under the Approved Flag from time to time at its port of registration;

(b)	not do or allow to be done anything as a result of which such registration might be suspended, cancelled or imperilled;

(c)	not enter into any dual flagging arrangement in respect of that Ship; and

(d)	not change the name of that Ship,

provided that any change of flag of a Ship shall be subject to:

(i)

that Ship remaining subject to Security securing the Secured Liabilities created by a first priority or preferred ship mortgage on that Ship and, if appropriate, a first priority deed of covenant collateral to that mortgage (or equivalent first priority Security) on substantially the same terms as the Mortgage on that Ship and on such other terms and in such other form as the Facility Agent, acting with the authorisation of the Lenders, shall approve or require; and

(ii)	the execution of such other documentation amending and supplementing the Finance Documents as the Facility Agent, acting with the authorisation of the Lenders, shall approve or require.

25.3	Repair and classification

Each Borrower shall keep the Ship owned by it in a good and safe condition and state of repair:

(a)	consistent with first class ship ownership and management practice; and

(b)	so as to maintain the Approved Classification free of overdue recommendations and conditions.

25.4	Classification society undertaking

If requested by the Facility Agent (acting on the instructions of the Lenders), each Borrower shall, in respect of the Ship owned by it, instruct the relevant Approved Classification Society (and shall on a best endeavours basis procure that the Approved Classification Society undertakes with the Security Agent):

(a)

to send to the Security Agent, following receipt of a written request from the Security Agent (acting on the instructions of the Facility Agent acting on the instructions of the Majority Lenders), certified true copies of all original class records held by the Approved Classification Society in relation to that Ship;

(b)

to allow the Security Agent (or its agents) (acting on the instructions of the Facility Agent acting on the instructions of the Majority Lenders), at any time and from time to time, to inspect the original class and related records of that Borrower and that Ship at the offices of the Approved Classification Society and to take copies of them;

(c)	to notify the Security Agent immediately in writing if the Approved Classification Society:

(i)	receives notification from that Borrower or any person that that Ship’s Approved Classification Society is to be changed; or

(ii)

becomes aware of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of that Ship’s class under the rules or terms and conditions of that Borrower or that Ship’s membership of the Approved Classification Society;

(d)	following receipt of a written request from the Security Agent (acting on the instructions of the Facility Agent acting on the instructions of the Majority Lenders):

(i)

to confirm that that Borrower is not in default of any of its contractual obligations or liabilities to the Approved Classification Society, including confirmation that it has paid in full all fees or other charges due and payable to the Approved Classification Society; or

(ii)

to confirm that that Borrower is in default of any of its contractual obligations or liabilities to the Approved Classification Society, to specify to the Security Agent in reasonable detail the facts and circumstances of such default, the consequences of such default, and any remedy period agreed or allowed by the Approved Classification Society.

25.5	Modifications

No Borrower shall make any modification or repairs to, or replacement of, any Ship or equipment installed on it which would or might materially adversely alter the structure, type or performance characteristics of that Ship or materially reduce its value.

25.6	Removal and installation of parts

(a)	Subject to paragraph (b) below, no Borrower shall remove any material part of any Ship, or any item of equipment installed on any Ship unless:

(i)	the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed;

(ii)	the replacement part or item is free from any Security in favour of any person other than the Security Agent; and

(iii)	the replacement part or item becomes, on installation on that Ship, the property of that Borrower and subject to the security constituted by the Mortgage on that Ship.

(b)	A Borrower may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship owned by that Borrower.

25.7	Surveys

Each Borrower shall submit the Ship owned by it regularly to all periodic or other surveys which may be required for classification purposes and, if so required by the Facility Agent acting on the instructions of the Majority Lenders, provide the Facility Agent, with copies of all survey reports.

25.8	Inspection

(a)

Each Borrower shall permit the Security Agent (acting on the instructions of the Facility Agent which is acting on the instructions of the Majority Lenders) (acting through surveyors or other persons appointed by it for that purpose) to board the Ship owned by it at all reasonable times, after prior written notice and without interfering with the Ship’s operation and trade, to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections.

(b)

The cost of all inspections under this Clause 25.8 (Inspection) shall be for the account of that Borrower in relation to the Ship owned by it once annually and at any time when an Event of Default has occurred and is continuing.

25.9	Prevention of and release from arrest

(a)	Each Borrower shall, in respect of the Ship owned by it, promptly discharge:

(i)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against that Ship, its Earnings or its Insurances;

(ii)	all Taxes, dues and other amounts charged in respect of that Ship, its Earnings or its Insurances; and

(iii)	all other outgoings whatsoever in respect of that Ship, its Earnings or its Insurances.

(b)

Each Borrower shall as promptly as possible upon receiving notice of the arrest of the Ship owned by it or of its detention in exercise or purported exercise of any lien or claim, take all steps necessary to procure its release by providing bail or otherwise as the circumstances may require.

25.10	Compliance with laws etc.

Each Borrower shall:

(a)	comply, or procure compliance with all laws or regulations:

(i)	relating to its business generally; and

(ii)	relating to the Ship owned by it, its ownership, employment, operation, management and registration,

including, but not limited to, the ISM Code, the ISPS Code, all Environmental Laws, all Sanctions and the laws of the Approved Flag;

(b)	obtain, comply with and do all that is necessary to maintain in full force and effect any Environmental Approvals; and

(c)

without limiting paragraph (a) above, not employ the Ship owned by it nor allow its employment, operation or management in any manner contrary to any law or regulation including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and Sanctions (or which would be contrary to Sanctions if Sanctions were binding on each Transaction Obligor).

(d)

If a Ship is intended to be scrapped during the Security Period, use its best endeavours to take into account social and environmental matters when selecting the recycling yard and to comply with the Hong Kong International Convention for the Safe and Environmentally Sound Recycling of Ships (2009).

25.11	ISPS Code

Without limiting paragraph (a) of Clause 25.10 (Compliance with laws etc.), each Borrower shall:

(a)	procure that the Ship owned by it and the company responsible for that Ship’s compliance with the ISPS Code comply with the ISPS Code; and

(b)	maintain an ISSC for that Ship; and

(c)	notify the Facility Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

25.12	Sanctions and Ship trading

(a)	Without limiting Clause 25.10 (Compliance with laws etc.), each Borrower shall procure:

(i)	that the Ship owned by it shall not be used by or for the benefit of a Prohibited Person;

(ii)	that such Ship shall not be used in trading in any manner contrary to Sanctions (or which could be contrary to Sanctions, if Sanctions were binding on each Transaction Obligor);

(iii)	that such Ship shall not be traded in any manner which would trigger the operation of any sanctions limitation or exclusion clause (or similar) in the Insurances; and

(iv)

that each charterparty in respect of that Ship shall contain, for the benefit of that Borrower, language which gives effect to the provisions of paragraph (c) of Clause 25.10 (Compliance with laws etc.) as regards Sanctions and of this Clause 25.12 (Sanctions and Ship trading) and which permits refusal of employment or voyage orders if compliance would result in a breach of Sanctions (or which would result in a breach of Sanctions, if Sanctions were binding on each Transaction Obligor).

25.13	Trading in war zones

In the event of hostilities in any part of the world (whether war is declared or not), no Borrower shall cause or permit any Ship to enter or trade to any zone which is declared a war zone by any government or by that Ship’s war risks insurers unless that Borrower has (at its expense) effected any special, additional or modified insurance cover which War Risks insurers may require.

25.14	Provision of information

Without prejudice to Clause 21.5 (Information: miscellaneous) each Borrower shall, in respect of the Ship owned by it, promptly provide the Facility Agent with any information which it requests (acting on the instructions of any Lender), acting reasonably in the event there is no Event of Default, regarding:

(a)	that Ship, its employment, position and engagements;

(b)	the Earnings and payments and amounts due to its master and crew;

(c)	any expenditure incurred, or likely to be incurred, in connection with the operation, maintenance or repair of that Ship and any payments made by it in respect of that Ship;

(d)	any towages and salvages; and

(e)	its compliance, the Approved Manager’s compliance and the compliance of that Ship with the ISM Code and the ISPS Code,

and, upon the Facility Agent’s (acting on the instructions of any Lender) request, promptly provide copies of any current Charter relating to that Ship, of any current guarantee of any such Charter, the Ship’s Safety Management Certificate and any relevant Document of Compliance.

25.15	Notification of certain events

Each Borrower shall, in respect of the Ship owned by it, promptly after it becomes aware, notify the Facility Agent by e-mail or fax, confirmed forthwith by letter, of:

(a)	any casualty to that Ship which is or is likely to be or to become a Major Casualty;

(b)	any occurrence as a result of which that Ship has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)	any requisition of that Ship for hire;

(d)	any overdue requirement or overdue recommendation made in relation to that Ship by any insurer or classification society or by any competent authority which is not immediately complied with;

(e)	any arrest or detention of that Ship or any exercise or purported exercise of any lien on that Ship or the Earnings;

(f)	any intended dry docking of that Ship;

(g)	any Environmental Claim made against that Borrower or in connection with that Ship, or any Environmental Incident;

(h)	any claim for breach of the ISM Code or the ISPS Code being made against that Borrower, an Approved Manager or otherwise in connection with that Ship; or

(i)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with;

(j)	the termination of any Initial Charter and/or Substitute Initial Charter; or

and each Borrower shall keep the Facility Agent advised in writing on a regular basis and in such detail as the Facility Agent shall (acting on the instructions of any Lender) reasonably require as to that Borrower’s, any such Approved Manager’s or any other person’s response to any of those events or matters.

25.16	Restrictions on use, chartering, appointment of managers etc.

No Borrower shall, in relation to the Ship owned by it:

(a)	let that Ship on demise charter for any period;

(b)	enter into any time, voyage or consecutive voyage charter in respect of that Ship other than a Permitted Charter;

(c)

materially amend, supplement or terminate a Management Agreement (material amendments shall include, without limitation, any amendments to the management fees resulting in an increase to such fees in excess of 5% per annum, duration of the management agreement or terms permitting the termination of such Management Agreement), other than as required in connection with the Merger;

(d)	appoint a manager of that Ship other than the Approved Commercial Manager and the Approved Technical Manager or agree to any alteration to the terms of an Approved Manager’s appointment;

(e)	de activate or lay-up that Ship;

(f)

put that Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $1,000,000 (or the equivalent in any other currency) unless that person has first given to the Security Agent (acting on the instructions of the Facility Agent acting on the instructions of the Majority Lenders) and in terms satisfactory to it a written undertaking not to exercise any lien on that Ship or its Earnings for the cost of such work or for any other reason; or

(g)	use that Ship for any other purpose other than as a civil merchant trading vessel.

25.17	Notice of Mortgage

Each Borrower shall keep the relevant Mortgage registered against the Ship owned by it as a valid first priority or, as the case may be, preferred mortgage, carry on board that Ship a certified copy of the relevant Mortgage and place and maintain in a conspicuous place in the navigation room and the master’s cabin of that Ship a framed printed notice stating that that Ship is mortgaged by that Borrower to the Security Agent.

25.18	Sharing of Earnings

No Borrower shall enter into any agreement or arrangement for the sharing of any Earnings other than for the purposes of this Agreement.

25.19	Notification of compliance

Each Borrower shall promptly provide the Facility Agent upon its request with evidence (in such form as the Facility Agent requires acting on the instructions of the Majority Lenders)) that it is complying with this Clause 25 (General Ship Undertakings).

25.20	Charterparty Assignment

If a Borrower enters into any Assignable Charter (subject to obtaining the prior consent of the Facility Agent in accordance with paragraph (b) of Clause 25.16 (Restrictions on use, chartering, appointment of managers etc.)), that Borrower shall, at the request of the Facility Agent, execute in favour of the Security Agent a Charterparty Assignment in respect of that Assignable Charter and shall:

(a)

serve notice of that Charterparty Assignment on the relevant charterer and use best endeavours to procure that the charterer acknowledges such notice in such form as the Facility Agent may approve or require; and

(b)

deliver to the Facility Agent such other documents in connection with that Charterparty Assignment as the Facility Agent may require (including, without limitation, documents equivalent to those referred to in Schedule 2 (Conditions Precedent) in relation to that Borrower and that Charter).

25.21	Dismantling of Ships

Each Borrower confirms that it will ensure the Ship owned by it is or, if sold to an intermediary with the intention of being scrapped use its best endeavours that it is, recycled at a recycling yard which conducts its recycling business in a socially and environmentally responsible manner, in accordance with the provisions of The Hong Kong International Convention for the Safe and Environmentally Sound Recycling of Ships, 2009 or, with regards to any EU flagged vessels, the EU Ship Recycling Regulation

25.22	IHM

Each Borrower shall ensure that the Ship owned by it carries an IHM classification from the relevant Approved Classification Society from the date of completion of the first dry docking of that Ship after the date of this Agreement and at all times thereafter and shall promptly deliver to the Facility Agent upon its request a copy of the class report noting the same.

26	SECURITY COVER

26.1	Minimum required security cover

Clause 26.2 (Provision of additional security; prepayment) applies if the Facility Agent (acting on the instructions of the Majority Lenders) notifies the Borrowers that:

(a)	the aggregate Market Value of the Ships then subject to a Mortgage; plus

(b)	the net realisable value of additional Security previously provided under this Clause 26 (Security Cover),

is below:

(i)	until the second anniversary of the Utilisation Date, 115 per cent. of the Loan; or

(ii)	on and from the second anniversary of the Utilisation Date, 125 per cent. of the Loan.

26.2	Provision of additional security; prepayment

(a)

If the Facility Agent (acting on the instructions of the Majority Lenders) serves a notice on the Borrowers under Clause 26.1 (Minimum required security cover), the Borrowers shall, on or before the date falling one Month after the date (the “Prepayment Date”) on which the Facility Agent’s notice is served, prepay such part of the Loan as shall eliminate the shortfall.

(b)

A Borrower may at its discretion, instead of making a prepayment as described in paragraph (a) above, provide, or ensure that a third party has provided, additional security which, in the opinion of the Facility Agent acting on the instructions of the Majority Lenders:

(i) has a net realisable value at least equal to the shortfall; and

(ii) is documented in such terms as the Facility Agent (acting on the instructions of the Majority Lenders) may approve or require,

before the Prepayment Date; and conditional upon such security being provided in such manner, it shall satisfy such prepayment obligation.

26.3	Value of additional vessel security

The net realisable value of any additional security which is provided under Clause 26.2 (Provision of additional security; prepayment) and which consists of Security over a vessel shall be the Market Value of the vessel concerned.

26.4	Valuations binding

Any valuation under this Clause 26 (Security Cover) shall be binding and conclusive as regards each Borrower.

26.5	Provision of information

(a)

Each Borrower shall as soon as reasonably practicable provide the Facility Agent and any Approved Valuer acting under this Clause 26 (Security Cover) with any information which the Facility Agent (acting on the instructions of the Majority Lenders) or Approved Valuer may request for the purposes of the valuation.

(b)

If a Borrower fails to provide the information referred to in paragraph (a) above by the date specified in the request, the valuation may be made on any basis and assumptions which the Approved Valuer or the Facility Agent (acting on the instructions of the Majority Lenders) considers prudent.

26.6	Prepayment mechanism

Any prepayment pursuant to Clause 26.2 (Provision of additional security; prepayment) shall be made in accordance with the relevant provisions of Clause 7 (Prepayment and Cancellation) and shall be treated as a voluntary prepayment pursuant to Clause 7.4 (Voluntary prepayment of Loan).

26.7	Provision of valuations

(a)

The Borrowers shall provide the Facility Agent with the necessary valuations of each Ship and any other vessel over which additional Security has been created in accordance with Clause 26.3 (Value of additional vessel security), to enable the Facility Agent (acting on the instructions of the Majority Lenders) to determine the Market Value of that Ship or any other vessel, as follows:

(i)	at least semi-annually, on the relevant Testing Date;

(ii)	at the Facility Agent’s (acting on the instructions of any Lender) request, quarterly, on each date falling on 30 March and 30 September of each financial year; and

(iii)	if a mandatory prepayment event has occurred under Clause 7.5 (Mandatory prepayment on sale or Total Loss);

(b)	The cost of valuations obtained under sub-paragraphs (i), (ii) and (iii) above shall be borne or reimbursed by the Borrowers;

(c)

The Lenders may at such time or times instruct the Facility Agent to obtain valuations of the Ships other than pursuant to paragraph (a) for the purpose of ascertaining the Market Value of the Ships at such time or times. Any further valuations obtained or provided shall be at the cost of the Lenders unless an Event of Default has occurred and is continuing at the relevant time in which case the Borrowers acknowledge and agree that the cost of such additional valuations shall be borne or reimbursed by the Borrowers.

27	ACCOUNTS, APPLICATION OF EARNINGS AND HEDGE RECEIPTS

27.1	Accounts

No Borrower may, without the prior consent of the Facility Agent (acting on the instructions of the Lenders), maintain any bank account other than the Accounts.

27.2	Payment of Earnings

Each Borrower shall ensure that:

(a)	subject only to the provisions of the General Assignment to which it is a party, all the Earnings in respect of the Ship owned by it are paid in to its Earnings Account; and

(b)	all Hedge Receipts are paid to the Retention Account.

27.3	Monthly Retentions

The Borrowers shall ensure that, in each calendar month following the Utilisation Date, on such dates as the Facility Agent (acting on the instructions of the Majority Lenders) may from time to time specify, there is transferred to the Retention Account out of the aggregate Earnings received by the Borrowers in their respective Earnings Accounts during the preceding calendar month:

(a)	one-third of the amount of any Repayment Instalment falling due under Clause 6.1 (Repayment of Loan ) on the next Repayment Date; and

(b)

the relevant fraction of the aggregate amount of interest on the Loan which is payable under this Agreement in respect of any Interest Period then current, reduced by the amount of any corresponding payment from a Hedge Counterparty due to any Borrower under any Hedging Agreement; and

(c)

the relevant fraction of the aggregated net amount which is payable by any Borrower to any Hedge Counterparty under any Hedging Agreement on the next due date for payment of such amount under the relevant Hedging Agreement.

The “relevant fraction” is a fraction of which:

(i)	the numerator is one; and

(ii)	the denominator is:

(A)	the number of months comprised in the relevant then current Interest Period; or

(B)

if the period is shorter, the number of months from the later of the commencement of the relevant current Interest Period or the last due date for payment of interest on the Loan or the relevant part of the Loan to the next due date for payment of interest on the Loan or the relevant part of the Loan under this Agreement.

27.4	Shortfall in Earnings

(a)

If the aggregate of the credit balance on each Earnings Account is insufficient in any calendar month for the required amount to be transferred to the Retention Account under Clause 27.3 (Monthly retentions), the Borrowers shall make up the amount of the insufficiency on demand (acting on the instructions of the Majority Lenders) from the Facility Agent.

(b)

Without prejudicing the Facility Agent’s right to make such demand at any time (if so instructed by the Majority Lenders), the Facility Agent may, if so authorised by the Majority Lenders, permit the Borrowers to make up all or part of the insufficiency by increasing the amount of any transfer under Clause 27.3 (Monthly retentions) from the Earnings received in the next or subsequent calendar months.

27.5	Release of Earnings

Subject to the terms of the General Assignment, any amount standing to the credit of an Earnings Account shall be freely available to the Borrower owning that Earnings Account for the purpose of the payment of operating expenses incurred in the ordinary course of owning, operating, crewing, victualling, maintaining, insuring, managing and repairing the Ship owned by it, for its administration and for the payment of dividends pursuant to Clause 23.18 (Dividends) Provided that the Borrowers are in compliance with Clauses 22.1 (Borrowers’ minimum liquidity) and 27.3 (Monthly retentions) and no Event of Default has occurred is continuing.

27.6	Application of retentions

(a)	Subject to paragraph (b) and (c) below, the Security Agent has sole signing rights in relation to the Retention Account.

(b)

Until an Event of Default occurs, the Borrowers shall instruct the Account Bank to release to the Facility Agent, on each Repayment Date and on each Interest Payment Date, for distribution to the Finance Parties in accordance with Clause 35.2 (Distributions by the Facility Agent) so much of the then balance on the Retention Account as equals:

(i)	any Repayment Instalment due on that Repayment Date; and

(ii)	the amount of interest payable on that Interest Payment Date,

in discharge of the Borrowers’ liability for that Repayment Instalment and that interest.

For the avoidance of doubt, the Borrowers rights under this Clause are limited to instructing the Account Bank to release funds to the Facility Agent and the Borrowers’ right to instruct the Account Bank to effect such release does not afford the Borrowers with signing rights in relation to the Retention Account.

(c)	Until an Event of Default occurs, the Borrowers shall instruct the Account Bank to release to any Hedge Counterparty:

(i)	the amount payable by any Borrower to any Hedge Counterparty under any Hedging Agreement on each Interest Payment Date; and

(ii)	the amount of any Hedging Prepayment Proceeds paid into the Retention Account during the Interest Period ending on that date,

in discharge of the Borrowers’ liability for that amount under any Hedging Agreement or its prepayment obligation under Clause 7.6 (Mandatory prepayment of Hedging Prepayment Proceeds) as the case may be.

For the avoidance of doubt, the Borrowers rights under this Clause are limited to instructing the Account Bank to release funds to any Hedge Counterparty and the Borrowers’ right to instruct the Account Bank to effect such release does not afford the Borrowers with signing rights in relation to the Retention Account.

27.7	Interest accrued on Retention Account

Any credit balance on the Retention Account shall bear interest at the rate from time to time offered by the Account Bank to its customers for dollar deposits of similar amounts and for periods similar to those for which such balances appear to the Account Bank likely to remain on the Retention Account.

27.8	Release of accrued interest

Interest accruing under Clause 27.7 (Interest accrued on Retention Account) shall be credited to the Retention Account and, to the extent not applied previously pursuant to Clause 27.5 (Application of retentions), shall be released to the Borrowers at the end of the Security Period.

27.9	Location of Accounts

Each Borrower shall promptly:

(a)	comply with any requirement of the Facility Agent (acting on the instructions of the Majority Lenders) as to the location or relocation of its Accounts (or either of them); and

(b)

execute any documents which the Facility Agent (acting on the instructions of the Majority Lenders) specifies to create or maintain in favour of the Security Agent Security over (and/or rights of set-off, consolidation or other rights in relation to) any of the Accounts.

28	EVENTS OF DEFAULT

28.1	General

Each of the events or circumstances set out in this Clause 28 (Events of Default) is an Event of Default except for Clause 28.19 (Acceleration) and Clause 28.20 (Enforcement of security).

28.2	Non-payment

A Transaction Obligor (other than an Approved Manager) does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	payment is made within 1 Business Day; or

(b)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

(iii)	payment is made within 3 Business Days.

28.3	Specific obligations

A breach occurs of Clause 4.4 (Waiver of conditions precedent), Clause 20.33 (Sanctions), Clause 22 (Financial Covenants), Clause 23.11 (Title), Clause 23.12 (Negative pledge), Clause 23.20 (Unlawfulness, invalidity and ranking; Security imperilled), Clause 23.30 (AIF and AIFM), Clause 23.31 (Anti-Bribery and Corruption Laws), Clause 23.33 (Anti-Money Laundering Laws) Clause 24.2 (Maintenance of obligatory insurances), Clause 24.3 (Terms of obligatory insurances), Clause 24.5 (Renewal of obligatory insurances), Clause 25.12 (Sanctions and Ship trading) or Clause 26 (Security Cover).

28.4	Other obligations

(a)

A Transaction Obligor does not comply with any provision of the Finance Documents to which it is a party (other than those referred to in Clause 28.2 (Non-payment) and Clause 28.3 (Specific obligations)).

(b)

No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days of the Facility Agent giving notice to the Borrowers or (if earlier) any Transaction Obligor becoming aware of the failure to comply.

28.5	Misrepresentation

Any representation or statement made or deemed to be made by a Transaction Obligor in the Finance Documents or any other document delivered by or on behalf of any Transaction Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made.

28.6	Cross default

(a)	Any Financial Indebtedness of any Transaction Obligor (other than an Approved Manager) or any member of the Group is not paid when due nor within any originally applicable grace period.

(b)

Subject to paragraph (e) below, any Financial Indebtedness of any Transaction Obligor (other than an Approved Manager) or any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)

Subject to paragraph (e) below, any commitment for any Financial Indebtedness of any Transaction Obligor (other than an Approved Manager) or any member of the Group is cancelled or suspended by a creditor of any Transaction Obligor (other than an Approved Manager) or any member of the Group as a result of an event of default (however described).

(d)

Subject to paragraph (e) below, any creditor of any Transaction Obligor (other than an Approved Manager) or any member of the Group becomes entitled to declare any Financial Indebtedness of any Transaction Obligor (other than an Approved Manager) or any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)

An Event of Default under paragraphs (a), (b), (c) and (d) above in respect of a person other than a Borrower will only occur if the event triggering any of the circumstances referred to in such paragraphs constitutes under the financing agreement pursuant to which such Financial Indebtedness has been incurred (i) a payment default, (ii) an event of default as a result of non-compliance with the financial covenants and (iii) an event of default as a result of breach of the security cover ratio required to be maintained under that financing agreement, in each case however described.

28.7	Insolvency

(a)	A Transaction Obligor (other than an Approved Manager) or any member of the Group:

(i)	is unable or admits inability to pay its debts as they fall due;

(ii)	is deemed to, or is declared to, be unable to pay its debts under applicable law;

(iii)	suspends or threatens to suspend making payments on any of its debts; or

(iv)

by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (including the Finance Parties) with a view to rescheduling, any of its indebtedness Provided that the existence or the entering of such negotiations or as a result of such negotiations the entering into any agreement with one or more of its creditors (including the Finance Parties) shall not constitute an Event of Default under this Clause 28.7 if (A) such Transaction Obligor or member of the Group has notified the Facility Agent in writing of his intention to enter into such negotiations with one or more of its creditors and (B) an officer of each of the Borrowers and the Guarantors confirms in writing to the Facility Agent that the Borrowers will be able to cover the Debt Service for the next six-month period and in the event that such confirmation is not provided within 3 Business Days from the notice to the Facility Agent or the Facility Agent becoming aware of the existence of such negotiations, the Borrowers undertake to commence negotiations with the Lenders in good faith with a view to amending the terms of this Agreement in a manner acceptable to the Facility Agent (acting on the instructions of the Lenders).

(b)

The value of the assets of any Transaction Obligor (other than an Approved Manager) or any member of the Group is less than its liabilities (taking into account contingent and prospective liabilities).

(c)

A moratorium is declared in respect of any indebtedness of any Transaction Obligor (other than an Approved Manager) or any member of the Group. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

28.8	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Transaction Obligor (other than an Approved Manager) or any member of the Group other than a solvent liquidation or reorganisation of any member of the Group which is not a Transaction Obligor;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any Transaction Obligor (other than an Approved Manager) or any member of the Group;

(iii)

the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not a Transaction Obligor), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Transaction Obligor (other than an Approved Manager) or any member of the Group or any of its assets; or

(iv)	enforcement of any Security over any assets of any Transaction Obligor (other than an Approved Manager) or any member of the Group,

or any analogous procedure or step is taken in any jurisdiction.

(b)

Paragraph (a) above shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 21 days of commencement (or such other longer period as the Facility Agent may agree).

28.9	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any asset or assets of a Transaction Obligor (other than an Approved Manager) or a member of the Group having an aggregate value of $800,000 (other than an arrest or detention of a Ship referred to in Clause 28.13 (Arrest)) and is not discharged within 14 days.

28.10	Unlawfulness, invalidity and ranking

(a)	It is or becomes unlawful for a Transaction Obligor to perform any of its obligations under the Finance Documents.

(b)	Any obligation of a Transaction Obligor under the Finance Documents is not or ceases to be legal, valid, binding or enforceable.

(c)

Any Finance Document ceases to be in full force and effect or to be continuing or is or purports to be determined or any Transaction Security is alleged by a party to it (other than a Finance Party) to be ineffective.

(d)	Any Transaction Security proves to have ranked after, or loses its priority to, any other Security.

28.11	Security imperilled

Any Security created or intended to be created by a Finance Document is in any way imperilled or in jeopardy.

28.12	Cessation of business

Any Transaction Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

28.13	Arrest

Any arrest of a Ship or its detention in the exercise or the purported exercise of any lien or claim unless it is redelivered to the full control of the relevant Borrower within 30 days (or such other longer period as the Facility Agent may agree) of such arrest or detention.

28.14	Expropriation

The authority or ability of any Transaction Obligor to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Transaction Obligor or any of its assets other than:

(a)	an arrest or detention of a Ship referred to in Clause 28.13 (Arrest); or

(b)	any Requisition.

28.15	Repudiation and rescission of agreements

A Transaction Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Transaction Document (excluding a Charter) or any of the Transaction Security or evidences an intention to rescind or repudiate a Transaction Document or any Transaction Security.

28.16	Litigation

Any litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency are started or threatened, or any judgment or order of a court, arbitral body or agency is made, in relation to any of the Transaction Documents or the transactions contemplated in any of the Transaction Documents or its assets which has or is reasonably likely to have a Material Adverse Effect.

28.17	Material adverse change

Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.

28.18	Termination of Initial Charters or Assignable Charters

(a)

If any of the Initial Charters or any Assignable Charter is frustrated, terminated (except by mere effluxion of time or in the case of Total Loss of a Ship), cancelled or rescinded or purported to be cancelled or rescinded or the Ship subject to that Initial Charter or Assignable Charter is withdrawn from service under that Initial Charter or Assignable Charter before the last day of the Security Period the Borrower.

(b)

No Event of Default under paragraph (a) above will be triggered if, as soon as possible after (and in any event within 60 days after) such cancellation, rescission, termination or withdrawal the Borrower owning that Ship has entered into an approved charter commitment (a “Replacement Charter”) in respect of that Ship on terms (including, without limitation, as to the tenor, charter hire and credit standing of the charterer) acceptable to the Facility Agent in its absolute discretion and, forthwith after the entry into such Replacement Charter, the Borrower owning that Ship has granted in favour of the Security Agent a Charterparty Assignment in respect of such Replacement Charter.

28.19	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Facility Agent may, and shall if so directed by the Lenders:

(a)	by notice to the Borrowers:

(i)	cancel the Total Commitments, whereupon they shall immediately be cancelled;

(ii)

declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon it shall become immediately due and payable; and/or

(iii)	declare that all or part of the Loan be payable on demand, whereupon it shall immediately become payable on demand by the Facility Agent acting on the instructions of the Majority Lenders; and/or

(b)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents,

and the Facility Agent may serve notices under sub-paragraphs (i), (ii) or (iii) of paragraph (a) above simultaneously or on different dates and any Servicing Party may take any action referred to in paragraph (b) above or Clause 28.20 (Enforcement of security) if no such notice is served or simultaneously with or at any time after the service of any of such notice.

28.20	Enforcement of security

On and at any time after the occurrence of an Event of Default the Security Agent may, and shall if so directed by the Majority Lenders, take any action which, as a result of the Event of Default or any notice served under Clause 28.19 (Acceleration), the Security Agent is entitled to take under any Finance Document or any applicable law or regulation.

SECTION 9

CHANGES TO PARTIES

29	CHANGES TO THE LENDERS AND HEDGE COUNTERPARTIES

29.1	Assignments and transfers by the Lenders

Subject to this Clause 29 (Changes to the Lenders), a Lender (the “Existing Lender”) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

29.2	Conditions of assignment or transfer

(a)	The Borrowers consent is not required for an assignment or transfer by an Existing Lender.

(b)	An assignment will only be effective on:

(i)

receipt by the Facility Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Secured Parties as it would have been under if it had been an Original Lender; and

(ii)

performance by the Facility Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.

(c)

Each Obligor on behalf of itself and each Transaction Obligor agrees that all rights and interests (present, future or contingent) which the Existing Lender has under or by virtue of the Finance Documents are assigned to the New Lender absolutely, free of any defects in the Existing Lender’s title and of any rights or equities which the Borrower or any other Transaction Obligor had against the Existing Lender.

(d)	A transfer will only be effective if the procedure set out in Clause 29.5 (Procedure for transfer) is complied with.

(e)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)

as a result of circumstances existing at the date the assignment, transfer or change occurs, a Transaction Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax Gross Up and Indemnities) or under that clause as incorporated by reference or in full in any other Finance Document or Clause 13 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (e) shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facility or in connection with a Relevant Retranching.

(f)

Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

29.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of $5,000.

29.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Transaction Obligor;

(iii)	the performance and observance by any Transaction Obligor of its obligations under the Transaction Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties and the Secured Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Transaction Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Transaction Obligor and its related entities throughout the Security Period.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 29 (Changes to the Lenders); or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Transaction Obligor of its obligations under the Transaction Documents or otherwise.

29.5	Procedure for transfer

(a)

Subject to the conditions set out in Clause 29.2 (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with this Agreement and delivered in accordance with this Agreement, execute that Transfer Certificate.

(b)

The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied in its sole discretion that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 29.10 (Pro rata interest settlement), on the Transfer Date:

(i)

to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security, each of the Transaction Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)

each of the Transaction Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Transaction Obligor and the New Lender have assumed and/or acquired the same in place of that Transaction Obligor and the Existing Lender;

(iii)

the Facility Agent, the Security Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Security Agent, the Arranger and the Existing Lenders shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

29.6	Procedure for assignment

(a)

Subject to the conditions set out in Clause 29.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (b) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing

Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)

The Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied in its sole discretion it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

Subject to Clause 29.10 (Pro rata interest settlement), on the Transfer Date:

(i)

the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)

the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(c)

Lenders may utilise procedures other than those set out in this Clause 29.6 (Procedure for assignment) to assign their rights under the Finance Documents (but not, without the consent of the relevant Transaction Obligor or unless in accordance with Clause 29.5 (Procedure for transfer), to obtain a release by that Transaction Obligor from the obligations owed to that Transaction Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 29.2 (Conditions of assignment or transfer).

29.7	Copy of Transfer Certificate or Assignment Agreement to Borrowers

The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement (and in any event no later than three Business Days of execution), send to the Borrowers a copy of that Transfer Certificate or Assignment Agreement.

29.8	Additional Hedge Counterparties

(a)

A Lender may request that it or another Lender or an Affiliate of a Lender or another bank or financial institution becomes an Additional Hedge Counterparty, with the prior approval of the Lenders and (in the case of a request by a Lender) the Borrowers, by delivering to the Facility Agent a duly executed Hedge Counterparty Accession Letter.

(b)

The relevant Lender or Affiliate or other bank or financial institution will become an Additional Hedge Counterparty when the Facility Agent enters into the relevant Hedge Counterparty Accession Letter.

29.9	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 29 (Changes to the Lenders), each Lender may without consulting with or obtaining consent from any Transaction Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)

any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)

require any payments to be made by a Transaction Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

29.10	Pro rata interest settlement

(a)

If the Facility Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 29.5 (Procedure for transfer) or any assignment pursuant to Clause 29.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)

any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(ii)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(B)

the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 29.10 (Pro rata interest settlement), have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this Clause 29.10 (Pro rata interest settlement) references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.

(c)

An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 29.10 (Pro rata interest settlement) but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

30	CHANGES TO THE OBLIGORS

30.1	Assignment or transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents, without the prior written consent of the Facility Agent.

30.2	Release of security

(a)	If a disposal of any asset subject to security created by a Security Document is made in the following circumstances:

(i)	the disposal is permitted by the terms of any Finance Document;

(ii)	the Lenders agree to the disposal;

(iii)	the disposal is being made at the request of the Security Agent in circumstances where any security created by the Security Documents has become enforceable; or

(iv)	the disposal is being effected by enforcement of a Security Document,

the Security Agent may release the asset(s) being disposed of from any security over those assets created by a Security Document. However, the proceeds of any disposal (or an amount corresponding to them) must be applied in accordance with the requirements of the Finance Documents (if any).

(b)

If the Security Agent is satisfied that a release is allowed under this Clause 30.2 (Release of security) (at the request and expense of the Borrowers) each Finance Party must enter into any document and do all such other things which are reasonably required to achieve that release. Each other Finance Party irrevocably authorises the Security Agent to enter into any such document. Any release will not affect the obligations of any other Obligor under the Finance Documents.

30.3	Additional Subordinated Creditors

(a)	The Borrowers may request that any person becomes a Subordinated Creditor, with the prior approval of the Facility Agent, by delivering to the Facility Agent:

(i)	a duly executed Subordination Agreement;

(ii)	a duly executed Subordinated Debt Security; and

(iii)

such constitutional documents, corporate authorisations and other documents and matters as the Facility Agent may reasonably require, in form and substance satisfactory to the Facility Agent, to verify that the person’s obligations are legally binding, valid and enforceable and to satisfy any applicable legal and regulatory requirements.

(b)

A person referred to in paragraph (a) above will become a Subordinated Creditor on the date the Security Agent enters into the Subordination Agreement and the Subordinated Debt Security delivered under paragraph (a) above.

SECTION 10

THE FINANCE PARTIES

31	THE FACILITY AGENT, THE ARRANGER AND THE REFERENCE BANKS

31.1	Appointment of the Facility Agent

(a)	Each of the Arranger, the Lenders and the Hedge Counterparties appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)

Each of the Arranger, the Lenders and the Hedge Counterparties authorises the Facility Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

31.2	Instructions

(a)	The Facility Agent shall:

(i)

unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders; and

(ii)

not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or, if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties.

(b)

The Facility Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Facility Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)

Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Facility Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)	Paragraph (a) above shall not apply:

(i)	where a Finance Document requires the Facility Agent to act (on the instruction of the Majority Lenders or the Lenders as applicable) in a specified manner or to take a specified action;

(ii)	in respect of any provision which protects the Facility Agent’s own position in its personal capacity as opposed to its role of Facility Agent for the relevant Finance Parties.

(e)

If giving effect to instructions given by the Majority Lenders would in the Facility Agent’s opinion have an effect equivalent to an amendment or waiver referred to in Clause 44 (Amendments and Waivers), the Facility Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Facility Agent) whose consent would have been required in respect of that amendment or waiver.

(f)

The Facility Agent may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(g)

Without prejudice to the remainder of this Clause 31.2 (Instructions), in the absence of instructions, the Facility Agent shall not be obliged to take any action (or refrain from taking action) even if it considers acting or not acting to be in the best interests of the Finance Parties.

(h)

The Facility Agent is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party’s consent) in any legal or arbitration proceedings relating to any Finance Document.

31.3	Duties of the Facility Agent

(a)	The Facility Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to paragraph (c) below, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

(c)	Without prejudice to Clause 29.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), paragraph (b) above shall not apply to any Transfer Certificate or any Assignment Agreement.

(d)	Notwithstanding anything set out in any Transaction Document, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)

If the Facility Agent receives notice from a Party referring to any Finance Document, describing a circumstance and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties but shall not have any duty to verify whether the circumstance described has actually occurred or whether it constitutes a Default, unless it receives instructions from the Majority Lenders to investigate such circumstance.

(f)

If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent, the Arranger or the Security Agent) under this Agreement, it shall promptly notify the other Finance Parties.

(g)	The Facility Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

31.4	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

31.5	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Facility Agent or the Arranger as a trustee or fiduciary of any other person.

(b)	Neither the Facility Agent nor the Arranger shall be bound to account to other Finance Party for any sum or the profit element of any sum received by it for its own account.

31.6	Application of receipts

Except as expressly stated to the contrary in any Finance Document, any moneys which the Facility Agent receives or recovers in its capacity as Facility Agent shall be applied by the Facility Agent in accordance with Clause 35.5 (Application of receipts; partial payments).

31.7	Business with the Group

The Facility Agent and the Arranger may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

31.8	Rights and discretions

(a)	The Facility Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Finance Parties) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 28.2 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and

(iii)	any notice or request made by any Borrower (other than a Utilisation Request or a Selection Notice) is made on behalf of and with the consent and knowledge of all the Transaction Obligors.

(c)	The Facility Agent may engage (at the Borrowers’ expense) the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)

Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Facility Agent may at any time engage (at the Borrowers’ expense) the services of any lawyers to act as independent counsel to the Facility Agent (and so separate from any lawyers instructed by the Lenders) if the Facility Agent in its reasonable opinion deems this to be desirable.

(e)

The Facility Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Facility Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Facility Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Facility Agent’s gross negligence or wilful misconduct.

(g)	Unless a Finance Document expressly provides otherwise the Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under the Finance Documents.

(h)

Notwithstanding any other provision of any Finance Document to the contrary and without prejudice to Clause 31.5 (No fiduciary duties), neither the Facility Agent nor the Arranger is obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)

Notwithstanding any provision of any Finance Document to the contrary, the Facility Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

31.9	Responsibility for documentation

Neither the Facility Agent nor the Arranger is responsible or liable for:

(a)

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Agent, the Arranger, a Transaction Obligor or any other person in, or in connection with, any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; or

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(c)

any determination as to whether any information provided or to be provided to any Finance Party or Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

31.10	No duty to monitor

The Facility Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Transaction Obligor of its obligations under any Transaction Document; or

(c)	whether any other event specified in any Transaction Document has occurred.

31.11	Exclusion of liability

(a)

Without limiting paragraph (b) below (and without prejudice to paragraph (e) of Clause 35.11 (Disruption to Payment Systems etc.) or any other provision of any Finance Document excluding or limiting the liability of the Facility Agent), the Facility Agent will not be liable for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Transaction Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(iii)	any shortfall which arises on the enforcement or realisation of the Security Property; or

(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party other than the Facility Agent may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property and any officer, employee or agent of the Facility Agent may rely on this Clause subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

(c)

The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Facility Agent or the Arranger to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party,

on behalf of any Finance Party and each Finance Party confirms to the Facility Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent or the Arranger.

(e)

Without prejudice to any provision of any Finance Document excluding or limiting the Facility Agent’s liability, any liability of the Facility Agent arising under or in connection with any Transaction Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Facility Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Facility Agent at any time which increase the amount of that loss. In no event shall the Facility Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Facility Agent has been advised of the possibility of such loss or damages.

31.12	Lenders’ indemnity to the Facility Agent

(a)

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 35.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by a Transaction Obligor pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Borrowers shall immediately on demand reimburse any Lender for any payment that Lender makes to the Facility Agent pursuant to paragraph (a) above.

(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Facility Agent to an Obligor.

31.13	Resignation of the Facility Agent

(a)	The Facility Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrowers.

(b)	Alternatively, the Facility Agent may resign by giving 30 days’ notice to the other Finance Parties and the Borrowers, in which case the Majority Lenders may appoint a successor Facility Agent.

(c)

If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Facility Agent may appoint a successor Facility Agent.

(d)

If the Facility Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Facility Agent is entitled to appoint a successor Facility Agent under paragraph (c) above, the Facility Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Facility Agent to become a party to this Agreement as Facility Agent) agree with the proposed successor Facility Agent amendments to this Clause 31 (The Facility Agent, the Arranger and the Reference Banks) and any other term of this Agreement dealing with the rights or obligations of the Facility Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Facility Agent’s normal fee rates and those amendments will bind the Parties.

(e)

The retiring Facility Agent shall, at the Borrower’s cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents. The Borrowers shall, within three Business Days of demand, reimburse the retiring Facility Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(f)	The Facility Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)

Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 14.4 (Indemnity to the Facility Agent) and this Clause 31 (The Facility Agent, the Arranger and the Reference Banks) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Facility Agent. Any fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)

The Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (e) above shall be for the account of the Borrowers.

(i)	The consent of any Borrower (or any other Transaction Obligor) is not required for an assignment or transfer of rights and/or obligations by the Facility Agent.

(j)

The Facility Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:

(i)

the Facility Agent fails to respond to a request under Clause 12.7 (FATCA Information) and a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Facility Agent pursuant to Clause 12.7 (FATCA Information) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Facility Agent notifies the Borrowers and the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and that Lender, by notice to the Facility Agent, requires it to resign.

31.14	Confidentiality

(a)

In acting as Facility Agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)

If information is received by a division or department of the Facility Agent other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Facility Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

(c)

Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

31.15	Relationship with the other Finance Parties

(a)

Subject to Clause 29.10 (Pro rata interest settlement), the Facility Agent may treat the person shown in its records as Lender or Hedge Counterparty at the opening of business (in the place of the Facility Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office or, as the case may be, the Hedge Counterparty:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior written notice from that Lender or Hedge Counterparty to the contrary in accordance with the terms of this Agreement.

(b)

Each Finance Party shall supply the Facility Agent with any information that the Security Agent may reasonably specify (through the Facility Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Finance Party shall deal with the Security Agent exclusively through the Facility Agent and shall not deal directly with the Security Agent and any reference to any instructions being given by or sought from any Finance Party or group of Finance Parties by or to the Security Agent in this Agreement must be given or sought through the Facility Agent.

(c)

Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 38.5 (Electronic communication) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 38.2 (Addresses) and sub-paragraph (ii) of paragraph (a) of Clause 38.5 (Electronic communication) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

31.16	Credit appraisal by the Finance Parties

Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Transaction Document, each Finance Party confirms to the Facility Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Transaction Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(c)

whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Transaction Document, the Security Property, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(d)

the adequacy, accuracy or completeness of any information provided by the Facility Agent, any Party or by any other person under, or in connection with, any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(e)

the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.

31.17	Facility Agent’s management time

Any amount payable to the Facility Agent under Clause 14.4 (Indemnity to the Facility Agent), Clause 16 (Costs and Expenses) and Clause 31.12 (Lenders’ indemnity to the Facility Agent) shall include the cost of utilising the Facility Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Borrowers and the other Finance Parties, and is in addition to any fee paid or payable to the Facility Agent under Clause 11 (Fees).

31.18	Deduction from amounts payable by the Facility Agent

If any Party owes an amount to the Facility Agent under the Finance Documents, the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

31.19	Reliance and engagement letters

Each Secured Party confirms that each of the Arranger and the Facility Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arranger or the Facility Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

31.20	Full freedom to enter into transactions

Without prejudice to Clause 31.7 (Business with the Group) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Facility Agent shall be absolutely entitled:

(a)

to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:

(i)	any securities issued or to be issued by any Transaction Obligor or any other person; or

(ii)	any options or other derivatives in connection with such securities; and

(c)	to provide advice or other services to any Borrower or any person who is a party to, or referred to in, a Finance Document,

and, in particular, the Facility Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

31.21	Role of Reference Banks

(a)	No Reference Bank is under any obligation to provide a quotation or any other information to the Facility Agent.

(b)

No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct.

(c)

No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this Clause 31.21 (Role of Reference Banks) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

31.22	Third Party Reference Banks

A Reference Bank which is not a Party may rely on Clause 31.21 (Role of Reference Banks), Clause 44.3 (Other exceptions) and Clause 46 (Confidentiality of Funding Rates and Reference Bank Quotations) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

32	THE SECURITY AGENT

32.1	Trust

(a)

The Security Agent declares that it holds the Security Property on trust for the Secured Parties on the terms contained in this Agreement and shall deal with the Security Property in accordance with this Clause 32 (The Security Agent) and the other provisions of the Finance Documents.

(b)

Each other Finance Party authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

32.2	Parallel Debt (Covenant to pay the Security Agent)

(a)	Each Obligor irrevocably and unconditionally undertakes to pay to the Security Agent its Parallel Debt which shall be amounts equal to, and in the currency or currencies of, its Corresponding Debt.

(b)	The Parallel Debt of an Obligor:

(i)	shall become due and payable at the same time as its Corresponding Debt;

(ii)	is independent and separate from, and without prejudice to, its Corresponding Debt.

(c)	For purposes of this Clause 32.2 (Parallel Debt (Covenant to pay the Security Agent)), the Security Agent:

(i)	is the independent and separate creditor of each Parallel Debt;

(ii)	acts in its own name and not as agent, representative or trustee of the Finance Parties and its claims in respect of each Parallel Debt shall not be held on trust; and

(iii)

shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).

(d)	The Parallel Debt of an Obligor shall be:

(i)	decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged; and

(ii)	increased to the extent that its Corresponding Debt has increased,

and the Corresponding Debt of an Obligor shall be decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged,

in each case provided that the Parallel Debt of an Obligor shall never exceed its Corresponding Debt.

(e)

All amounts received or recovered by the Security Agent in connection with this Clause 32.2 (Parallel Debt (Covenant to pay the Security Agent)) to the extent permitted by applicable law, shall be applied in accordance with Clause 35.5 (Application of receipts; partial payments).

(f)	This Clause 32.2 (Parallel Debt (Covenant to pay the Security Agent)) shall apply, with any necessary modifications, to each Finance Document.

32.3	Enforcement through Security Agent only

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Security Documents except through the Security Agent.

32.4	Instructions

(a)	The Security Agent shall:

(i)

unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by:

(A)	all Lenders (or the Facility Agent on their behalf) if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders (or the Facility Agent on their behalf); and

(ii)

not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties).

(b)

The Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or the Facility Agent on their behalf) (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)

Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Security Agent by the Facility Agent acting on the instructions of the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)	Paragraph (a) above shall not apply:

(i)

where a Finance Document requires the Security Agent to act (acting on the instructions of the Facility Agent which is acting on the instructions of the Majority Lenders) sin a specified manner or to take a specified action;

(ii)	in respect of any provision which protects the Security Agent’s own position in its personal capacity as opposed to its role of Security Agent for the relevant Secured Parties.

(iii)	in respect of the exercise of the Security Agent’s discretion to exercise a right, power or authority under any of:

(A)	Clause 32.28 (Application of receipts);

(B)	Clause 32.29 (Permitted Deductions); and

(C)	Clause 32.30 (Prospective liabilities).

(e)

If giving effect to instructions given by the Facility Agent acting on the instructions of the Majority Lenders would in the Security Agent’s opinion have an effect equivalent to an amendment or waiver referred to in Clause 44 (Amendments and Waivers), the Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Agent) whose consent would have been required in respect of that amendment or waiver.

(f)	In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:

(i)	it has not received any instructions as to the exercise of that discretion; or

(ii)	the exercise of that discretion is subject to sub-paragraph (iii) of paragraph (d) above,

the Security Agent shall do so having regard to the interests of all the Secured Parties.

(g)

The Security Agent may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(h)

Without prejudice to the remainder of this Clause 32.4 (Instructions), in the absence of instructions, the Security Agent may (but shall not be obliged to) take such action in the exercise of its powers and duties under the Finance Documents as it considers in its discretion to be appropriate.

(i)

The Security Agent is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (h) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

32.5	Duties of the Security Agent

(a)	The Security Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	The Security Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party.

(c)	The Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)

If the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(e)	The Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

32.6	No fiduciary duties

(a)

Nothing in any Finance Document constitutes the Security Agent as an agent, trustee or fiduciary of any Transaction Obligor or any other person (other than the trustee for the Secured Parties in accordance with Clause 32.1 (Trust).

(b)	The Security Agent shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account.

32.7	Business with the Group

The Security Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

32.8	Rights and discretions

(a)	The Security Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents;

(B)	unless it has received notice of revocation, that those instructions have not been revoked;

(C)	if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Finance Documents for so acting have been satisfied; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)

The Security Agent shall be entitled to carry out all dealings with the other Finance Parties through the Facility Agent and may give to the Facility Agent any notice or other communication required to be given by the Security Agent to any Finance Party.

(c)	The Security Agent may assume (unless it has received notice to the contrary in its capacity as security agent for the Secured Parties) that:

(i)	no Default has occurred;

(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and

(iii)	any notice or request made by any Borrower (other than a Utilisation Request or a Selection Notice) is made on behalf of and with the consent and knowledge of all the Transaction Obligors.

(d)	The Security Agent may engage (at the Borrowers’ expense) the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(e)

Without prejudice to the generality of paragraph (c) above or paragraph (f) below, the Security Agent may at any time engage (at the Borrowers’ expense) the services of any lawyers to act as independent counsel to the Security Agent (and so separate from any lawyers instructed by the Facility Agent or the Lenders) if the Security Agent in its reasonable opinion deems this to be desirable.

(f)

The Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(g)	The Security Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Security Agent’s gross negligence or wilful misconduct.

(h)

Unless a Finance Document expressly provides otherwise the Security Agent may disclose to any other Party any information it reasonably believes it has received as security agent under the Finance Documents.

(i)

Without prejudice to Clause 31.5 (No fiduciary duties) and notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)

Notwithstanding any provision of any Finance Document to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

32.9	Responsibility for documentation

None of the Security Agent, any Receiver or Delegate is responsible or liable for:

(a)

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Agent, the Arranger, a Transaction Obligor or any other person in, or in connection with, any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(c)

any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

32.10	No duty to monitor

The Security Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Transaction Obligor of its obligations under any Transaction Document; or

(c)	whether any other event specified in any Transaction Document has occurred.

32.11	Exclusion of liability

(a)

Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Security Agent or any Receiver or Delegate), none of the Security Agent nor any Receiver or Delegate will be liable for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Transaction Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(iii)	any shortfall which arises on the enforcement or realisation of the Security Property; or

(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party other than the Security Agent, that Receiver or that Delegate (as applicable) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this Clause subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

(c)

The Security Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Security Agent if the Security Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Security Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Security Agent to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party,

on behalf of any Finance Party and each Finance Party confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent.

(e)

Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Security Agent or any Receiver or Delegate, any liability of the Security Agent or any Receiver or Delegate arising under or in connection with any Transaction Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Agent, Receiver or Delegate or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Agent, any Receiver or Delegate at any time which increase the amount of that loss. In no event shall the Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Agent, the Receiver or Delegate has been advised of the possibility of such loss or damages.

32.12	Lenders’ indemnity to the Security Agent

(a)

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Security Agent and every Receiver, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the Security Agent’s or Receiver’s gross negligence or wilful misconduct) in acting as Security Agent or Receiver under the Finance Documents (unless the Security Agent or Receiver has been reimbursed by a Transaction Obligor pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Borrowers shall immediately on demand reimburse any Lender for any payment that Lender makes to the Security Agent pursuant to paragraph (a) above.

(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Security Agent to an Obligor.

32.13	Resignation of the Security Agent

(a)	The Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrowers.

(b)	Alternatively, the Security Agent may resign by giving 30 days’ notice to the other Finance Parties and the Borrowers, in which case the Majority Lenders may appoint a successor Security Agent.

(c)

If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Security Agent may appoint a successor Security Agent.

(d)

The retiring Security Agent shall, at the Borrower’s cost, make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents. The Borrowers shall, within three Business Days of demand, reimburse the retiring Security Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(e)	The Security Agent’s resignation notice shall only take effect upon:

(i)	the appointment of a successor; and

(ii)	the transfer, by way of a document expressed as a deed, of all the Security Property to that successor.

(f)

Upon the appointment of a successor, the retiring Security Agent shall be discharged, by way of a document executed as a deed, from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 32.25 (Winding up of trust) and paragraph (d) above) but shall remain entitled to the benefit of Clause 14.5 (Indemnity to the Security Agent) and this Clause 32 (The Security Agent) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Security Agent. Any fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)

The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (d) above shall be for the account of the Borrowers.

(h)	The consent of any Borrower (or any other Transaction Obligor) is not required for an assignment or transfer of rights and/or obligations by the Security Agent.

32.14	Confidentiality

(a)

In acting as Security Agent for the Finance Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments.

(b)

If information is received by a division or department of the Security Agent other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Security Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

(c)

Without prejudice to Clause 32.6 (No fiduciary duties) and notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

32.15	Credit appraisal by the Finance Parties

Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Transaction Document, each Finance Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Transaction Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(c)

whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Transaction Document, the Security Property, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(d)

the adequacy, accuracy or completeness of any information provided by the Security Agent, any Party or by any other person under, or in connection with, any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(e)

the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.

32.16	Security Agent’s management time

(a)

Any amount payable to the Security Agent under Clause 14.5 (Indemnity to the Security Agent), Clause 16 (Costs and Expenses) and Clause 32.12 (Lenders’ indemnity to the Security Agent) shall include the cost of utilising the Security Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Security Agent may notify to the Borrowers and the other Finance Parties, and is in addition to any fee paid or payable to the Security Agent under Clause 11 (Fees).

(b)	Without prejudice to paragraph (a) above, in the event of:

(i)	a Default;

(ii)

the Security Agent being requested by a Transaction Obligor or the Majority Lenders to undertake duties which the Security Agent and the Borrowers agree to be of an exceptional nature or outside the scope of the normal duties of the Security Agent under the Finance Documents; or

(iii)	the Security Agent and the Borrowers agreeing that it is otherwise appropriate in the circumstances,

the Borrowers shall pay to the Security Agent any additional remuneration (together with any applicable VAT) that may be agreed between them or determined pursuant to paragraph (c) below.

(c)

If the Security Agent and the Borrowers fail to agree upon the nature of the duties, or upon the additional remuneration referred to in paragraph (b) above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Borrowers or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Borrowers) and the determination of any investment bank shall be final and binding upon the Parties.

32.17	Reliance and engagement letters

Each Secured Party confirms that the Security Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Security Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

32.18	No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Transaction Obligor to any of the Security Assets;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;

(c)

register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

(d)

take, or to require any Transaction Obligor to take, any step to perfect its title to any of the Security Assets or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

(e)	require any further assurance in relation to any Finance Document.

32.19	Insurance by Security Agent

(a)	The Security Agent shall not be obliged:

(i)	to insure any of the Security Assets;

(ii)	to require any other person to maintain any insurance; or

(iii)	to verify any obligation to arrange or maintain insurance contained in any Finance Document,

(iv)	and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(b)

Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Lenders request it to do so in writing and the Security Agent fails to do so within 14 days after receipt of that request.

32.20	Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

32.21	Delegation by the Security Agent

(a)

Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b)

That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.

(c)

No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of any such delegate or sub delegate.

32.22	Additional Security Agents

(a)	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)	if it considers that appointment to be in the interests of the Secured Parties; or

(ii)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or

(iii)	for obtaining or enforcing any judgment in any jurisdiction,

and the Security Agent shall give prior notice to the Borrowers and the Finance Parties of that appointment.

(b)

Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c)

The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

32.23	Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Transaction Obligor may have to any of the Security Assets and shall not be liable for or bound to require any Transaction Obligor to remedy any defect in its right or title.

32.24	Releases

Upon a disposal of any of the Security Assets pursuant to the enforcement of the Transaction Security by a Receiver, a Delegate or the Security Agent, the Security Agent is irrevocably authorised (at the cost of the Obligors and without any consent, sanction, authority or further confirmation from any other Secured Party) to release, without recourse or warranty, that property from the Transaction Security and to execute any release of the Transaction Security or other claim over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

32.25	Winding up of trust

If the Security Agent, with the approval of the Facility Agent (acting on the instructions of the Lenders) determines (acting on the instructions of the Lenders) that:

(a)	all of the Secured Liabilities and all other obligations secured by the Security Documents have been fully and finally discharged; and

(b)

no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Transaction Obligor pursuant to the Finance Documents, then

(i)

the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents; and

(ii)	any Security Agent which has resigned pursuant to Clause 32.13 (Resignation of the Security Agent) shall release, without recourse or warranty, all of its rights under each Security Document.

32.26	Powers supplemental to Trustee Acts

The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

32.27	Disapplication of Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement and the other Finance Documents. Where there are any inconsistencies between (i) the Trustee Acts 1925 and 2000 and (ii) the provisions of this Agreement and any other Finance Document, the provisions of this Agreement and any other Finance Document shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement and any other Finance Document shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000.

32.28	Application of receipts

All amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Document, under Clause 32.2 (Parallel Debt (Covenant to pay the Security Agent)) or in connection with the realisation or enforcement of all or any part of the Security Property (for the purposes of this Clause 32 (The Security Agent), the “Recoveries”) shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the remaining provisions of this Clause 32 (The Security Agent), in the following order of priority:

(a)	in discharging any sums owing to the Security Agent (in its capacity as such) (other than pursuant to Clause 32.2 (Parallel Debt (Covenant to pay the Security Agent)) or any Receiver or Delegate;

(b)

in payment or distribution to the Facility Agent, on its behalf and on behalf of the other Secured Parties, for application towards the discharge of all sums due and payable by any Transaction Obligor under any of the Finance Documents in accordance with Clause 35.5 (Application of receipts; partial payments);

(c)

if none of the Transaction Obligors is under any further actual or contingent liability under any Finance Document, in payment or distribution to any person to whom the Security Agent is obliged to pay or distribute in priority to any Transaction Obligor; and

(d)	the balance, if any, in payment or distribution to the relevant Transaction Obligor.

32.29	Permitted Deductions

The Security Agent may, in its discretion:

(a)

set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

(b)

pay all Taxes which may be assessed against it in respect of any of the Security Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

32.30	Prospective liabilities

Following enforcement of any of the Transaction Security, the Security Agent may, in its discretion, or at the request of the Facility Agent, hold any Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) for later payment to the Facility Agent for application in accordance with Clause 32.28 (Application of receipts) in respect of:

(a)	any sum to the Security Agent, any Receiver or any Delegate; and

(b)	any part of the Secured Liabilities,

that the Security Agent or, in the case of paragraph (b) only, the Facility Agent, reasonably considers, in each case, might become due or owing at any time in the future.

32.31	Investment of proceeds

Prior to the payment of the proceeds of the Recoveries to the Facility Agent for application in accordance with Clause 32.28 (Application of receipts) the Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the payment from time to time of those moneys in the Security Agent’s discretion in accordance with the provisions of Clause 32.28 (Application of receipts).

32.32	Currency conversion

(a)

For the purpose of, or pending the discharge of, any of the Secured Liabilities the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at a market rate of exchange.

(b)	The obligations of any Transaction Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

32.33	Good discharge

(a)

Any payment to be made in respect of the Secured Liabilities by the Security Agent may be made to the Facility Agent on behalf of the Secured Parties and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent.

(b)

The Security Agent is under no obligation to make the payments to the Facility Agent under paragraph (a) above in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.

32.34	Amounts received by Obligors

If any of the Obligors receives or recovers any amount which, under the terms of any of the Finance Documents, should have been paid to the Security Agent, that Obligor will hold the amount received or recovered on trust for the Security Agent and promptly pay that amount to the Security Agent for application in accordance with the terms of this Agreement.

32.35	Application and consideration

In consideration for the covenants given to the Security Agent by each Obligor in relation to Clause 32.2 (Parallel Debt (Covenant to pay the Security Agent)), the Security Agent agrees with each Obligor to apply all moneys from time to time paid by such Obligor to the Security Agent in accordance with the foregoing provisions of this Clause 32 (The Security Agent).

32.36	Full freedom to enter into transactions

Without prejudice to Clause 32.7 (Business with the Group) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Security Agent shall be absolutely entitled:

(a)

to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:

(i)	any securities issued or to be issued by any Transaction Obligor or any other person; or

(ii)	any options or other derivatives in connection with such securities; and

(c)	to provide advice or other services to the Borrowers or any person who is a party to, or referred to in, a Finance Document,

and, in particular, the Security Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

32.37	Majority Lenders’ Instructions

(a)

Notwithstanding anything to the contrary contained in the Transaction Documents, the Parties acknowledge that where any provision in Transaction Document refers to the Security Agent being obliged to or entitled to take any specified action, exercise any discretion, make any determination, give any consent or waiver, or act in a certain way in connection with the transactions contemplated by the Transaction Documents, it shall or may (as the case may be) take such specified action, exercise such discretion, make such determination, give any consent in accordance with the instructions or directions of the Facility Agent (acting on the instructions of the Majority Lenders or all Lenders, as the case may be) and in doing so shall be deemed to have acted reasonably.

(b)	Any instructions given by the Majority Lenders shall be binding in all the Lenders.

(c)

For the avoidance of doubt, in the absence of instructions of all the Lenders (or the Facility Agent on their behalf) or the Majority Lenders (or the Facility Agent on their behalf), as the case may be, the Security Agent shall not be obliged to act.

33	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

34	SHARING AMONG THE FINANCE PARTIES

34.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from a Transaction Obligor other than in accordance with Clause 35 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due to it under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Facility Agent;

(b)

the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 35 (Payment Mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 35.5 (Application of receipts; partial payments).

34.2	Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Transaction Obligor and distribute it among the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 35.5 (Application of receipts; partial payments) towards the obligations of that Transaction Obligor to the Sharing Finance Parties.

34.3	Recovering Finance Party’s rights

On a distribution by the Facility Agent under Clause 34.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from a Transaction Obligor, as between the relevant Transaction Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Transaction Obligor.

34.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)

as between the relevant Transaction Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Transaction Obligor.

34.5	Exceptions

(a)

This Clause 34 (Sharing among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Transaction Obligor.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)

that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11

ADMINISTRATION

35	PAYMENT MECHANICS

35.1	Payments to the Facility Agent

(a)

On each date on which a Transaction Obligor or a Lender is required to make a payment under a Finance Document, that Transaction Obligor or Lender shall make an amount equal to such payment available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date no later than 12 noon (London time) and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)

Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Facility Agent) and with such bank as the Facility Agent, in each case, specifies.

35.2	Distributions by the Facility Agent

Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 35.3 (Distributions to a Transaction Obligor) and Clause 35.4 (Clawback and pre-funding) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London), as specified by that Party or, in the case of an Advance, to such account of such person as may be specified by the Borrowers in a Utilisation Request.

35.3	Distributions to a Transaction Obligor

The Facility Agent may (with the consent of the Transaction Obligor or in accordance with Clause 36 (Set-Off)) apply any amount received by it for that Transaction Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Transaction Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

35.4	Clawback and pre-funding

(a)

Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

Unless paragraph (c) below applies, if the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

(c)

If the Facility Agent has notified the Lenders that it is willing to make available amounts for the account of the Borrowers before receiving funds from the Lenders then if and to the extent that the Facility Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrowers:

(i)	the Facility Agent shall notify the Borrowers of that Lender’s identity and the Borrowers shall on demand refund it to the Facility Agent; and

(ii)

the Lender by whom those funds should have been made available or, if the Lender fails to do so, the Borrowers shall on demand pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

35.5	Application of receipts; partial payments

(a)

If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by a Transaction Obligor under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Transaction Obligor under the Finance Documents in the following order:

(i)

first, in or towards payment pro rata of any unpaid fees, costs and expenses of, and any other amounts owing to, the Facility Agent, the Security Agent, any Receiver or any Delegate under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest and fees due but unpaid to the Lenders under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid to the Lenders under this Agreement;

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents (other than any Hedging Agreements);

(v)	fifthly, in or towards payment pro rata of any unpaid fees, costs and expenses of and any amounts owing to, the Hedge Counterparty, any Receiver and Delegate under any Hedging Agreements;

(vi)	sixthly, in or towards payment pro rata of any periodical payments (not being payments as a result of termination or closing out) due but unpaid to the Hedge Counterparty under the Hedging Agreements;

(vii)	seventhly, in or towards payment pro rata of any payments as a result of termination or closing out due but unpaid to the Hedge Counterparty under the Hedging Agreements; and

(viii)	eighthly, in or towards payment pro rata of any other sum due to the Hedge Counterparty under the Hedging Agreements.

(b)

The Facility Agent shall, if so directed by the Majority Lenders and the Hedge Counterparties, vary, or instruct the Security Agent to vary (as applicable), the order set out in sub-paragraphs (ii) to (iv) of paragraph (a) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by a Transaction Obligor.

35.6	No set-off by Transaction Obligors

(a)	All payments to be made by a Transaction Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

(b)	Paragraph (a) above shall not affect the operation of any payment or close-out netting in respect of any amounts owing under any Hedging Agreement.

35.7	Business Days

(a)

Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

35.8	Currency of account

(a)	Subject to paragraphs (b) and (c) below, dollars is the currency of account and payment for any sum due from a Transaction Obligor under any Finance Document.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

35.9	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (acting on the instructions of the Majority Lenders after consultation with the Borrowers); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting on the instructions of the Majority Lenders) (acting reasonably).

(b)

If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting on the instructions of the Lenders acting reasonably and after consultation with the Borrowers) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

35.10	Currency Conversion

(a)

For the purpose of, or pending any payment to be made by any Servicing Party under any Finance Document, such Servicing Party may convert any moneys received or recovered by it from one currency to another, at a market rate of exchange.

(b)	The obligations of any Transaction Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

35.11	Disruption to Payment Systems etc.

If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by a Borrower that a Disruption Event has occurred:

(a)

the Facility Agent may, and shall if requested to do so by a Borrower, consult with the Borrowers with a view to agreeing with the Borrowers such changes to the operation or administration of the Facility as the Facility Agent may deem necessary in the circumstances;

(b)

the Facility Agent shall not be obliged to consult with the Borrowers in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)

the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)

any such changes agreed upon by the Facility Agent and the Borrowers shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties and any Transaction Obligors as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 44 (Amendments and Waivers);

(e)

the Facility Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 35.11 (Disruption to Payment Systems etc.); and

(f)	the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

36	SET-OFF

A Finance Party may set off any amount due and payable from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any amount owed by that Finance Party to that Transaction Obligor, regardless of the place of payment, booking branch or currency of such amounts. If the amounts due are in different currencies, the Finance Party may convert the relevant amount at a market rate of exchange in its usual course of business for the purpose of the set-off. The relevant Finance Party shall notify the relevant Obligor as soon as reasonably practicable after any set-off.

37	BAIL-IN AND BREXIT

37.1	Bail-in

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties to a Finance Document, each Party acknowledges and accepts that any liability of any party to a Finance Document under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

37.2	Brexit

The Original Lender is authorised by the Obligors, at any time during the Security Period, by written notice (including, without limitation, by e-mail communication) to the Obligors, to designate another office or branch of the Original Lender (such office or branch, the “Designee”) as the office or branch through which it will perform its obligations, functions or responsibilities or exercise its rights under this Agreement. To the extent permitted by applicable laws and regulations, the Original Lender and, if applicable, any Designee is authorised by the Obligors to delegate the performance of any such obligations, functions or responsibilities to its Affiliates (a “Delegate”). For the avoidance of doubt, the Original Lender may disclose any non-public information in relation to any Transaction Obligor, any of the its Affiliates or this Agreement to any Designee or Delegate, and any such Designee or Delegate may disclose any such non-public information to its Affiliates and its and their respective officers, directors and employees.

38	NOTICES

38.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

38.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents are:

(a)	in the case of the Borrowers, that specified in Schedule 1 (The Parties);

(b)

in the case of each Lender, each Hedge Counterparty or any other Obligor, that specified in Schedule 1 (The Parties) or, if it becomes a Party after the date of this Agreement, that notified in writing to the Facility Agent on or before the date on which it becomes a Party;

(c)	in the case of the Facility Agent, that specified in Schedule 1 (The Parties); and

(d)	in the case of the Security Agent, that specified in Schedule 1 (The Parties),

or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days’ notice.

38.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 38.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to a Servicing Party will be effective only when actually received by that Servicing Party and then only if it is expressly marked for the attention of the department or officer of that Servicing Party specified in Schedule 1 (The Parties) (or any substitute department or officer as that Servicing Party shall specify for this purpose).

(c)	All notices from or to a Transaction Obligor shall be sent through the Facility Agent unless otherwise specified in any Finance Document.

(d)	Any communication or document made or delivered to the Borrowers in accordance with this Clause will be deemed to have been made or delivered to each of the Transaction Obligors.

(e)

Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

38.4	Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 38.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

38.5	Electronic communication

(a)

Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)

Any such electronic communication as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(c)

Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Facility Agent or the Security Agent only if it is addressed in such a manner as the Facility Agent or the Security Agent shall specify for this purpose.

(d)

Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5.00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)

Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 38.5 (Electronic communication).

38.6	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Facility Agent (acting on the instructions of the Majority Lenders), accompanied by a certified English translation prepared by a translator approved by the Facility Agent (acting on the instructions of the Majority Lenders) and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

38.7	Hedging Agreement

Notwithstanding anything in Clause 1.1 (Definitions), references to the Finance Documents or a Finance Document in this Clause do not include any Hedging Agreement entered into by a Borrower with a Hedge Counterparty in connection with the Facility.

39	CALCULATIONS AND CERTIFICATES

39.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

39.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

39.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

40	PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

41	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of a Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

42	SETTLEMENT OR DISCHARGE CONDITIONAL

Any settlement or discharge under any Finance Document between any Finance Party and any Transaction Obligor shall be conditional upon no security or payment to any Finance Party by any Transaction Obligor or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

43	IRREVOCABLE PAYMENT

If the Facility Agent considers that an amount paid or discharged by, or on behalf of, a Transaction Obligor or by any other person in purported payment or discharge of an obligation of that Transaction Obligor to a Secured Party under the Finance Documents is capable of being avoided or otherwise set aside on the liquidation or administration of that Transaction Obligor or otherwise, then that amount shall not be considered to have been unconditionally and irrevocably paid or discharged for the purposes of the Finance Documents.

44	AMENDMENTS AND WAIVERS

44.1	Required consents

(a)

Subject to Clause 44.2 (All Lender matters) and Clause 44.3 (Other exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and, in the case of an amendment, the Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 44 (Amendments and Waivers).

(c)

Without prejudice to the generality of Clause 31.8 (Rights and discretions), the Facility Agent may at the Borrowers’ cost engage, and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

(d)	Paragraph (c) of Clause 29.10 (Pro rata interest settlement) shall apply to this Clause 44 (Amendments and Waivers).

44.2	All Lender matters

Subject to Clause 44.4 (Replacement of Screen Rate), an amendment of or waiver or consent in relation to any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(b)	a postponement to or extension of the date of payment of any amount under the Finance Documents;

(c)	a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable;

(d)	a change in currency of payment of any amount under the Finance Documents;

(e)

an increase in any Commitment or the Total Commitments, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments rateably under the Facility;

(f)	a change to any Transaction Obligor other than in accordance with Clause 30 (Changes to the Transaction Obligors);

(g)	any provision which expressly requires the consent of all the Lenders;

(h)	this Clause 44 (Amendments and Waivers);

(i)

any change to the preamble (Background), Clause 2 (The Facility), Clause 3 (Purpose), Clause 5 (Utilisation), Clause 6.2 (Effect of cancellation and prepayment on scheduled repayments), Clause 7.5 (Mandatory prepayment on sale or Total Loss) or Clause 7.6 (Mandatory prepayment of Hedging Prepayment Proceeds), Clause 8 (Interest), Clause 25.10 (Compliance with laws etc.), Clause 25.12 (Sanctions and Ship trading), Clause 26.7(a) (Accounts, application of Earnings and Hedge Receipts), Clause 29 (Changes to the Lenders), Clause 34 (Sharing among the Finance Parties), Clause 48 (Governing Law) or Clause 49 (Enforcement);

(j)	any release of, or material variation to, any Transaction Security, guarantee, indemnity or subordination arrangement set out in a Finance Document;

(k)	(other than as expressly permitted by the provisions of any Finance Document), the nature or scope of:

(i)	the guarantees and indemnities granted under Clause 17 (Guarantee and Indemnity);

(ii)	the guarantees and indemnities granted under Clause 19 (Guarantee and Indemnity – Hedge Guarantors);

(iii)	the joint and several liability of the Borrowers under Clause 18 (Joint and Several Liability of the Borrowers);

(iv)	the Security Assets; or

(v)	the manner in which the proceeds of enforcement of the Transaction Security are distributed,

(except in the case of sub-paragraphs (iv) and (v) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document);

(l)

the release of the guarantees and indemnities granted under Clause 17 (Guarantee and Indemnity) or Clause 19 (Guarantee and Indemnity – Hedge Guarantors) or the release of the joint and several liability of the Borrowers under Clause 18 (Joint and Several Liability of the Borrowers) or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document, shall not be made, or given, without the prior consent of all the Lenders.

44.3	Other exceptions

(a)

An amendment or waiver which relates to the rights or obligations of a Servicing Party, the Arranger or a Reference Bank (each in their capacity as such) may not be effected without the consent of that Servicing Party, the Arranger or that Reference Bank, as the case may be.

(b)

An amendment or waiver which relates to and would adversely affect the rights or obligations of a Hedge Counterparty (in its capacity as such) may not be effected without the consent of that Hedge Counterparty.

(c)	The Borrowers and the Facility Agent, the Arranger or the Security Agent, as applicable, may amend or waive a term of a Fee Letter to which they are party.

(d)

The relevant Hedge Counterparty and the relevant Borrower may amend, supplement or waive the terms of any Hedging Agreement or Hedge Counterparty Guarantee if permitted by paragraph (f) of Clause 8.5 (Hedging).

44.4	Replacement of Screen Rate

Subject to Clause 44.3 (Other exceptions), if a Screen Rate Replacement Event has occurred in relation to the Screen Rate for dollars any amendment or waiver which relates to:

(a)	providing for the use of a Replacement Benchmark in relation to that currency in place of (or in addition to) that Screen Rate; and

(b)	aligning any provision of any Finance Document to the use of that Replacement Benchmark;

(i)

enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

(ii)	implementing market conventions applicable to that Replacement Benchmark;

(iii)	providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or

(iv)

adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Facility Agent (acting on the instructions of the Majority Lenders) and the Borrowers.

(c)

If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) above within 10 Business Days (or such longer time period in relation to any request which the Borrowers and the Facility Agent (acting on the instructions of the Majority Lenders) may agree) of that request being made:

(i)

its Commitment shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

44.5	Obligor Intent

Without prejudice to the generality of Clauses 1.2 (Construction), 17.4 (Waiver of defences), 18.2 (Waiver of defences) and 19.4 (Waiver of defences), each Obligor expressly confirms that it intends that any guarantee contained in this Agreement or any other Finance Document and any Security created by any Finance Document shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

44.6	Lenders’ anti-boycott restrictions

(a)

In relation to any Lender that is resident in Germany (“Inländer”) within the meaning of Section 2 Paragraph 15 of the German foreign trade and payments act called Außenwirtschaftsgesetz (“AWG”), therefore subject to Section 7 of the German foreign trade ordinance called Außenwirtschaftsverordnung (“AWV”) or a subject required to comply with Council Regulation (EC) No. 2271/96 of 22 November 1996 and that notifies the Facility Agent in writing that it elects for the provisions of this Clause 44.6 (Lenders’ anti-boycott restrictions) to apply to it (which notice may, for the avoidance of doubt, be given at any time) (each a “Restricted Lender”), Clauses 25.10 (Compliance with laws), and 25.12 (Sanctions and Ship trading) (together the “Sanctions Related Provisions”) (or any of them as specified by that Restricted Lender in the notice) shall only apply for the benefit of each such Restricted Lender to the extent that application of any Sanctions Related Provision would not result in any violation of, conflict with, or liability under any provision of the Council Regulation (EC) No. 2271/96 of 22 November 1996 or Section 7 AWV (in connection with section 4 paragraph 1 no. 3 AWG) (or any replacement of or any supplement to any of the foregoing).

(b)

On any matter referred to in paragraph (a) above in respect of which the Lenders are to vote but in respect of which a Restricted Lender to whom paragraph (a) above applies shall not vote in accordance with such paragraph:

(i)

for the purposes of determining whether approval of the Majority Lenders is obtained the references in the definition of “Majority Lender” to 66 2⁄3 per cent of the Total Commitments and to 66 2⁄3 per cent of the Loan the outstanding shall for this purpose be construed to refer to 66 2⁄3 per cent of the Total Commitments or, as the case may be, the Loan only taking account of the other Commitments of, or as the case may be, the participation in the Loan of, the Lenders and ignoring the Commitment of or, as the case may be, the participation in the Loan of, such Restricted Lender;

(ii)

an action taken by the Majority Lenders as such definition is modified by this Clause 44.6 (Lenders’ anti-boycott restrictions) shall be valid in the applicable circumstances and binding on all parties to this Agreement; and

for the purposes of determining whether the approval of all Lenders is obtained, all Lenders shall be construed to mean the other Lenders ignoring such Restricted Lender and an action taken by all Lenders as modified by this Clause 44.6 (Lenders’ anti-boycott restrictions) shall be valid in the applicable circumstances and binding on all parties to this Agreement.

45	CONFIDENTIAL INFORMATION

45.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 45.2 (Disclosure of Confidential Information) and Clause 45.3 (Disclosure to numbering service providers) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

45.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)

to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Facility Agent or Security Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Transaction Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)

appointed by any Finance Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 31.15 (Relationship with the other Finance Parties));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in sub-paragraph (i) or (ii) of paragraph (b) above;

(v)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitrations, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 29.8 (Security over Lenders’ rights);

(viii)	who is a Party, a member of the Group or any related entity of a Transaction Obligor;

(ix)	as a result of the registration of any Finance Document as contemplated by any Finance Document or any legal opinion obtained in connection with any Finance Document;

(x)	in connection with a Relevant Retranching; or

(xi)	with the consent of Guarantor A;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)

in relation to sub-paragraphs (i), (ii) and (iii) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)

in relation to sub-paragraph (iv) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)

in relation to sub-paragraphs (v), (vi) and (vii) of paragraph (b) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)

to any person appointed by that Finance Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered in to a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/ Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrowers and the relevant Finance Party;

(d)

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Transaction Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

45.3	Disclosure to numbering service providers

(a)

Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Transaction Obligors the following information:

(i)	names of Transaction Obligors;

(ii)	country of domicile of Transaction Obligors;

(iii)	place of incorporation or formation of Transaction Obligors;

(iv)	date of this Agreement;

(v)	Clause 48 (Governing Law);

(vi)	the names of the Facility Agent and the Arranger;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amount of Total Commitments;

(ix)	currency of the Facility;

(x)	type of Facility;

(xi)	ranking of Facility;

(xii)	Termination Date for Facility;

(xiii)	changes to any of the information previously supplied pursuant to sub-paragraphs (i) to (xii) above; and

(xiv)	such other information agreed between such Finance Party and the Borrowers,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)

The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Transaction Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)

Each Obligor represents, on behalf of itself and the other Transaction Obligors, that none of the information set out in sub-paragraphs (i) to (xiv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

(d)	The Facility Agent shall notify Guarantor A and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Facility Agent in respect of this Agreement, the Facility and/or one or more Transaction Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Transaction Obligors by such numbering service provider.

45.4	Entire agreement

This Clause 45 (Confidential Information) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

45.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

45.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrowers:

(a)

of the circumstances of any disclosure of Confidential Information made pursuant to sub-paragraph (v) of paragraph (b) of Clause 45.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 45 (Confidential Information).

45.7	Continuing obligations

The obligations in this Clause 45 (Confidential Information) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

46	CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS

46.1	Confidentiality and disclosure

(a)

The Facility Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Facility Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.

(b)	The Facility Agent may disclose:

(i)	any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the Borrower pursuant to Clause 8.4 (Notification of rates of interest); and

(ii)

any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Facility Agent and the relevant Lender or Reference Bank, as the case may be.

(c)	The Facility Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Obligor may disclose any Funding Rate, to:

(i)

any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives, if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this sub-paragraph (i) is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)

any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)

any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender or Reference Bank, as the case may be.

(d)

The Facility Agent’s obligations in this Clause 46 (Confidentiality of Funding Rates and Reference Bank Quotations) relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 8.4 (Notification of rates of interest) Provided that (other than pursuant to sub-paragraph (i) of paragraph (b) above) the Facility Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

46.2	Related obligations

(a)

The Facility Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Facility Agent, each Reference Bank Quotation) is or may be price sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Facility Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Facility Agent, any Reference Bank Quotation for any unlawful purpose.

(b)	The Facility Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:

(i)

of the circumstances of any disclosure made pursuant to sub-paragraph (ii) of paragraph (c) of Clause 46.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 46 (Confidentiality of Funding Rates and Reference Bank Quotations).

46.3	No Event of Default

No Event of Default will occur under Clause 28.4 (Other obligations) by reason only of an Obligor’s failure to comply with this Clause 46 (Confidentiality of Funding Rates and Reference Bank Quotations).

47	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

48	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

49	ENFORCEMENT

49.1	Jurisdiction

(a)

Unless specifically provided in another Finance Document in relation to that Finance Document, the courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with any Finance Document (including a dispute regarding the existence, validity or termination of any Finance Document or any non-contractual obligation arising out of or in connection with any Finance Document) (a “Dispute”).

(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.

(c)

This Clause 49.1 (Jurisdiction) is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

49.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated or formed in England and Wales):

(i)

irrevocably appoints Saville & Co. at its registered office for the time being, presently at One Carey Lane, London EC2V 8AE, England as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)

If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrowers (on behalf of all the Obligors) must immediately (and in any event within 3 days of such event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE PARTIES

PART A

THE OBLIGORS

Name of Borrower	Place of Formation	Registration number (or equivalent, if any)	Address for Communication

LAERTIS MARINE LLC	Marshall Islands	962564	c/o Technomar Shipping Inc. 3-5 Menandrou Street 145 61 Kifissia Greece Fax no: +30 210 80 84 224

TELEMACHUS MARINE LLC	Marshall Islands	962562	c/o Technomar Shipping Inc. 3-5 Menandrou Street 145 61 Kifissia Greece Fax no: +30 210 80 84 224

PENELOPE MARINE LLC	Marshall Islands	962563	c/o Technomar Shipping Inc. 3-5 Menandrou Street 145 61 Kifissia Greece Fax no: +30 210 80 84 224

Name of Guarantor	Place of Formation	Registration number (or equivalent, if any)	Address for Communication

POSEIDON CONTAINERS HOLDINGS LLC	Marshall Islands	961853	c/o Technomar Shipping Inc. 3-5 Menandrou Street 145 61 Kifissia Greece Fax no: +30 210 80 84 224

ODYSSIA CONTAINERS HOLDINGS LLC	Marshall Islands	962559	c/o Technomar Shipping Inc. 3-5 Menandrou Street 145 61 Kifissia Greece Fax no: +30 210 80 84 224

K&T MARINE LLC	Marshall Islands	962273	c/o Technomar Shipping Inc. 3-5 Menandrou Street 145 61 Kifissia Greece Fax no: +30 210 80 84 224

Name of Hedge Guarantor	Place of Formation	Registration number (or equivalent, if any)	Address for Communication

LAERTIS MARINE LLC	Marshall Islands	962564	Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands

TELEMACHUS MARINE LLC	Marshall Islands	962562	Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands

PENELOPE MARINE LLC	Marshall Islands	962563	Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands

PART B

THE ORIGINAL LENDERS

Name of Original Lender Commitment	Address for Communication

DEUTSCHE BANK AG, LONDON BRANCH	Winchester House 1 Great Winchester Street London EC2N 2DB Tel No: +44 207 54 58000 s Email: FAO: Global Credit Trading – Shipping

THE HEDGE COUNTERPARTIES

Name of Hedge Counterparty	Address for Communication

DEUTSCHE BANK AG, LONDON BRANCH	Winchester House 1 Great Winchester Street London EC2N 2DB Tel No: +44 207 54 58000 Email: FAO: Global Credit Trading – Shipping

PART C

THE SERVICING PARTIES

Name of Facility Agent	Address for Communication

WILMINGTON TRUST (LONDON) LIMITED

1 King’s Arms Yard, London,

EC2R 7AF, England

Tel No: 44 (0)20 7397 3653 /

+44 (0)20 7397 3649

Fax No: +44 (0)20 7397 3601

Email: mmassaki@wilmingtontrust.com / kreader@wilmingtontrust.com

FAO: Marcy Massaki / Keith Reader

Name of Security Agent	Address for Communication

WILMINGTON TRUST (LONDON) LIMITED

1 King’s Arms Yard, London,

EC2R 7AF, England

Tel No: 44 (0)20 7397 3653 /

+44 (0)20 7397 3649

Fax No: +44 (0)20 7397 3601

Email: mmassaki@wilmingtontrust.com / kreader@wilmingtontrust.com

FAO: Marcy Massaki / Keith Reader

SCHEDULE 2

CONDITIONS PRECEDENT

PART A

CONDITIONS PRECEDENT TO INITIAL UTILISATION REQUEST

1	Obligors

1.1	A copy of the constitutional documents of each Transaction Obligor.

1.2	A copy of a resolution of the member or board of directors (as applicable) of each Transaction Obligor:

(a)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(b)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(c)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, a Utilisation Request and each Selection Notice) to be signed and/or despatched by it under, or in connection with, the Finance Documents to which it is a party.

1.3	An original of the power of attorney of any Transaction Obligor authorising a specified person or persons to execute the Finance Documents to which it is a party.

1.4	A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above.

1.5

A copy of a resolution signed by Odyssia NB as the holder of all issued LLC Shares in each Borrower, approving the terms of, and the transactions contemplated by, the Finance Documents to which that Borrower is a party.

1.6

A certificate of each Transaction Obligor (signed by an officer) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on that Transaction Obligor to be exceeded.

1.7

A certificate of each Transaction Obligor that is incorporated or formed outside the UK (signed by an officer) certifying either that (i) it has not delivered particulars of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or (ii) it has a UK Establishment and specifying the name and registered number under which it is registered with the Registrar of Companies.

1.8

A certificate of an authorised signatory of the relevant Transaction Obligor certifying that each copy document relating to it specified in this Part A of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2	Other Documents

2.1	Copies of each Hedging Agreement executed by a Hedge Counterparty and the relevant Borrower (if applicable).

2.2	Copies of any Hedge Counterparty Guarantee executed by a Hedge Counterparty Guarantor in favour of a Borrower (if applicable).

3	Finance Documents

3.1	A duly executed original of the Subordination Agreement and copies of each Subordinated Finance Document (if applicable).

3.2	A duly executed original of any Finance Document not otherwise referred to in this Schedule 2 (Conditions Precedent).

3.3	A duly executed original of any other document required to be delivered by each Finance Document if not otherwise referred to this Schedule 2 (Conditions Precedent).

4	Security

4.1	A duly executed original of the Account Security in relation to each Account and of the Shares Security in respect of each Borrower (and of each document to be delivered under each of them).

4.2	A duly executed original of the Hedging Agreement Security in respect of each Borrower (and of each document to be delivered under each of them) (if applicable).

4.3	A duly executed original of the Subordinated Debt Security (if applicable).

5	Legal opinions

5.1

A legal opinion of Watson Farley & Williams, legal advisers to the Arranger, the Facility Agent and the Security Agent in England, substantially in the form distributed to the Original Lenders before signing this Agreement.

5.2

If a Transaction Obligor is incorporated or formed in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Arranger, the Facility Agent and the Security Agent in the relevant jurisdiction, substantially in the form distributed to the Original Lenders before signing this Agreement.

6	Other documents and evidence

6.1	Evidence that any process agent referred to in Clause 49.2 (Service of process), if not an Obligor, has accepted its appointment.

6.2

A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent (acting on the instructions of the Majority Lenders) considers to be necessary or desirable if the Facility Agent (acting on the instructions of the Majority Lenders) has notified the Borrowers accordingly in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document.

6.3	The Original Financial Statements.

6.4	The original of any mandates or other documents required in connection with the opening or operation of the Accounts.

6.5	Evidence that the fees, costs and expenses then due from the Borrowers pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the Utilisation Date.

6.6

Such evidence as may be required for the Finance Parties to be able to satisfy each of their “anti-money laundering”, “FATCA”, “know your customer”, “common reporting standards” or similar identification procedures in relation to the transactions contemplated by the Finance Documents.

PART B

CONDITIONS PRECEDENT TO UTILISATION

1	Borrowers

A certificate of an authorised signatory of each Borrower certifying that each copy document which it is required to provide under this Part B of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at the Utilisation Date.

2	Ship and other security

2.1

A duly executed original of the Mortgage, the General Assignment and any Charterparty Assignment in respect of each Ship and of each document to be delivered under or pursuant to each of them together with documentary evidence that the Mortgage in respect of each Ship has been duly registered or (as the case may be) recorded as a valid first preferred or (as the case may be) priority ship mortgage in accordance with the laws of the jurisdiction of its Approved Flag.

2.2	Documentary evidence each Ship:

(a)	is definitively and permanently registered in the name of the relevant Borrower under the Approved Flag applicable to that Ship;

(b)	is in the absolute and unencumbered ownership of the relevant Borrower save as contemplated by the Finance Documents;

(c)	maintains the Approved Classification with the Approved Classification Society free of all recommendations and conditions of the Approved Classification Society; and

(d)	is insured in accordance with the provisions of this Agreement and all requirements in this Agreement in respect of insurances have been complied with.

2.3

Documents establishing that each Ship will, as from the Utilisation Date, be managed commercially by the Approved Commercial Manager and managed technically by the Approved Technical Manager on terms acceptable to the Facility Agent acting with the authorisation of all of the Lenders, together with:

(a)	a Manager’s Undertaking for each of the Approved Technical Manager and the Approved Commercial Manager of each Ship; and

(b)

copies of the Approved Technical Manager’s Document of Compliance and of each Ship’s Safety Management Certificate (together with any other details of the applicable Safety Management System which the Facility Agent (acting on the instructions of the Majority Lenders) requires) and of any other documents required under the ISM Code and the ISPS Code in relation to that Ship, including without limitation an ISSC.

2.4

An opinion from an independent insurance consultant acceptable to the Facility Agent (acting on the instructions of the Majority Lenders) on such matters relating to the Insurances as the Facility Agent may (acting on the instructions of the Majority Lenders) require.

2.5

One valuation of each Ship, addressed to the Facility Agent on behalf of the Finance Parties, stated to be for the purposes of this Agreement and dated not earlier than 30 days before the Utilisation Date, from Maersk Brokers and if such valuation sets the market value as ranging between a lower and a higher figure, the value to be used for such valuation will be the lower of such figures.

2.6

Copies of the Initial Charters duly executed by the parties thereto and of each document delivered pursuant to it, together with such documentary evidence as the Facility Agent and its legal advisers may require in relation to the due authorisation and execution of that Assignable Charter by each of the parties thereto.

2.7	An independent legal review of the Initial Charters has been carried out in all respects acceptable to the Facility Agent.

3	Legal opinions

Legal opinions of the legal advisers to the Arranger, the Facility Agent and the Security Agent in the jurisdiction of the Approved Flag of each Ship and such other relevant jurisdictions as the Facility Agent may require.

4	Minimum Liquidity

Evidence that the Borrowers are in compliance with their obligations under Clause 22.1 (Borrowers’ minimum liquidity).

5	Release of Existing Security

Documentary evidence that the Existing Indebtedness has been duly paid or will be paid in full (as agreed in the closing arrangements) on the Utilisation Date and an executed original of a Deed of Release (and of each document to be delivered under or pursuant to it), in respect of the Existing Security under each Existing Facility Agreement together with evidence satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders) of its due execution by the parties to it.

6	Other documents and evidence

Evidence that the fees, costs and expenses then due from the Borrowers pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the Utilisation Date.

SCHEDULE 3

REQUESTS

PART A

UTILISATION REQUEST

From:	LAERTIS MARINE LLC
PENELOPE MARINE LLC
TELEMACHUS MARINE LLC

To:	WILMINGTON TRUST (LONDON) LIMITED

Dated: [•]

Dear Sirs

Laertis Marine LLC, Penelope Marine LLC, Telemachus Marine LLC – US$180,500,000 Facility Agreement dated [•] 2018 (the “Agreement”)

1	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2	We wish to borrow the Loan on the following terms:

Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)

Amount:	[●] or, if less, the Available Facility

Interest Period:	[●]

3

We confirm that each condition specified in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent) of the Agreement as they relate to the Advance to which this Utilisation Request refers is satisfied on the date of this Utilisation Request.

4	The [net] proceeds of the Loan should be credited to [account].

5	This Utilisation Request is irrevocable.

Yours faithfully

[●] authorised signatory for
LAERTIS MARINE LLC

[●] authorised signatory for
TELEMACHUS MARINE LLC

[●] authorised signatory for
PENELOPE MARINE LLC

PART B

SELECTION NOTICE

From:     Laertis Marine LLC

Penelope Marine LLC

Telemachus Marine LLC

To:	Wilmington Trust (London) Limited

Dated: [•]

Dear Sirs

Laertis Marine LLC, Penelope Marine LLC, Telemachus Marine LLC – US$180,500,000 Facility Agreement dated [•] 2018 (the “Agreement”)

1	We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2

We request [that the next Interest Period for the Loan be [•]] OR [an Interest Period for a part of the Loan in an amount equal to [•] (which is the amount of the Repayment Instalment next due) ending on [•] (which is the Repayment Date relating to that Repayment Instalment) and that the Interest Period for the remaining part of the Loan shall be [•].

3	This Selection Notice is irrevocable.

Yours faithfully

[●] authorised signatory for
LAERTIS MARINE LLC

[●] authorised signatory for
TELEMACHUS MARINE LLC

[●] authorised signatory for
PENELOPE MARINE LLC

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

To: Wilmington Trust (London) Limited as Facility Agent

From: [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated: [•]

Dear Sirs

Laertis Marine LLC, Penelope Marine LLC, Telemachus Marine LLC – US$180,500,000 Facility Agreement dated [•] 2018 (the “Agreement”)

1

We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2	We refer to Clause 29.5 (Procedure for transfer) of the Agreement:

(a)

The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all of the Existing Lender’s rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment and participation in the Loan under the Agreement as specified in the Schedule in accordance with Clause 29.5 (Procedure for transfer) of the Agreement.

(b)	The proposed Transfer Date is [•].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 38.2 (Addresses) of the Agreement are set out in the Schedule.

3	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 29.4 (Limitation of responsibility of Existing Lenders) of the Agreement.

4	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

6	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details

for notices and account details for payments.]

[Existing Lender]	[New Lender]

By: [●]	By: [●]

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [•].

Wilmington Trust (London) Limited

By: [●]

SCHEDULE 5

FORM OF ASSIGNMENT AGREEMENT

To:	Wilmington Trust (London) Limited as Facility Agent and [•] and [•] as Borrowers, for and on behalf of each [Transaction] Obligor

From:   [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated: [•]

Dear Sirs

Laertis Marine LLC, Penelope Marine LLC, Telemachus Marine LLC – US$180,500,000 Facility Agreement dated [•] 2018 (the “Agreement”)

1

We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2	We refer to Clause 29.6 (Procedure for assignment) of the Agreement:

(a)

The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender’s Commitment and participations in the Loan under the Agreement as specified in the Schedule.

(b)

The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitments and participations in the Loan under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

(d)

All rights and interests (present, future or contingent) which the Existing Lender has under or by virtue of the Finance Documents are assigned to the New Lender absolutely, free of any defects in the Existing Lender’s title and of any rights or equities which the Borrower or any other [Transaction] Obligor had against the Existing Lender.

3	The proposed Transfer Date is [•].

4	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

5	The Facility Office and address, fax, number and attention details for notices of the New Lender for the purposes of Clause 38.2 (Addresses) of the Agreement are set out in the Schedule.

6	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 29.4 (Limitation of responsibility of Existing Lenders) of the Agreement.

7

This Assignment Agreement acts as notice to the Facility Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 29.7 (Copy of Transfer Certificate or Assignment Agreement to Borrowers) of the Agreement, to the Borrowers (on behalf of each [Transaction] Obligor) of the assignment referred to in this Assignment Agreement.

8	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

9	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

10	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

Note: The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment rights and obligations to be transferred by assignment, release and accession

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By: [●]	By: [●]

This Assignment Agreement is accepted by the Facility Agent and the Transfer Date is confirmed as [•].

Signature of this Assignment Agreement by the Facility Agent constitutes confirmation by the Facility Agent of receipt of notice of the assignment referred to herein, which notice the Facility Agent receives on behalf of each Finance Party.

WILMINGTON TRUST (LONDON) LIMITED

By:

SCHEDULE 6

FORM OF COMPLIANCE CERTIFICATE

To:	Wilmington Trust (London) Limited as Facility Agent

From:   [●]

Dated: [●]

Dear Sirs

Laertis Marine LLC, Penelope Marine LLC, Telemachus Marine LLC – US$180,500,000 Facility Agreement dated [•] 2018 (the “Agreement”)

1

We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2	We confirm that: [Insert details of covenants to be certified]

3	[We confirm that no Default is continuing.]

Signed:
	[Officer title]	[Officer title]
	of	of
	[●]	[●]

[insert applicable certification language]

for and on behalf of

[●]

SCHEDULE 7

DETAILS OF THE SHIPS

Ship name	Name of the Borrower owner	Type	GRT	NRT	Approved Flag	Approved Classification Society	Approved Classification	Approved Commercial Manager	Approved Technical Manager
UASC AL KHOR	Laertis Maritime LLC	Container vessel	94416	54249	Liberia	DNV-GL	Hull • 100 A5 HLP RSD(F25) IW BWM(D2) DG Container Ship, LC, RSCS Machinery • MC AUT CM- PS EP-D	Conchart Commercial Inc	Technomar Shipping Inc.
ANTHEA Y	Telemachus Maritime LLC	Container vessel	94416	54249	Liberia		Hull • 100 A5 HLP RSD(F25) IW BWM(D2) DG Container Ship, LC, RSCS Machinery • MC AUT CM- PS EP-D	Conchart Commercial Inc	Technomar Shipping Inc.
MAIRA XL	Penelope Maritime LLC	Container vessel	94416	54249	Liberia		Hull • 100 A5 HLP RSD(F25) IW BWM(D2) DG Container Ship, LC, RSCS Machinery • MC AUT CM- PS EP-D	Conchart Commercial Inc.	Technomar Shipping Inc.

SCHEDULE 8

FORM OF HEDGE COUNTERPARTY ACCESION LETTER

[•] as Facility Agent

From: [Additional Hedge Counterparty] (the “Additional Hedge Counterparty”)

Dated: [•]

Dear Sirs

[Laertis Marine LLC, Penelope Marine LLC, Telemachus Marine LLC – US$180,500,000 Facility Agreement dated [•] 2018 (the “Agreement”)

1

We refer to the Agreement. This is a Hedge Counterparty Accession Letter. Terms defined in the Agreement have the same meaning in this Hedge Counterparty Accession Letter unless given a different meaning in this Hedge Counterparty Accession Letter.

2

We refer to Clause 29.8 (Additional Hedge Counterparties). The Additional Hedge Counterparty agrees to become an Additional Hedge Counterparty and to be bound by the terms of the Agreement as an Additional Hedge Counterparty.

3	This Hedge Counterparty Accession Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

Yours faithfully

[Additional Hedge Counterparty]
By: [●]

[Facility Agent]
By: [●]]

SCHEDULE 9

TIMETABLES

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice (Clause 9.1 (Selection of Interest Periods))	Three Business Days before the intended Utilisation Date (Clause 5.1 (Delivery of a Utilisation Request)) or the expiry of the preceding Interest Period (Clause 9.1 (Selection of Interest Periods))

Facility Agent notifies the Lenders of the Advance in accordance with Clause 5.4 (Lenders’ participation)	Three Business Days before the intended Utilisation Date.

LIBOR is fixed	Quotation Day as of 11:00 am London time

Reference Bank Rate calculated by reference to available quotations in accordance with Clause 10.2 (Calculation of Reference Bank Rate)	Noon on the Quotation Day

EXECUTION PAGES

BORROWERS

SIGNED by Aikaterini Emmanouil duly authorised attorney-in-fact for and on behalf of LAERTIS MARINE LLC in the presence of:	) ) ) ) ) )

Witness’ signature: Witness’ name: Witness’ address:	) ) )
ELENI ANTONAKOU
ATTORNEY-AT-LAW
WATSON FARLEY & WILLIAMS
348 SYNGROU AVENUE
176 74 KALLITHEA
ATHENS - GREECE

SIGNED by Aikaterini Emmanouil duly authorised attorney-in-fact for and on behalf of PENELOPE MARINE LLC in the presence of:	) ) ) ) )

Witness’ signature: Witness’ name: Witness’ address:	) )
ELENI ANTONAKOU
ATTORNEY-AT-LAW
WATSON FARLEY & WILLIAMS
348 SYNGROU AVENUE
176 74 KALLITHEA
ATHENS - GREECE

SIGNED by Aikaterini Emmanouil duly authorised attorney-in-fact for and on behalf of TELEMACHUS MARINE LLC in the presence of:	) ) ) ) )

Witness’ signature: Witness’ name: Witness’ address:	) )
ELENI ANTONAKOU
ATTORNEY-AT-LAW
WATSON FARLEY & WILLIAMS
348 SYNGROU AVENUE
176 74 KALLITHEA
ATHENS - GREECE

GUARANTORS

SIGNED by Aikaterini Emmanouil duly authorised attorney-in-fact for and on behalf of POSEIDON CONTAINERS HOLDINGS LLC in the presence of:	) ) ) ) )

Witness’ signature: Witness’ name: Witness’ address:	) ) )
ELENI ANTONAKOU
ATTORNEY-AT-LAW
WATSON FARLEY & WILLIAMS
348 SYNGROU AVENUE
176 74 KALLITHEA
ATHENS - GREECE

SIGNED by Aikaterini Emmanouil duly authorised for and on behalf of attorney-in-fact ODYSSIA CONTAINERS HOLDINGS LLC in the presence of:	) ) ) ) )

Witness’ signature: Witness’ name: Witness’ address:	) )
ELENI ANTONAKOU
ATTORNEY-AT-LAW
WATSON FARLEY & WILLIAMS
348 SYNGROU AVENUE
176 74 KALLITHEA
ATHENS - GREECE

SIGNED by Aikaterini Emmanouil duly authorised attorney-in-fact for and on behalf of K&T MARINE LLC in the presence of:	) ) ) ) )

Witness’ signature: Witness’ name: Witness’ address:	) )
ELENI ANTONAKOU
ATTORNEY-AT-LAW
WATSON FARLEY & WILLIAMS
348 SYNGROU AVENUE
176 74 KALLITHEA
ATHENS - GREECE

HEDGE GUARANTORS

SIGNED by Aikaterini Emmanouil duly authorised attorney-in-fact for and on behalf of LAERTIS MARINE LLC in the presence of:	) ) ) ) )

Witness’ signature: Witness’ name: Witness’ address:	) )
ELENI ANTONAKOU
ATTORNEY-AT-LAW
WATSON FARLEY & WILLIAMS
348 SYNGROU AVENUE
176 74 KALLITHEA
ATHENS - GREECE

SIGNED by Aikaterini Emmanouil for and on behalf of attorney-in-fact duly authorised PENELOPE MARINE LLC in the presence of:	) ) ) ) )

Witness’ signature: Witness’ name: Witness’ address:	) )
ELENI ANTONAKOU
ATTORNEY-AT-LAW
WATSON FARLEY & WILLIAMS
348 SYNGROU AVENUE
176 74 KALLITHEA
ATHENS - GREECE

SIGNED by Aikaterini Emmanouil duly authorised attorney-in-fact for and on behalf of TELEMACHUS MARINE LLC in the presence of:	) ) ) ) )

Witness’ signature: Witness’ name: Witness’ address:	) )
ELENI ANTONAKOU
ATTORNEY-AT-LAW
WATSON FARLEY & WILLIAMS
348 SYNGROU AVENUE
176 74 KALLITHEA
ATHENS - GREECE

ORIGINAL LENDERS

SIGNED by John Harry Webster duly authorised attorney-in-fact for and on behalf of DEUTSCHE BANK AG, LONDON BRANCH in the presence of:	) ) ) ) )

Witness’ signature: Witness’ name: Witness’ address:	) ) )
ELENI ANTONAKOU
ATTORNEY-AT-LAW
WATSON FARLEY & WILLIAMS
348 SYNGROU AVENUE
176 74 KALLITHEA
ATHENS - GREECE

HEDGE COUNTERPARTIES

SIGNED by John Harry Webster duly authorised attorney-in-fact for and on behalf of DEUTSCHE BANK AG, LONDON BRANCH in the presence of:	) ) ) ) )
Witness’ signature: Witness’ name: Witness’ address:	) ) )
ELENI ANTONAKOU
ATTORNEY-AT-LAW
WATSON FARLEY & WILLIAMS
348 SYNGROU AVENUE
176 74 KALLITHEA
ATHENS - GREECE

ARRANGER

SIGNED by John Harry Webster duly authorised attorney-in-fact for and on behalf of DEUTSCHE BANK AG, LONDON BRANCH in the presence of:	) ) ) ) )

Witness’ signature: Witness’ name: Witness’ address:	) ) )
ELENI ANTONAKOU
ATTORNEY-AT-LAW
WATSON FARLEY & WILLIAMS
348 SYNGROU AVENUE
176 74 KALLITHEA
ATHENS - GREECE

FACILITY AGENT

SIGNED by duly authorised for and on behalf of WILMINGTON TRUST (LONDON) LIMITED in the presence of:	) ) ) ) ) ) ) )		Keith Reader Authorised Signatory

Witness’ signature: Witness’ name: Witness’ address:	) ) )	Marcy Massaki	Third Floor 1 King’s Arms Yard London EC2R 7AF

SECURITY AGENT SIGNED by duly authorised for and on behalf of WILMINGTON TRUST (LONDON) LIMITED in the presence of:	) ) ) ) ) ) )		Keith Reader Authorised Signatory

Witness’ signature: Witness’ name: Witness’ address:	) ) )	Marcy Massaki	Third Floor 1 King’s Arms Yard London EC2R 7AF